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As filed with the Securities and Exchange Commission on March 12, 2008

Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM S-1
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

BHG ACQUISITION CORP.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation or organization)	6770 (Primary Standard Industrial Classification Code Number)	26-2054871 (I.R.S. Employer Identification Number)
646 Steamboat Road Greenwich, Connecticut 06830 (203) 422-6540 (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)

Clifton S. Robbins
c/o BHG Acquisition Corp.
646 Steamboat Road
Greenwich, Connecticut 06830
(203) 422-6540
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:
Bruce S. Mendelsohn Terry M. Schpok, P.C. Akin Gump Strauss Hauer & Feld LLP 590 Madison Avenue New York, New York 10022 (212) 872-1000 (212) 872-1002—Facsimile	Michael A. Woronoff Proskauer Rose LLP 2049 Century Park East Los Angeles, California 90067 (310) 557-2900 (310) 557-2193—Facsimile

Approximate date of commencement of proposed sale to the public:
As soon as practicable after the effective date of this registration statement.

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

CALCULATION OF REGISTRATION FEE

Title of each Class of Security being registered	Amount being Registered	Proposed Maximum Offering Price Per Security(1)	Proposed Maximum Aggregate Offering Price(1)	Amount of Registration Fee

Units, each consisting of one share of Common Stock, $0.0001 par value, and one Warrant(2)	40,250,000 Units	$10.00	$402,500,000	$15,818.25

Shares of Common Stock included as part of the Units(2)	40,250,000 Shares	—	—	—(3)

Warrants included as part of the Units(2)	40,250,000 Warrants	—	—	—(3)

Total			$402,500,000

(1)
Estimated solely for the purpose of calculating the registration fee.

(2)
Includes 5,250,000 Units, consisting of 5,250,000 shares of Common Stock and 5,250,000 Warrants, which may be issued on exercise of a 30-day option granted to the underwriters to cover over-allotments, if any.

(3)
No fee pursuant to Rule 457(g).

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

The information in this preliminary prospectus is not complete and will be changed. We may not sell these securities until the registration statement filed with the Securities and Exchange Commission is declared effective. This preliminary prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION, DATED MARCH 12, 2008

$350,000,000

BHG ACQUISITION CORP.

35,000,000 Units

          BHG Acquisition Corp. is a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more operating businesses or assets, which we refer to as our business combination. Our efforts in identifying a prospective target will not be limited to a particular industry or geographic region. If we have entered into a definitive agreement or letter of intent relating to a business combination within 24 months following the consummation of this offering, and if we anticipate that we may not be able to consummate a business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months following the consummation of this offering to consummate our business combination). We have not identified any acquisition target and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussions, formal or otherwise, with respect to such a transaction.

          This is an initial public offering of our securities. Each unit has an offering price of $10.00 and consists of one share of our common stock and one warrant.

          Each warrant entitles the holder to purchase one share of our common stock at a price of $7.50, subject to adjustment as described in this prospectus. The warrants will become exercisable on the later of the completion of our business combination and 12 months from the date of this prospectus, provided in each case that we have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants and a current prospectus relating to them is available, and will expire four years from the date of this prospectus, or earlier upon redemption.

          We have also granted the underwriters a 30-day option to purchase up to an additional 5,250,000 units solely to cover over-allotments, if any (over and above the 35,000,000 units referred to above) on the same terms set forth below.

          BHG Investors LLC, which we refer to as our sponsor, has agreed to purchase an aggregate of 7,000,000 warrants at a price of $1.00 per warrant ($7.0 million in the aggregate) in a private placement that will occur on or prior to the date of this prospectus. We refer to these warrants as the insider warrants. The proceeds from the sale of the insider warrants in the private placement will be deposited into a trust account and will be subject to a trust agreement, described below, and will be part of the funds distributed to our public stockholders in the event we are unable to complete a business combination. The insider warrants are identical to the warrants included in the units sold in this offering except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, as described in more detail herein, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of the business combination.

          Currently, no public market exists for our units, common stock or warrants. We intend to apply to have the units listed on the American Stock Exchange. Assuming that the units are listed on the American Stock Exchange, the units will be listed under the symbol                            .U on or promptly after the date of this prospectus. We intend to have the common stock and warrants comprising the units begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) the exercise in full of the underwriters' over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters' over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin. Once the securities comprising the units begin separate trading, the common stock and warrants will be traded on the American Stock Exchange under the symbols "                            " and "                            .WS," respectively.

          Investing in our securities involves risks. See "Risk Factors" beginning on page 28. Investors will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. See page 85.

	Price to Public	Underwriting Discounts(1)	Proceeds, Before Expenses, to BHG Acquisition Corp.
Per Unit	$10.00	0.70	9.30
Total	$350,000,000	24,500,000	325,500,000

(1)
Includes approximately $0.38 per unit, or approximately $13.13 million (or approximately $15.09 million if the underwriters' over-allotment option is exercised in full), in deferred underwriting discounts. If a business combination is not consummated, the deferred underwriting discounts will not be paid. No discounts are payable with respect to the insider warrants purchased in the private placement. The underwriters will not be entitled to any interest accrued on the deferred discounts

          Of the net proceeds from this offering and the private placement of the insider warrants that are described in this prospectus, approximately $344.63 million (approximately $9.85 per unit) will be deposited into a trust account (of which approximately $13.13 million, or approximately $0.38 per unit, is attributable to the deferred underwriting discount) at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred fees. The funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation. In accordance with our amended and restated certificate of incorporation and Delaware law, we will liquidate as promptly as possible and distribute only to our public stockholders the amount held in trust (including any accrued interest thereon), subject to any valid claims by our creditors which are not covered by amounts in the trust account or indemnities provided by Blue Harbour Management, LP in our trust account, plus any remaining net assets if we do not effect a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus).

          We are offering the units for sale on a firm-commitment basis. Delivery of the units, in book-entry form only, will be made on or about                                           , 2008.

          Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse	Deutsche Bank Securities

The date of this prospectus is                            , 2008.

        No dealer, salesperson or any other person is authorized to give any information or make any representations in connection with this offering other than those contained in this prospectus and, if given or made, the information or representations must not be relied upon as having been authorized by us. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any security other than the securities offered by this prospectus, or an offer to sell or a solicitation of any offer to buy any securities by anyone in any jurisdiction in which the offer or solicitation is not authorized or is unlawful. The information contained in this prospectus is accurate only as of the date of this prospectus, regardless of the time of delivery of this prospectus or of any sale of our securities.

TABLE OF CONTENTS

Summary	1
Risk Factors	28
Cautionary Note Regarding Forward-Looking Statements	54
Use of Proceeds	55
Dividend Policy	59
Dilution	60
Capitalization	62
Management's Discussion and Analysis of Financial Condition and Results of Operations	63
Proposed Business	67
Comparison to Offerings of Blank Check Companies	87
Management	92
Principal Stockholders	99
Certain Relationships and Related Transactions	101
Description of Securities	103
Material U.S. Federal Tax Considerations	114
Underwriting	122
Legal Matters	128
Experts	128
Where You Can Find Additional Information	128
Index to Financial Statements	F-1

PROSPECTUS SUMMARY

        This summary highlights certain information appearing elsewhere in this prospectus. For a more complete understanding of this offering, you should read the entire prospectus carefully, including the risk factors and the financial statements. Unless otherwise stated in this prospectus:

  •
  references to "we," "us," "our," "company" or "our company" refer to BHG Acquisition Corp.;

  •
  references to our "founder units" refer to the 10,062,500 units (each unit consisting of one share of our common stock, which we refer to as a "founder share", and one warrant to purchase one share of our common stock, which we refer to as a "founder warrant") purchased by our sponsor in March 2008 (which include 1,312,500 founder units subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised);

  •
  references to our "initial unitholders" refer to our sponsor and Marc Lasry, a director nominee who will serve as a member of our board of directors upon the consummation of this offering and to whom our sponsor will transfer 150,938 founder units prior to the consummation of this offering);

  •
  references to our "insider warrants" refer to the 7,000,000 warrants to be purchased by our sponsor in a private placement that will occur on or prior to the date of this prospectus at the price of $1.00 per warrant;

  •
  references to "business combination" mean our initial acquisition of one or more assets or operating businesses with a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of the acquisition through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination;

  •
  references to "public stockholders" refer to those holders of the securities offered by this prospectus (either purchased in this offering or afterwards), and shall include any of our officers, directors and initial unitholders who purchase securities either in this offering or afterwards, provided that such individuals' status as "public stockholders" shall only exist with respect to those securities so purchased;

  •
  references to our "sponsor" refer to BHG Investors LLC, a Delaware limited liability company;

  •
  references to "Blue Harbour" refer to Blue Harbour Group, L.P., an investment management firm based in Greenwich, Connecticut, together with the funds it and its affiliates manage; and

  •
  the information in this prospectus assumes that the underwriters will not exercise their over-allotment option.

        Our sponsor currently holds an aggregate of 10,062,500 founder units, which after giving effect to this offering and the full exercise of the underwriters' over-allotment option would equal 20% of our aggregate issued and outstanding common stock. Prior to the consummation of this offering, our sponsor intends to transfer 150,938 founder units to Mr. Lasry, who will serve as a member of our board of directors upon consummation of this offering. We expect that our sponsor will transfer additional founder units to other director nominees who have not yet been determined. To the extent that the underwriters do not fully exercise their over-allotment option, our initial unitholders will forfeit up to an aggregate of 1,312,500 founder units on a pro rata basis for no consideration immediately after the expiration of the underwriters' over-allotment option. Our initial unitholders will forfeit founder units only in an amount sufficient to cause the amount of issued and outstanding founder units to equal 20% of our aggregate amount of issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriters' over-allotment option. Unless otherwise indicated, references to shares outstanding before this offering or shares to be outstanding immediately after this offering refer to our shares of common stock outstanding after giving effect to the forfeiture of 1,312,500 founder units by our initial unitholders on a pro rata basis and assumes that the underwriters do not exercise in full their over-allotment option.

        You should rely only on the information contained in this prospectus. We have not authorized anyone to provide you with different information. We are not making an offer of these securities in any jurisdiction where the offer is not permitted.

Our Business

General

        We are a newly organized blank check company formed under the laws of the State of Delaware on February 26, 2008. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses or assets, which we refer to as a business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. To date, our efforts have been limited to organizational activities and activities related to this offering.

Business Strategy

        We will seek to capitalize on the extensive investing and private equity experience and network of our chairman, chief executive officer, president and secretary, Clifton S. Robbins, and of our directors and executive officers. Mr. Robbins is the founder and Chief Executive Officer of Blue Harbour Group, L.P., an investment management firm based in Greenwich, Connecticut that, together with the funds it and its affiliates manage, we refer to as Blue Harbour. Mr. Robbins has over 20 years of experience investing globally in debt and equity securities of public and private companies as well as serving on numerous boards of directors. Prior to forming Blue Harbour in 2004, Mr. Robbins served as a Managing Member of General Atlantic Partners, LLC, a global private equity firm from 2000 through 2003. Prior to that, Mr. Robbins served as a General Partner of Kohlberg Kravis Roberts & Co. where, from 1987 until 2000, he played a significant role in many of the firm's leveraged buyout transactions and financings, which aggregated in excess of $50 billion.

        Mr. Robbins founded Blue Harbour in 2004. Blue Harbour applies a private equity approach to the public markets by working as a lead minority investor in collaboration with the senior management and boards of public companies to generate shareholder value. We believe that Blue Harbour's unique, collaborative approach, in combination with the extensive relationships that it maintains with corporate, investment banking and private equity executives, will provide us with significant access to potential investment opportunities. Notable investments of Blue Harbour include Agere Systems Inc., Choicepoint, Inc., Laidlaw, Inc., Oneok Inc., Sear's Canada, Inc., The Reader's Digest Association Inc., and The Yankee Candle Company.

        Blue Harbour's investment team, led by Mr. Robbins, has significant experience in public equity, private equity, leveraged finance and distressed debt investing. Blue Harbour, through an agreement with us, has agreed that it will make available, at no cost, the services of certain of its employees to assist us in our search for an acquisition target. We believe that our access to the experience, capabilities and infrastructure of Blue Harbour will enable us to identify, evaluate and structure a successful business combination.

        We have identified the following general criteria that we believe are important, and that we intend to use, in evaluating prospective target businesses. However, we may decide to enter into a business combination with a target business that does not meet these criteria, and we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

  •
  Companies with Fundamentally Sound Businesses and Strong Competitive Positioning. We will focus on companies with a history of strong operating and financial results. We will seek to acquire a company that is well positioned in an industry or sector with attractive fundamental characteristics, including growth prospects and high barriers to entry. We do not intend to acquire start-up companies.

  •
  Companies with Strong, Stable Free Cash Flow.  We will focus on companies that have predictable, recurring revenue streams and strong free cash flow generation capabilities. We intend to work closely with the target company's management to enhance cash flow through the disciplined allocation of capital and investment.

  •
  Companies with Experienced Management Teams.  We will focus on businesses where we can partner with management teams that have proven track records of driving revenue growth, profitability and free cash flow. Furthermore, we will focus on opportunities where we believe we can build on this experience by providing management with strategic, operational and financial assistance to maximize shareholder value.

  •
  Opportunities to Enhance Shareholder Value.  We will focus on companies where we believe the opportunity exists to enhance shareholder value over time. We believe that our disciplined research and due diligence process will enable us to identify previously unrecognized strengths and underperforming assets. We believe that applying this process, combined with active, hands-on collaboration with a target company's management, will enable us to pursue initiatives such as non-core asset sales, corporate restructuring, business strategy refinement and/or capital structure initiatives, and ultimately to enhance shareholder value.

Competitive Strengths

        We believe that we have the following competitive strengths:

  Management experience

        We expect to utilize the significant investment and management experience of Mr. Robbins and our management team to successfully identify, acquire and operate a business.

        Mr. Robbins has over 20 years of experience investing globally in debt and equity securities of public and private companies as well as serving on numerous boards of directors. Mr. Robbins founded Blue Harbour in 2004 and serves as its Chief Executive Officer. Prior to forming Blue Harbour, Mr. Robbins served as a Managing Member of General Atlantic Partners, LLC, a global private equity firm from 2000 through 2003. Prior to that, Mr. Robbins served as a General Partner of Kohlberg Kravis Roberts & Co. where, from 1987 until 2000, he played a significant role in many of the firm's leveraged buyout transactions and financings, which aggregated in excess of $50 billion. From 1980 through 1982 and 1984 through 1986, Mr. Robbins worked in the Mergers and Acquisitions department of Morgan Stanley & Co. He graduated with an A.B. from Harvard College in 1980 and received his M.B.A. from Stanford University Graduate School of Business in 1984. Mr. Robbins currently serves as an Overseer of the Memorial Sloan Kettering Cancer Center and as Chairman of its Investment Committee overseeing its $3 billion endowment and previously served as Chairman of the Stanford Business School Trust.

        Blue Harbour's investment team, led by Mr. Robbins, has significant experience in public equity, private equity, leveraged finance and distressed debt investing. Blue Harbour focuses on applying a private equity approach to the public markets by working, as a lead minority investor, in collaboration with the senior management and boards of public companies to generate shareholder value. Blue Harbour, through an agreement with us, has agreed to make available, at no cost, the services of certain of its employees to assist us in identifying business targets. However, these individuals will not be required to devote any specific number of hours to our matters.

  Access to Blue Harbour's infrastructure

        We believe Blue Harbour's unique, collaborative approach, in combination with the extensive relationships that it maintains with corporate, investment banking and private equity executives, provides us with significant access to potential investment opportunities. We believe that our access to the experience, capabilities and infrastructure of Blue Harbour will enable us to generate, evaluate and structure a successful business combination transaction.

        Blue Harbour currently has more than 15 employees, including 7 investment professionals that have extensive investment, mergers and acquisition, financing, restructuring, tax and accounting experience. In addition, through our involvement with Blue Harbour, we expect that our management team will be able to remain informed of current trends and transactional developments across various industries. Notable investments of Blue Harbour include Agere Systems Inc., Choicepoint, Inc., Laidlaw, Inc., Oneok Inc., Sear's Canada, Inc., The Reader's Digest Association Inc., and The Yankee Candle Company.

  Blue Harbour's disciplined research, due diligence process and collaborative management approach

        Our management team will employ intensive industry and company due diligence in order to evaluate the competitive landscape and growth prospects for any potential business combination. We will undertake a disciplined investment process and rigorous analysis to fully understand the target business from multiple perspectives—strategy, operations, finance, accounting and tax—and identify appropriate benchmarks.

        Additionally, during the analysis and diligence process, we will seek to develop a plan for the target business designed to further enhance shareholder value. This plan may include initiatives for, among other things, the sale or spin off of non-core assets of the target business, strategic acquisitions, joint ventures and other transactions. Our design and implementation of a value enhancing plan for a fundamentally strong, well-managed target business, should allow us to further enhance shareholder value.

        We also believe that opportunities exist to create value by focusing on the application and management of capital within the enterprise. In many cases, senior corporate management has developed expertise in manufacturing, marketing, and/or distribution of products and services but lacks the experience in, or focus on, the strategic management of capital. We believe we may be able to assist target company management in increasing shareholder value by applying discipline in the allocation of capital, careful attention to the returns and risk associated with capital projects, the management of cash flow and working capital, and the management of the overall corporate balance sheet, including the use of leverage, equity, dividends, share repurchases and other financial structures.

  Extensive network of industry contacts

        Mr. Robbins, Blue Harbour executives, and our other executives and directors have developed a diverse network of operational, investing and transactional relationships. These relationships include current and former corporate chief executives, industry experts, leading private equity firms, entrepreneurs, investment and commercial banks, business brokers, merger and acquisition advisors, institutional investors, alternative asset managers, consultants and lawyers. Additionally, Mr. Robbins has served on over 15 corporate boards including the boards of RJR Nabisco, Inc., The Stop & Shop Companies, Inc., Newsquest plc., IDEX Corp., ESPN, Inc., Kindercare Learning Centers, Inc., and Borden, Inc.

        We expect Mr. Robbins' and other Blue Harbour executives' extensive networks of business relationships to serve as a valuable resource for purposes of securing senior level introductions to the management and boards of potential target businesses. As a result, we believe that we are well-positioned to be informed of attractive target businesses and to consummate a successful business combination. In addition, we believe that the our extensive network of contacts may provide us with opportunities to recruit highly qualified executives to join the management teams of the operating business we acquire.

Effecting a Business Combination

        While we may seek to acquire more than one business or asset, our business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the aggregate sum of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. The target business we acquire may have a fair market value in excess of 80% of the net assets held in trust at the time of our business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination; however, our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to a business combination, unless the lender waives any rights to the amounts held in trust. In order to consummate our business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities, obtain financing from other sources or raise capital through combination of such capital raising transactions. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination may own a minority of the combined company after the business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to considering a specific business combination.

        You should consider our definition of "business combination" in your investment decisions in connection with this offering and ultimately in connection with the approval of a business combination. Under our definition of business combination, the acquisition may be consummated through a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or assets. We will have the flexibility to acquire less than 100% of the target business but in no event will we acquire less than a controlling share of the target business (that is, not less than a majority of the voting equity interests of the target business). In the event we acquire less than 100% of a target business, the 80% of the net assets held in trust requirement will be based on the fair market value of the acquired majority interest. In evaluating a prospective target business, our management will consider, among other factors, the following factors likely to affect the performance of the investment:

  •
  earnings and growth potential;

  •
  experience and skill of management and availability of additional personnel;

  •
  capital requirements;

  •
  competitive position;

  •
  financial condition and results of operation;

  •
  barriers to entry into the industry;

  •
  stage of development of the products, processes or services;

  •
  breadth of products or services offered;

  •
  degree of current or potential market acceptance of the products or services;

  •
  impact of regulation on the business;

  •
  regulatory environment of the target acquisition's business; and

  •
  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other factors that our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, and inspection of facilities, as well as review of financial and other information which will be made available to us.

        If we have entered into a definitive agreement or letter of intent relating to a business combination within 24 months following the consummation of this offering and if we anticipate that we may not be able to consummate a business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months following the consummation of this offering to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment and (ii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.

Conflicts

        The discretion of our officers and directors, some of whom are also officers and/or directors of other companies, in identifying and selecting a suitable target acquisition, may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in our stockholders' best interest. Certain of our officers and directors are also subject to fiduciary duties and pre-existing contractual obligations.

        In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, Blue Harbour Group, L.P. and each of our officers have agreed, until the earliest of our business combination, our liquidation or, in the case of an officer, such time as he or she ceases to be an officer, to present to us for our consideration, any opportunity to acquire a business with a fair market value of $280 million or more prior to presentation to any other entity, subject to any fiduciary duties or pre-existing contractual obligations of such officer. In addition, we will not consummate a business combination with an entity that is affiliated with our sponsor or any of our officers or directors, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approves the transaction. See "Management—Conflicts of Interest" for a more detailed discussion of such conflicts.

        Our principal executive offices are located at 646 Steamboat Road, Greenwich, Connecticut 06830 and our telephone number is (203) 422-6540.

The Offering

        We have issued an aggregate of 10,062,500 founder units, which we refer to as founder units, which, after giving effect to this offering and the full exercise of the underwriters' over-allotment option, would equal 20% of our aggregate issued and outstanding units. Each founder unit consists of one share of our common stock, which we refer to as a founder share, and one warrant to purchase one share of our common stock, which we refer to as a founder warrant. Our initial unitholders will forfeit up to an aggregate of 1,312,500 founder units in the event that the underwriters do not fully exercise their over-allotment option. Our initial unitholders will forfeit founder units only in an amount sufficient to cause the number of issued and outstanding founder units to equal 20% of the aggregate number of our issued and outstanding units after giving effect to this offering and the exercise, if any, of the underwriters' over-allotment option. For purposes of this summary, we assume that the underwriters will not exercise their over-allotment option and therefore present the amount of units outstanding after giving effect to the forfeiture of 1,312,500 founder units.

        In making your decision on whether to invest in our securities, you should take into account not only the backgrounds of the members of our management team, but also the special risks we face as a blank check company and the fact that this offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act of 1933, as amended, or the Securities Act. You will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 28 of this prospectus.

Securities offered	35,000,000 units, at $10.00 per unit, each unit consisting of:
• one share of our common stock; and
• one warrant.
Trading commencement and separation of common stock and warrants	We expect that the units will commence trading promptly after the effective date of this registration statement. We intend to have the common stock and warrants comprising the units begin trading separately five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) the exercise in full of the underwriters' over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the Securities and Exchange Commission, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters' over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.
Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing. See the section appearing elsewhere in this prospectus entitled "Where You Can Find Additional Information."
Common stock:(1)
Number outstanding before this offering	8,750,000 shares
Number to be outstanding after this offering	43,750,000 shares
Warrants:(1)
Number of founder warrants outstanding before this offering and private placement	8,750,000 warrants
Number of warrants to be outstanding after this offering and private placement	50,750,000 warrants (including 7,000,000 insider warrants to be sold to our sponsor in a private placement prior to the consummation of this offering)
Exercisability	Each warrant is exercisable for one share of common stock.
Exercise price	$7.50 per warrant.
The exercise price and number of shares of common stock issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary dividend or our recapitalization, reorganization, merger or consolidation.
Exercise period	The warrants will become exercisable on the later of:
• the completion of our business combination, and
• , 2009 [12 months from the date of this prospectus];
provided in each case that we have an effective and current registration statement under the Securities Act covering the shares of common stock issuable upon exercise of the warrants. We have agreed to use our best efforts to have an effective registration statement covering the shares of common stock issuable upon exercise of the warrants as of the date the warrants become exercisable and to maintain a current prospectus relating to those shares of common stock until the warrants expire or are redeemed. In no event will we be required to net cash settle a warrant exercise.
The warrants will expire at 5:00 p.m., New York City time, on 2012 [four years from the date of this prospectus], or earlier upon redemption.

(1)
Assumes no exercise of the underwriters' over-allotment option and, therefore, does not include 1,312,500 founder units issued to our initial unitholders that are subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised.

Redemption	At any time while the warrants are exercisable, we may redeem the outstanding warrants (except as described below with respect to the founder warrants and the insider warrants):
• in whole and not in part;
• at a price of $0.01 per warrant at any time after the warrants become exercisable;
• upon a minimum of 30 days prior written notice of redemption; and
• if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.
In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the 30-trading day period through the date fixed for the redemption.
If the foregoing conditions are satisfied and we call the warrants for redemption, each warrant holder shall then be entitled to exercise their warrants prior to the date scheduled for redemption.
If we call the warrants for redemption, we will have the option to require all holders that wish to exercise warrants to do so on a "cashless basis." In such event, each holder would surrender all of its warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the "fair market value" (defined below) and the exercise price of the warrants by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants.
The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.
As described below, none of the founder warrants will be redeemed by us as long as they are held by our initial unitholders or their permitted transferees and none of the insider warrants will be redeemed by us long as they are held by our sponsor or its permitted transferees.

The underwriters have no right to consent before we can exercise our redemption right.
Founder units	On March 4, 2008, our sponsor purchased an aggregate of 10,062,500 founder units for an aggregate purchase price of $30,188 in a private placement. Our sponsor intends to transfer 150,938 founder units prior to the consummation of this offering to Marc Lasry, who will serve as an independent director upon consummation of this offering. We expect that our sponsor will transfer additional founder units to other director nominees who have not yet been determined. To the extent that the underwriters do not exercise in full their over-allotment option, our initial unitholders will forfeit up to an aggregate of 1,312,500 founder units from our initial unitholders on a pro rata basis. Our initial unitholders will forfeit founder units for no consideration to ensure that the number of issued and outstanding founder units will equal 20% of the aggregate number of our issued and outstanding units. The forfeiture will be allocated among the initial unitholders on a pro rata basis. The forfeiture, if applicable, would take place immediately after the expiration of the underwriters' over-allotment option.
The founder units are identical to those units being sold in this offering, except that:
	•	the founder shares and founder warrants are subject to the transfer restrictions described below;
	•	the founder warrants will become exercisable upon the later of (i) the date that is 12 months after the date of this prospectus and (ii) the consummation of our business combination, in each case, if and only when (x) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the offering;
	•	the founder warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial unitholders or their permitted transferees;

•	the initial unitholders have agreed to vote their founder shares (i) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination and (iii) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering (in the event that, prior to the termination of the 24 month period, we have entered into a definitive agreement or letter of intent with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period);
•	the initial unitholders will not be able to exercise conversion rights (as described below) with respect to the founder shares; and
•	the initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination.
The initial unitholders have agreed not to sell or otherwise transfer any of the founder units and underlying securities other than to permitted transferees until 180 days after the date of the consummation of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to such restrictions as the "transfer restrictions".

A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to a wholly-owned affiliate, (ii) to an entity's beneficiaries upon its liquidation or distribution, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) by private sales with respect to up to 33% of the founder units made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased (approximately $0.003 per unit) or (vi) pursuant to a qualified domestic relations order; and in each case enters into a written agreement agreeing (x) to be bound by the transfer restrictions described above, (y) to vote in accordance with the voting restrictions described above and (z) to waive any rights to participate in any liquidation distribution if we fail to consummate a business combination and, in the case of the founder units subject to forfeiture, agreeing to the forfeit such founder units to the extent that the underwriters' over-allotment option is not exercised.
The initial unitholders or their permitted transferees are entitled to registration rights with respect to the founder units and underlying securities under an agreement to be signed on or before the date of this prospectus as described herein.
Insider warrants private placement	Our sponsor has agreed to purchase a total of 7,000,000 insider warrants on or prior to the date of this prospectus at the price of $1.00 per warrant for a total purchase price of $7.0 million. The insider warrants will be purchased separately and not in combination with common stock in the form of units. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of a business combination. If we do not complete a business combination that meets the criteria described in this prospectus, then the $7.0 million purchase price of the insider warrants will become part of the amount payable to our public stockholders upon the liquidation of our trust account and the insider warrants will become worthless. See "Proposed Business—Effecting a business combination—Liquidation if no business combination" below.
The insider warrants are identical to the warrants included in the units being sold in the offering, except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor other than to permitted transferees (as defined above) until after the consummation of a business combination.

Commencing after the consummation of our business combination, the holders of the insider warrants and the underlying shares of common stock and their permitted transferees are entitled to registration rights under an agreement to be signed on or before the date of this prospectus as described herein.
American Stock Exchange listing	We intend to apply to list our securities on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet on a pro forma basis the minimum initial listing standards set forth in 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, we cannot assure you that our securities will continue to be listed on the American Stock Exchange as we might not meet certain continued listing standards such as income from continuing operations.
AMEX symbols for our:
Units	" .U"
Common stock	" "
Warrants	" .WS"
Offering proceeds to be held in trust	Approximately $344.63 million, or approximately $9.85 per unit, of the proceeds of this offering and the private placement of the insider warrants (approximately $395.42 million, or approximately $9.82 per unit, if the underwriters' over-allotment option is exercised in full) will be placed in a segregated trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee. These proceeds include approximately $13.13 million (or approximately $15.09 million if the underwriters' over-allotment option is exercised in full) in deferred underwriting discounts. Other than in connection with distributions to public stockholders who vote against the extended period or business combination and properly exercise their conversion rights, the funds held in trust will not be released from the trust account until the earlier of the completion of a business combination or our liquidation.
Unless and until the completion of our business combination, no proceeds held in the trust account will be available for our use, other than the $5.3 million (subject to adjustment) specified below, and we may pay our expenses only from:
• the net proceeds of this offering not held in the trust account, which will be $200,000 in working capital after the payment of approximately $800,000 in expenses relating to this offering; and

• up to $5.3 million, subject to adjustment if the underwriters' over-allotment option is exercised, of interest (net of taxes payable on such interest) on the trust proceeds that may be released to us for working capital purposes.
Stockholders must approve business combination	Our business combination must occur with one or more target businesses having a fair market value, individually or collectively, of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. If we acquire less than 100% of a target business, the 80% of the net assets held in trust requirement will be based on the fair market value of the acquired majority interest. In no event, however, will we acquire less than a controlling interest of a target business (that is, not less than a majority of the voting equity interests of the target business). Until we have consummated our business combination, we will seek approval of our public stockholders before we consummate any business combination, even if the business combination would not ordinarily require stockholder approval under applicable law.
In connection with the vote required for consummating our business combination, our initial unitholders will vote the founder shares in accordance with the majority of the votes cast by our public stockholders and will vote in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination. In addition, our initial unitholders and each of our officers and directors have agreed to vote all shares of our common stock acquired by them in or following this offering in favor of (i) our business combination and (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination.

We will proceed with our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders holding less than 40% of the shares of common stock sold in this offering vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares of common stock held by stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period.
Upon the completion of our business combination, unless required by Delaware law, the federal securities laws and the rules and regulations promulgated thereunder, or the rules and regulations of an exchange upon which our securities are listed, we do not presently intend to seek stockholder approval for any subsequent acquisitions.
Possible extension of time to consummate a business combination up to 30 months	Unlike other blank check companies, if we have entered into a definitive agreement or letter of intent relating to a business combination within 24 months following the consummation of this offering, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months following the consummation of this offering to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment and (ii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus.
In connection with the vote required to approve such amendment, if any, our initial unitholders have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial unitholders and each of our officers and directors have agreed to vote all shares of our common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering

We believe that extending the date before which we must complete our business combination to up to 30 months following the consummation of this offering may be advisable if we enter into a definitive agreement or letter of intent near the end of the 24-month period following the consummation of this offering in order to have sufficient time to obtain any necessary regulatory approvals, secure the approval of our stockholders and satisfy customary closing conditions. Without the option of extending the time within which we must complete our business combination to 30 months, if we enter into such definitive agreement or letter of intent near the end of the initial 24 month period, we would have a limited time in which to accomplish the necessary evaluations, satisfy regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions.
Any public stockholders voting against the extended period will be eligible to convert their shares into a pro rata portion of the trust account if the extended period is approved. However, we will not effect the extension if public stockholders holding 40% or more of the shares sold in this offering vote against the proposed extended period and properly exercise their conversion rights. In such event, if we cannot complete our business combination within the original 24-month period set forth in our amended and restated certificate of incorporation, we will liquidate. If we receive stockholder approval for the extended period and conversion rights are not exercised with respect to 40% or more of the shares sold in this offering in connection with the vote for the extended period, we will then have an additional period of up to six months to complete our business combination. We will still be required to seek stockholder approval before completing our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. As a result of an approval of the extended period, we may be able to hold the funds, net of any amounts attributable to the exercise of conversion rights by stockholders in connection with approval of the extended period, in the trust account for up to 30 months.
A stockholder's election to convert its shares in connection with the vote on the extended period will only be honored if the extended period is approved. If, following approval of the extended period, at the end of 30 months we have not effected a business combination, pursuant to our amended and restated certificate of incorporation our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate.

Conversion rights for stockholders voting to reject a proposed extended period or business combination	Conversion rights are the rights of each public stockholder voting against the extended period or a business combination, as the case may be, to convert its shares of common stock into a pro rata share of the aggregate net assets then on deposit in the trust account (including the deferred underwriting discount and including interest earned on the trust account, net of income taxes payable on such interest and net of interest income of up to $5.3 million, subject to adjustment, on the trust account released to us to fund our working capital requirements). Stockholders voting against the extended period will have the right to convert their shares if the extended period is approved. Stockholders voting against a business combination will have the right to convert their shares if the business combination is approved and completed. We view these conversion requirements as obligations to our stockholders and will not take any action to amend or waive these provisions in our amended and restated certificate of incorporation.
The amount payable in respect of each share of common stock on the exercise of conversion rights will be the per share amount of approximately $9.85 initially deposited in the trust account (plus the per share amount of any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest) calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. Public stockholders who cause us to convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be.

A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to convert in accordance with the procedures described in this prospectus. Such election to convert will not be valid unless (i) the public stockholder votes against the extended period and such extended period is approved, or the public stockholder votes against a business combination and the business combination is approved and completed, (ii) the public stockholder holds its shares through the filing of an amendment to our amended and restated certificate of incorporation effecting the extended period or through the closing of the business combination, as applicable, and (iii) the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the extended period or the proposed business combination. We may require public stockholders to physically tender their certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the proposed extended period or business combination if we impose this requirement. The foregoing is different from the procedures used by many blank check companies. Traditionally, in order to exercise conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for such stockholder to deliver its certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which it could monitor the price of the stock in the market. If the trading price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price.
Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.
Public stockholders who exercise their conversion rights will continue to retain all rights to the warrants they received as part of the units purchased in this offering to the extent that such rights have not been otherwise transferred or sold by such public stockholder.

A public stockholder, together with any of its affiliates or any other person with whom such stockholder is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10%, on an aggregate basis, of the shares sold in this offering even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by it or its affiliates and other group members. We believe this restriction will prevent public stockholders from accumulating large blocks of stock before the stockholder vote to approve a proposed extended period or business combination is held and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder who owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or a proposed business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting the ability of each stockholder, together with any of its affiliates or any other person with whom such stockholder is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities to convert only up to 10%, on a cumulative basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block an extended period or business combination which is favored by a majority of our other public stockholders. However, we are not restricting any public stockholder's ability to vote all of its shares against the extended period or a business combination, as the case may be.
It is important to note that in order to receive their pro rata portion of the trust account, stockholders must (i) vote against the business combination or the extended period and (ii) properly exercise their stockholder conversion rights with respect to those shares.
Release of funds in trust account on closing of our business combination	All amounts held in the trust account that are not (i) distributed to public stockholders who properly exercise their conversion rights with respect to an extended period, if any, or (ii) released to us as interest income (net of taxes payable on such interest) for use by us as working capital, will be released to us on closing of our business combination. We will use these funds to pay amounts due to any public stockholders who exercise their conversion rights with respect to the business combination and to pay the underwriters their deferred underwriting discount. Funds released from the trust account to us can be used to pay all or a portion of the purchase price of the business or businesses we acquire in our business combination. If the business combination is paid for using stock or debt securities, we may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating the business combination and to fund the purchase of other companies or for working capital.
Liquidation if no business combination	If we are unable to complete a business combination prior to the date that is 24 months following the consummation of this offering, or if the holders of 40% or more of the shares sold in this offering vote against a proposed extended period, if any, to 30 months and properly exercise their conversion rights or we do not receive stockholder approval for such extended period, our amended and restated certificate of incorporation provides that our corporate existence will cease except for purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities. As promptly as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Upon adoption of our plan of distribution, the trustee will commence liquidating the investments constituting the trust account and distribute the proceeds to our public stockholders.
Section 278 of the Delaware General Corporation Law provides that even after we cease our business activities and distribute the balance of the trust account to our public stockholders, our existence will continue for at least three years after our expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets.
If there are insufficient assets to provide for all such claims, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. These claims must be paid or provided for before we make any distribution of our remaining assets to our stockholders. While we intend to pay such amounts, if any, from the $200,000 of proceeds held outside the trust account and from up to $5.3 million, subject to adjustment, of interest income earned on the trust account available to us for working capital, we cannot assure you those funds will be sufficient to pay or provide for all creditors' claims.
Although we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Blue Harbour Management, LP, an affiliate of Blue Harbour, has agreed that it will be liable to us if and to the extent that any claims by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event that we do not consummate a business combination with such prospective target business or any claims by a vendor for monies owed them for services rendered or products sold to us reduce the amounts in the trust account available for distribution to our converting stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.
In the event that this indemnity obligation arose and Blue Harbour Management, LP did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us by Blue Harbour Management, LP, we currently believe that it has adequate resources to fund its indemnity obligations, even though we have not asked it to reserve funds for such an eventuality. However, we cannot assure you that Blue Harbour Management, LP will be able to satisfy those obligations. Further, Blue Harbour Management, LP is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced.
At the time we submit our proposed business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing this limitation on our corporate existence. We will only consummate our business combination if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) holders of less than 40% of our outstanding shares of common stock sold in this offering properly exercise their conversion rights.
The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and in such event such amounts will be included within the funds held in the trust account that will be available for distribution to the public stockholders.
Our initial unitholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate a business combination within such 24 month period (or 30 months if an extended period is approved as described in this prospectus) but only with respect to the founder shares, and in such event, the founder warrants and, in the case the of our sponsor, the insider warrants held by our sponsor, will expire worthless.

If we are unable to conclude a business combination and we expend all of the net proceeds of this offering and the initial founder's investment other than the proceeds deposited in the trust account, without taking into account any interest earned on the trust account, we expect that the initial per share liquidation price will be approximately $9.85 (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full), or approximately $0.15 less than the per-unit offering price of $10.00 (approximately $0.18 less if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, we cannot assure you that the actual per-share liquidation price will not be less than approximately $9.85 (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full).
Amended and Restated Certificate of Incorporation	Our amended and restated certificate of incorporation, which we intend to adopt prior to the date of this prospectus, contains several provisions that will apply to us until the consummation of our business combination. Those provisions, which include this provision, may only be amended with the affirmative vote of holders of at least 90% of the shares of common stock issued in this offering.
We view all of these provisions, including the provision placing the company into liquidation by , 2010 (or , 2010 if the extended period is approved) and the 90% vote requirement for amending our amended and restated certificate of incorporation, as obligations to our stockholders and will not take any action to amend or waive these provisions prior to the consummation of a business combination. Each of our initial unitholders, directors and officers have agreed not to make any proposals to amend or waive these provisions.
Limited payments to insiders	There will be no finder's fees, reimbursements or cash payments made to our sponsor, officers, directors, or our or their affiliates for services rendered to us prior to or in connection with the consummation of our business combination, other than:
• repayment of advances of $200,000 made to us by Clifton S. Robbins to cover offering-related and organizational expenses;

	•	a payment of an aggregate of $10,000 per month to Blue Harbour Group, L.P. for office space, secretarial and administrative services; and
	•	reimbursement for any out-of-pocket expenses related to identifying, investigating and consummating a business combination. Our audit committee will review and approve all payments made to our sponsor, officers, directors or our or their affiliates, other than the $10,000 per month payment described above, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.
Audit committee to monitor compliance	We will establish and maintain an audit committee to, among other things, monitor compliance with the terms relating to this offering. If any noncompliance is identified, then our audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.
Determination of offering amount	We determined the size of this offering based on our estimate of the capital required to facilitate our combination with one or more viable target businesses with sufficient scale to operate as a stand-alone public entity. We believe that raising the amount described in this offering will offer us a broad range of potential target businesses possessing some or all of the characteristics we believe are important in evaluating target businesses.

RISKS

        We are a newly formed company that has conducted no operations and has generated no revenues. Until we complete our business combination, we will have no operations and will generate no operating revenues. In making your decision on whether to invest in our securities, you should take into account not only the background of our management team, but also the special risks we face as a blank check company. This offering is not being conducted in compliance with Rule 419 promulgated under the Securities Act. Accordingly, you will not be entitled to protections normally afforded to investors in Rule 419 blank check offerings. For additional information concerning how Rule 419 blank check offerings differ from this offering, please see "Proposed Business—Comparison of This Offering to Offerings of Those Blank Check Companies Subject to Rule 419." You should carefully consider these and the other risks set forth in the section entitled "Risk Factors" beginning on page 28 of this prospectus.

SUMMARY FINANCIAL DATA

        The following table summarizes the relevant financial data for our business and should be read in conjunction with our financial statements, which are included in this prospectus. We have not had any significant operations to date, so only balance sheet data is presented.

	March 4, 2008
	Actual	As Adjusted
Balance Sheet Data:
Working capital (deficiency)	$(124,812)	$331,725,188
Total assets(1)	380,188	344,850,188
Total liabilities(2)	355,000	13,125,000
Value of common stock which may be converted to cash(3)	—	137,849,990
Stockholders' equity (deficit)	25,188	193,875,198

(1)
Includes $150,000 of deferred costs related to this offering, which will be paid from the offering proceeds.

(2)
The deferred underwriting discount payable upon a successful business combination is approximately $13.13 million.

(3)
If an extended period is approved by our stockholders or we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of 13,999,999 shares at a per-share conversion price equal to the aggregate net assets then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus and any accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, divided by the number of shares sold in this offering. Such amount shall be calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. We will not consummate any business combination if holders owning 40% or more of our outstanding shares of common stock sold in this offering vote such shares against the business combination and properly exercise their conversion rights.

        The "as adjusted" information gives effect to the sale of the units in this offering, the sale of the insider warrants, repayment of the $200,000 loan made to us by Clifton S. Robbins and the payment of the estimated expenses of this offering.

        The "as adjusted" working capital and total assets include approximately $344.63 million to be held in the trust account, including approximately $13.13 million being held in the trust account (approximately $15.09 million if the underwriters' over-allotment option is exercised in full) representing the deferred underwriting discount, which will be available to us as described in this prospectus. If no business combination is consummated, the proceeds held in the trust account, net of liabilities and including the deferred underwriting discount and all interest thereon, net of income taxes on such interest and interest income of up to $5.3 million, subject to adjustment, on the trust account balance released to us to fund our working capital requirements, will be distributed solely to our public stockholders as part of a plan of distribution upon termination of our corporate existence.

        We will not proceed with our business combination if public stockholders owning 40% or more of the shares sold in this offering vote such shares against the business combination and exercise their conversion rights. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our business combination will be aggregated for purposes of this 40% limit. Accordingly, we will consummate our business combination only if a majority of the shares of common stock voted by the public stockholders are voted, in person or by proxy, in favor of our business combination and public stockholders owning less than 40% of the shares sold in this offering vote such shares against the business combination and exercise their conversion rights. If this occurred, we would be required to convert to cash up to 13,999,999 shares of common stock (one share less than 40% of the aggregate number of shares of common stock sold in this offering), at an initial per-share conversion price of approximately $9.85 (or up to 16,099,999 shares at an initial conversion price of approximately $9.82 per share if the underwriters' over-allotment option is exercised in full). The proceeds deposited in the trust account could, however, become subject to claims of our creditors that are in preference to the claims of our stockholders. In addition, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us and not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. Therefore, it is possible that the actual per-share liquidation price will be less than $9.85 (or less than $9.82 per share if the underwriters' over-allotment option is exercised in full). The actual per-share conversion price will be equal to the aggregate net assets then on deposit in the trust account (before payment of deferred underwriting discounts and including accrued interest net of income taxes on such interest, after distribution of interest income on the trust account balance to us as described above) as of two business days prior to the proposed consummation of the business combination, divided by the number of shares of common stock in this offering.

RISK FACTORS

        An investment in our securities involves a high degree of risk. You should consider carefully all of the risks described below, together with the other information contained in this prospectus before making a decision to invest in our units. If any of the following events occur, our business, financial condition and operating results may be materially adversely affected. In that event, the trading price of our securities could decline, and you could lose all or part of your investment. This prospectus also contains forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in the forward-looking statements as a result of specific factors, including the risks described below.

Risks Related to this Offering

We are a newly formed development stage company with no operating history and no revenues, and, accordingly, you have no basis on which to evaluate our ability to achieve our business objective.

        We are a recently formed development stage company with no operating results, and we will not commence operations until obtaining funding through this offering. Because we lack an operating history, you have no basis upon which to evaluate our ability to achieve our business objective of completing a business combination with one or more target businesses. We have no plans, arrangements or understandings with any prospective target business concerning a business combination and may be unable to complete a business combination. If we fail to complete a business combination, we will never generate any operating revenues.

We may not be able to consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), in which case our corporate existence would cease and we would liquidate our assets.

        Pursuant to our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the date of this prospectus, we must complete a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus). Our principal activities to date have been limited to organizational and financing activities. We cannot assure you that we will be able to consummate a business combination with any target business on favorable terms or at all. If we fail to consummate a business combination within the time period described in this prospectus, our corporate existence will cease and we will liquidate and dissolve. The foregoing requirements are set forth in Article            of our amended and restated certificate of incorporation and, until the consummation of a business combination, may not be eliminated without the vote of our board of directors and the vote of the holders of at least 90% of the shares of our outstanding voting stock cast at a meeting of our stockholders at which a quorum is present. We may not be able to find suitable target businesses within such time period. In addition, our negotiating position and our ability to conduct adequate due diligence on any potential target business may be reduced as we approach the deadline for the consummation of a business combination.

If we are unable to consummate a business combination, our public stockholders will be forced to wait, at a minimum, the full 24 months (or 30 months if an extended period is approved as described in this prospectus) before receiving liquidation distributions.

        We have until the date that is 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) to consummate a business combination. If we do not consummate a business combination during such time period, we will automatically liquidate and dissolve in accordance with our amended and restated certificate of incorporation without the need of a stockholder vote. We have no obligation to return funds to public stockholders prior to such date unless we consummate a business combination prior thereto and only then to the extent that public stockholders who vote against the business combination have sought conversion of their shares. Only after the expiration of this full time period will public stockholders be entitled to liquidation distributions if we are unable to complete a business combination. Further, we may not be able to disburse the funds in our trust account immediately following the expiration of such 24-month period (or 30 months if an extended period is approved as described in this prospectus) until we have commenced the liquidation process in accordance with our amended and restated certificate of incorporation and Delaware law.

If we liquidate before concluding a business combination, our public stockholders will receive less than $10.00 per share on our liquidation and our warrants will expire worthless.

        If we are unable to complete a business combination and must liquidate, the per-share liquidation distribution will be less than $10.00 because of the expenses of this offering, our general and administrative expenses and the anticipated costs of seeking a business combination. If we were unable to conclude a business combination and expended all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, net of income taxes payable on such interest and net of up to $5.3 million, subject to adjustment, in interest income on the trust account balance previously released to us to fund working capital requirements, the initial per-share liquidation amount would be approximately $9.85, or approximately $0.15 less than the per-unit offering price of $10.00. Furthermore, our outstanding warrants are not entitled to participate in a liquidating distribution and the warrants will therefore expire worthless if we liquidate before completing a business combination.

Unlike other blank check companies, we are permitted, pursuant to our amended and restated certificate of incorporation, to seek to extend the date before which we must complete a business combination to 30 months. As a result, your funds may be held in the trust account for at least 30 months.

        Unlike other blank check companies, if we have entered into a definitive agreement or letter of intent relating to a business combination within 24 months following the consummation of this offering, we may seek to extend the date before which we must complete our business combination, to avoid being required to liquidate, beyond the more typical 24 months to 30 months, which period we refer to as the extended period, by calling a special (or annual) meeting of our stockholders for the purpose of soliciting their approval for such extension. We believe that extending the date before which we must complete our business combination may be advisable due to the circumstances involved in the evaluation and closing of a business combination. Without the option of extending the time within which we must complete our business combination to 30 months, if we enter into such definitive agreement or letter of intent near the end of the initial 24 month period, we would have a limited time in which to accomplish the necessary evaluations, satisfy regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions. If the extended period is approved by our stockholders as described in this prospectus, we will have an additional period of up to six months in which to complete a business combination. As a result unless you voted against the extended period and exercise your conversion rights, we may be able to hold your funds in the trust account for at least 30 months and thus delay the receipt by you of your funds from the trust account on conversion (with respect to a business combination) or liquidation.

Interest income from the trust account may not be sufficient to pay for our winding up and liquidation of the trust.

        We expect that all costs and expenses associated with implementing any plan of distribution, as well as payments to any creditors, would be funded from amounts remaining out of the $200,000 of proceeds held outside the trust account and from the $5.3 million, subject to adjustment, in interest income on the balance of the trust account that may be released to us to fund our working capital requirements. However, if those funds were not sufficient to cover the costs and expenses associated with implementing any plan of distribution, to the extent that there was any interest accrued in the trust account not required to pay income taxes on interest income earned on the trust account balance, we could request that the trustee release to us an additional amount of up to $100,000 of such accrued interest to pay those costs and expenses. Additional interest may not be available, or if available, may not be sufficient to cover the costs of our liquidation.

We may require stockholders who wish to convert their shares to comply with specific requirements for conversion that may make it more difficult for them to exercise their conversion rights prior to the deadline for exercising conversion rights.

        We may require public stockholders who wish to convert their shares to physically tender their stock certificates to our transfer agent prior to the stockholder meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. In order to obtain a physical stock certificate, a stockholder's broker and/or clearing broker, DTC and our transfer agent will need to act to facilitate this request. It is our understanding that stockholders should generally allot at least two weeks to obtain physical certificates from the transfer agent. However, because we do not have any control over this process or over the brokers or DTC, it may take significantly longer than two weeks to obtain a physical stock certificate. If we elect to require physical tender and it takes longer than we anticipate to obtain a physical certificate, stockholders who wish to convert may be unable to obtain physical certificates by the deadline for exercising their conversion rights and thus will be unable to convert their shares.

Public stockholders, together with any affiliates of theirs or any other person with whom they are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering.

        When we seek stockholder approval of the extended period or the business combination, we will offer each public stockholder (but not the initial unitholders) the right to have its shares of common stock converted to cash if the public stockholder votes against the extended period or the business combination, as applicable, and the extended period is approved or the business combination is approved and completed, respectively. Notwithstanding the foregoing, a public stockholder, together with any of its affiliates or any other person with whom such stockholder is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% on an aggregate basis of the shares sold in this offering, even if such public stockholder votes against a proposed extended period or business combination with respect to all shares owned by it or its affiliates and other group members. Accordingly, to the extent that you, together with any affiliates or any person with whom you are acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, own more than 10%, on an aggregate basis, of the shares sold in this offering, vote all of your shares against a proposed business combination or extended period and such proposed business combination or extended period is approved, you will not be able to seek conversion rights with respect to the full amount of your shares and may be forced to hold such additional shares or sell them in the open market. We cannot assure you that the value of such additional shares will appreciate over time following a business combination or that the market price of the common stock will exceed the per-share conversion price.

You will not be entitled to protections normally afforded to investors of blank check companies.

        Since the net proceeds of this offering are intended to be used to complete a business combination with a target business that has not been identified, we may be deemed to be a "blank check" company under the United States securities laws. However, since we expect that our securities will be listed on the American Stock Exchange, a national securities exchange, and we will have net tangible assets in excess of $5.0 million upon the successful consummation of this offering and will file a Current Report on Form 8-K, including an audited balance sheet demonstrating this fact, we expect to be exempt from rules promulgated by the SEC to protect investors in blank check companies, such as Rule 419. Accordingly, investors will not be afforded the benefits or protections of those rules. Among other things, this means that our units will be immediately tradable and we will have a longer period of time to complete a business combination in some circumstances than do companies subject to Rule 419. Moreover, offerings subject to Rule 419 would prohibit the release of any interest earned on funds held in the trust account to us unless and until the funds in the trust account were released to us in connection with our consummation of a business combination. For a more detailed comparison of our offering to offerings that comply with Rule 419, please see "Proposed Business—Comparison of This Offering to Those of Blank Check Companies Subject to Rule 419."

Because there are numerous blank check companies with a business plan similar to ours, it may be difficult for us to consummate a business combination.

        In the past few years, similarly structured blank check companies have completed initial public offerings in the United States or have filed registration statements with the SEC seeking to go public. Some of these companies have successfully consummated business combinations, while others have announced that they have entered into definitive agreements for business combinations, but have not yet consummated such business combinations. Some companies have failed to complete business combinations and have either dissolved or announced their intention to dissolve and return trust proceeds to their stockholders. Accordingly, there are blank check companies currently with, in the aggregate, billions of dollars in trust and blank check companies currently in the registration process with the SEC with, in the aggregate, billions of dollars proposed to be put in trusts. These blank check companies are seeking or may seek to carry out business plans similar to our business plan. Furthermore, there are likely to be more blank check companies filing registration statements for initial public offerings after the date of this prospectus and prior to our completion of a business combination. While some of these blank check companies must complete a business combination in specific industries or geographic locations, other blank check companies may complete a business combination in any industry or geographic location they choose. Therefore, we may be subject to competition from blank check companies seeking to consummate a business plan similar to ours. This competition may prevent or hinder the consummation of a business combination within the required time periods.

If the net proceeds of this offering not being held in the trust account, together with the $5.3 million, subject to adjustment, of interest in the trust account that may be released to us for working capital purposes, are insufficient to allow us to operate for at least the next 24 months (or 30 months if an extended period is approved as described in this prospectus) we may be unable to complete a business combination.

        We believe that, upon consummation of this offering, the funds available to us outside of the trust account, plus the interest earned on the funds held in the trust account that may be available to us, will be sufficient to allow us to operate for at least the next 30 months, assuming that a business combination is not consummated during that time. However, we cannot assure you that our estimate will be accurate. We could use a portion of the funds available to us to pay fees to consultants to assist us with our search for a target business. We could also use a portion of the funds as a down payment or to fund a "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) with respect to a particular proposed business combination, although we do not have any current intention to do so. If we entered into a letter of intent where we paid for the right to receive exclusivity from a target business and were subsequently required to forfeit such funds (whether as a result of our breach or otherwise), we might not have sufficient funds to continue searching for, or conduct due diligence with respect to, a target business.

Subsequent to our consummation of a business combination, we may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on our financial condition, results of operations and our stock price, which could cause you to lose some or all of your investment.

        Even if we conduct extensive due diligence on a target business with which we combine, we cannot assure you that this diligence will identify all material issues that may exist with respect to a particular target business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the target business and outside of our control will not later arise. Even if our due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with our preliminary risk analysis. As a result of these factors, we may be forced to later write-down or write-off assets, restructure our operations, or incur impairment or other charges that could result in our reporting losses. Even though these charges may be non-cash items and not have an immediate impact on our liquidity, the fact that we report charges of this nature could contribute to negative market perceptions about us or our securities. In addition, charges of this nature may cause us to violate net worth or other covenants to which we may be subject as a result of assuming pre-existing debt held by a target business or by virtue of our obtaining post-combination debt financing.

A decline in interest rates could limit the amount available to fund our search for a target business or businesses and complete a business combination since we will depend on interest earned on the trust account to fund our search, to pay our taxes and to complete a business combination.

        Of the net proceeds of this offering, only $200,000 will be available to us initially outside the trust account to fund our working capital requirements. We will depend on sufficient interest being earned on the proceeds held in the trust account to provide us with up to $5.3 million, subject to adjustment if the underwriters' over-allotment option is exercised, of additional working capital we may need in order to identify one or more target businesses and to complete a business combination, as well as to pay any taxes that we may owe. A substantial decline in interest rates may result in our having insufficient funds available with which to structure, negotiate or close a business combination. In such event, we would need to borrow funds from our sponsor or management team to operate or may be forced to liquidate. Neither our sponsor nor our management team is under any obligation to advance funds in such circumstances.

An increase in the size of this offering or exercise by the underwriters of their over-allotment option will increase the amount of interest distributable to us and will reduce the amount payable to our public stockholders upon our liquidation or their exercise of conversion rights.

        An increase in the size of this offering or exercise by the underwriters of their over-allotment option will result in a proportionate increase in the amount of interest distributable to us and will reduce the per share amount payable to our public stockholders upon our liquidation or their exercise of conversion rights. If the size of this offering is increased or the underwriters elect to exercise the over-allotment option, the amount of interest we may withdraw from the trust account to fund our working capital will be increased proportionately.

If third parties bring claims against us, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders may be less than $9.85 per share.

        Our placing of funds in the trust account may not protect those funds from third party claims against us. Although we will seek to have all third parties (including any vendors and other entities with which we enter into contractual relationships following the consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason.

        Blue Harbour Management, LP, an affiliate of Blue Harbour, has agreed that it will be liable to us if and to the extent that any claims by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event that we do not consummate a business combination with such prospective target business or any claims by a vendor for monies owed them for services rendered or products sold to us reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

        In the event that this indemnity obligation arose and Blue Harbour Management, LP did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us by Blue Harbour Management, LP, we currently believe that it has adequate resources to fund its indemnity obligations, even though we have not asked it to reserve funds for such an eventuality. However, we cannot assure you that Blue Harbour Management, LP will be able to satisfy those obligations. Further, Blue Harbour Management, LP is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims, reducing the amounts in the trust account. Accordingly, the proceeds held in the trust account could be subject to claims which could take priority over those of our public stockholders and, as a result, the per-share liquidation amount would be less than $9.85 due to claims of such creditors.

        Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders the liquidation amounts described in this prospectus.

If we are deemed to be an investment company under the Investment Company Act, we may be required to institute burdensome compliance requirements and our activities may be restricted, which may make it difficult for us to complete a business combination.

        If we are deemed to be an investment company under the Investment Company Act of 1940, as amended, or the Investment Company Act, our activities may be restricted, including:

  •
  restrictions on the nature of our investments; and

  •
  restrictions on the issuance of securities,

each of which may make it difficult for us to complete a business combination.

        In addition, we may have imposed upon us burdensome requirements, including:

  •
  registration as an investment company;

  •
  adoption of a specific form of corporate structure; and

  •
  reporting, record keeping, voting, proxy and disclosure requirements and other rules and regulations.

        We do not believe that our anticipated principal activities will subject us to the Investment Company Act. The proceeds held in the trust account may be invested by the trustee only in U.S. government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. If we were deemed to be subject to the Investment Company Act, compliance with these additional regulatory burdens would require additional expenses for which we have not budgeted.

Changes in laws or regulations, or a failure to comply with any laws and regulations, may adversely affect our business, investments and results of operations.

        We are subject to laws and regulations enacted by national, regional and local governments. In particular, in connection with this offering, we will be required to comply with certain SEC and other legal requirements. Compliance with, and monitoring of, applicable laws and regulations may be difficult, time consuming and costly. Those laws and regulations and their interpretation and application may also change from time to time and those changes could have a material adverse effect on our business, investments and results of operations. In addition, a failure to comply with applicable laws or regulations, as interpreted and applied, by any of the entities referred to above could have a material adverse effect on our business and results of operations.

Our stockholders may be held liable for claims by third parties against us to the extent of distributions received by them.

        Under Sections 280 through 282 of the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution conducted in accordance with the Delaware General Corporation Law. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after we liquidate; therefore, we do not intend to comply with those procedures.

        Because we will not be complying with those procedures, we are required, pursuant to Section 281(b) of the Delaware General Corporation Law, to adopt a plan of distribution that will reasonably provide for our payment, based on facts known to us at such time, of (i) all existing claims including those that are contingent, (ii) all pending proceedings to which we are a party and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to distributing the funds held in the trust to stockholders. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for target businesses to acquire, the most likely claims, if any, to arise would be from professional service fees after the consummation of this offering (such as accountants, lawyers, investment bankers, etc.) and target businesses. If our plan of distribution complies with Section 281(b) of the Delaware General Corporation Law, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder. We cannot assure you that we will properly assess all claims that may be potentially brought against us. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, we cannot assure you that third parties will not seek to recover from our stockholders amounts owed to them by us.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account to our public stockholders promptly after our liquidation in the event a business combination has not been consummated within 24 months (or 30 months if an extended period is approved as described in this prospectus) such distributions may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Also, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or acting in bad faith by paying public stockholders from the trust account prior to addressing the claims of creditors, which may expose our board of directors to claims of punitive damages. We cannot assure you that claims will not be brought against us for these reasons.

Since we have not yet selected a particular industry or geographic location in which to pursue a business combination, you will be unable to ascertain the merits or risks of the particular industries or target business in which we may ultimately operate.

        We may consummate a business combination with a company in any industry or geographic location (including offshore jurisdictions) we choose and are not limited to any particular industry, geographic location, or type of business. Accordingly, there is no basis for you to evaluate the possible merits or risks of the particular industry or geographic location in which we may ultimately operate or the target business which we may ultimately acquire. To the extent we complete a business combination with a financially unstable company or an entity in its development stage, we may be affected by numerous risks inherent in the business operations of those entities. If we complete a business combination with an entity in an industry or geographic location characterized by a high level of risk, we may be affected by the currently unascertainable risks of that industry or geographic location. Although our management will endeavor to evaluate the risks inherent in a particular industry, geographic location, or target business, we cannot assure you that we will properly ascertain or assess all of the significant risks. Even if we properly assess those risks, some of them may be outside of our control or ability to affect. We also cannot assure you that an investment in our units will not ultimately prove to be less favorable to investors in this offering than a direct investment, if an opportunity were available, in a target business.

        Subject to the limitation at the time of such acquisition that our business combination must have a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus), we will have virtually unrestricted flexibility in identifying and selecting a prospective business combination candidate. In addition, because there is no limitation on our ability to raise additional capital through equity placements or through loans, we may be able to acquire a company with a fair market value in an amount greater than 80% of the net assets held in trust at the time of the business combination. We can also satisfy the requirement that the business combination have a fair market value at 80% of the net assets held in trust in a business combination transaction where we acquire less than a 100% interest in the target business, provided that the fair market value of the interest in such business or businesses is at least equal to 80% of the net assets held in trust at the time such business combination transaction is consummated.

Your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against an extended period for consummating a business combination or voting against a business combination submitted to our stockholders for approval.

        At the time of your investment in us, you will not be provided with an opportunity to evaluate the specific merits or risks of one or more target businesses. Accordingly, your only opportunity to evaluate and affect the investment decision regarding a potential business combination will be limited to voting for or against an extended period for consummating a business combination or voting for or against a business combination submitted to our stockholders for approval. In addition, a proposal that you vote against could still be approved if a sufficient number of stockholders vote in favor of the proposal. Alternatively, a proposal that you vote for could still be rejected, even if approved by the majority of votes cast by our public stockholders, if holders owning 40% or more of our outstanding shares of common stock sold in this offering elect to properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with a proposed extended period.

We may not obtain an opinion from an unaffiliated third party as to the fair market value of acquisition candidates or the fairness of the transaction to our stockholders.

        We are not required to obtain an opinion from an unaffiliated third party that the price we are paying is fair to our public stockholders. In addition, we are not required to obtain an opinion from an unaffiliated third party that any business combination we select has a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such business combination, the threshold value to constitute a business combination. If our board of directors is not able to independently determine the fair market value of a business combination, we will obtain an opinion from an unaffiliated, independent investment banking firm which is subject to oversight by the Financial Industry Regulatory Authority as to the fair market value. If no opinion is obtained, our public stockholders will be relying solely on the judgment of our board of directors.

We may issue additional shares of common stock or preferred stock to complete a business combination or under an employee incentive plan after consummation of a business combination, which would dilute the interest of our stockholders and likely present other risks.

        Our amended and restated certificate of incorporation authorizes the issuance of up to 200,000,000 shares of common stock, par value $0.0001 per share, and 1,000,000 shares of preferred stock, par value $0.0001 per share. Immediately after this offering, there will be 105,500,000 (assuming that the underwriters have not exercised their over-allotment option) authorized but unissued shares of common stock available for issuance. We may issue a substantial number of additional shares of common or preferred stock to complete a business combination or under an employee incentive plan after consummation of a business combination. The issuance of additional shares of common or preferred stock:

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  may significantly dilute the equity interest of investors in this offering;

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  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

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  could cause a change in control if a substantial number of shares of common stock is issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors; and

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  may adversely affect prevailing market prices for our common stock and/or warrants.

Resources could be wasted in researching acquisitions that are not consummated, which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

        It is anticipated that the investigation of each specific target business and the negotiation, drafting and execution of relevant agreements, disclosure documents and other instruments will require substantial management time and attention and substantial costs for accountants, attorneys and others. If a decision is made not to complete a specific business combination, the costs incurred up to that point for the proposed transaction likely would not be recoverable. Furthermore, even if an agreement is reached relating to a specific target business, we may fail to consummate a business combination for any number of reasons including those beyond our control, such as if a majority of our stockholders do not approve an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence or 40% or more of our public stockholders vote against the business combination and elect to properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with any stockholder vote to approve the extended period, even if holders of a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting approve the business combination. Any such event will result in a loss to us of the related costs incurred which could materially adversely affect subsequent attempts to locate and acquire or merge with another business.

We depend on Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary and the loss of Mr. Robbins could adversely affect our ability to operate.

        Our operations depend on a relatively small group of individuals and, in particular, Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary. We believe that our success depends on the continued service of Mr. Robbins, at least until we have consummated a business combination. In addition, Mr. Robbins is not required to commit any specified amount of time to our affairs and, accordingly, will have conflicts of interest in allocating management time among various business activities, including identifying potential business combinations and monitoring the related due diligence. We do not have an employment agreement with, or key-man insurance on the life of, Mr. Robbins. The unexpected loss of the services of Mr. Robbins could have a detrimental effect on us.

Our ability to successfully effect a business combination and to be successful thereafter will depend on the efforts of our management, some of whom may leave us following a business combination, and the management of the target business who remain with us after the business combination.

        Our ability to successfully effect a business combination is dependent upon the efforts of our management. The role of our management in the target business, however, cannot presently be ascertained. Although some of our management may remain with the target business in senior management or advisory positions following a business combination, it is likely that some members of our management, including our directors, will not continue their involvement with the target business while some or all of the management of the target business will remain in place. While we intend to closely scrutinize any individuals we engage after a business combination, we cannot assure you that our assessment of these individuals will prove to be correct. These individuals may be unfamiliar with the requirements of operating a company regulated by the SEC, which could cause us to have to expend time and resources helping them become familiar with such requirements. This could be expensive and time-consuming and could lead to various regulatory issues which may adversely affect our operations.

The officers and directors of an acquisition candidate may resign upon consummation of a business combination.

        The role of a target business's key personnel upon the consummation of a business combination cannot be ascertained at this time. Although we contemplate that certain members of a target business's key personnel team will remain associated with the business following a business combination, some members of the management of the target business may resign.

Members of our management may have conflicts of interest in determining whether a particular business combination is the most advantageous.

        Our management may be able to remain with the company after the consummation of a business combination only if they are able to negotiate employment or consulting agreements in connection with the business combination. Such negotiations would take place simultaneously with the negotiation of the business combination and could provide for such individuals to receive compensation in the form of cash payments and/or our securities for services they would render to the company after the consummation of the business combination. The personal and financial interests of such individuals, including the existence or terms of any such employment or consulting arrangements, may give rise to a conflict of interest in their evaluation of a target business. We cannot assure you that any of our management will remain in senior management or advisory positions with the combined company. The determination as to whether any of our management will remain with the combined company will be made at the time of a business combination.

Our officers' and directors' interests in obtaining reimbursement for any out-of-pocket expenses incurred by them may lead to a conflict of interest in evaluating the merits of a business combination.

        Unless we consummate our business combination, our officers and directors will not receive reimbursement for any out-of-pocket expenses incurred by them to the extent that such expenses exceed the amount of available proceeds not deposited in the trust account and the amount of interest income from the trust account of up $5.3 million, subject to adjustment, that may be released to us to fund a portion of our working capital requirements. These amounts are based on our estimates of the funds needed to finance our operations for the next 30 months. Those estimates may prove to be inaccurate, especially if a portion of the available proceeds is used to make a down payment in connection with our business combination or pay exclusivity or similar fees or if we expend a significant portion in pursuit of a business combination that is not consummated. Our officers and directors may, as part of any business combination, negotiate the repayment of some or all of any such expenses. We do not have a policy that prohibits our officers and directors from negotiating for the reimbursement of such expenses by a target business. If the owners of the target business do not agree to such repayment, this could cause our management could be prompted to view such potential business combination unfavorably, thereby resulting in a conflict of interest. The financial interest of our officers or directors could influence our officers' and directors' motivation in selecting a target business, and, therefore, there may be a conflict of interest when determining whether a particular business combination is in the public stockholders' best interest.

Our officers and directors will allocate their time to other businesses thereby causing conflicts of interest in their determination as to how much time to devote to our affairs. This conflict of interest could have a negative impact on our abilty to consummate a business combination.

        Our officers and directors are not required to commit their full time to our affairs, which could create a conflict of interest when allocating their time between our operations and their other commitments. We do not intend to have any full time employees prior to the consummation of a business combination. Our executive officer is engaged in several other business endeavors and is not obligated to devote any specific number of hours to our affairs. If our officers' and directors' other business affairs require them to devote more substantial amounts of time to such affairs, it could limit their ability to devote time to our affairs and could have a negative impact on our ability to consummate a business combination. We cannot assure you that these conflicts will be resolved in our favor.

Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us and, accordingly, may have conflicts of interest in allocating their time and determining to which entity a particular business opportunity should be presented.

        Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers and directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which he or she has fiduciary duties or pre-existing contractual obligations, he or she may be required to present such business combination opportunity to such entity prior to presenting such business combination opportunity to us.

        As discussed above, our officers may become aware of business opportunities that may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, Blue Harbour Group, L.P. and each of our officers have agreed, until the earliest of our business combination, our liquidation or, in the case of an officer, such time as he or she ceases to be an officer, to present to us for our consideration any business opportunity to acquire a business with a fair market value of $280 million or more, prior to presentation to any other entity, subject to any fiduciary duties or pre-existing contractual obligations of such officer. Except to the extent that our officers present potential acquisition opportunities to us in accordance with their agreement discussed above, we cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

Certain of our directors will own shares of our common stock and warrants issued prior to this offering, and an entity affiliated with our officers owns shares of our common stock and warrants issued prior to this offering and has committed to purchase warrants simultaneously with the consummation of this offering. These shares and warrants will not participate in liquidation distributions if a business combination is not consummated, and, therefore, our officers and directors may have a conflict of interest in determining whether a particular target business is appropriate for a business combination.

        Certain members of our board of directors own shares of our common stock and warrants, and all of our officers will be affiliated with an entity that owns shares of our common stock and warrants upon consummation of this offering. In March 2008, our sponsor purchased 10,062,500 founder units for an aggregate purchase price of $30,188, or approximately $0.003 per founder unit. Prior to the consummation of this offering, our sponsor intends to transfer 150,938 founder units to Marc Lasry, who will serve as a member of our board of directors upon the consummation of this offering. Our sponsor has also committed to purchase insider warrants on or prior to the date of this prospectus. Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary, is the sole managing member of BHG Investors Holdings LLC, the sole managing member of our sponsor. The sole business purpose of our sponsor, BHG Investors LLC, is to act as our sponsor in connection with this offering. Our initial unitholders have waived their rights to receive distributions with respect to the founder shares upon our liquidation if we are unable to consummate a business combination. Accordingly, the founder shares, as well as the founder warrants, will be worthless if we do not consummate a business combination within 24 months following the consummation of this offering (or, 30 months if an extended period is approved as described in this prospectus). The insider warrants will also expire worthless if we fail to consummate a business combination within such time period. Furthermore, the $7.0 million purchase price of the insider warrants will be held in the trust account and will be distributed to our public stockholders in the event of our liquidation.

        The personal and financial interests of our directors and officers may influence their motivation in timely identifying and selecting a target business and completing a business combination. Consequently, our directors' and officers' discretion in identifying and selecting a suitable target business may result in a conflict of interest when determining whether the terms, conditions and timing of a particular business combination are appropriate and in the best interest of our public stockholders.

The American Stock Exchange may delist our securities from quotation on its exchange which could limit investors' ability to make transactions in our securities and subject us to additional trading restrictions.

        We anticipate that our securities will be listed on the American Stock Exchange upon consummation of this offering. Although after giving effect to this offering we expect to meet the minimum initial listing standards set forth in Section 101(c) of the American Stock Exchange Company Guide, which only requires that we meet certain requirements relating to stockholders' equity, market capitalization, aggregate market value of publicly held shares and distribution requirements, but we cannot assure you that our securities will continue to be listed on the American Stock Exchange in the future prior to a business combination. Additionally, in connection with a business combination, it is likely that the American Stock Exchange will require us to file a new initial listing application and meet its initial listing requirements as opposed to its more lenient continued listing requirements. We cannot assure you that we will be able to meet those initial listing requirements at that time.

        If the American Stock Exchange delists our securities from trading on its exchange, we could face significant material adverse consequences, including:

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  a limited availability of market quotations for our securities;

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  a determination that our common stock is a "penny stock" which will require brokers trading in our common stock to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for our common stock;

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  a limited amount of news and analyst coverage for our company; and

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  a decreased ability to issue additional securities or obtain additional financing in the future.

We may only be able to complete one business combination with the proceeds of this offering, which will cause us to be solely dependent on a single business which may have a limited number of products or services.

        Any business combination must be with a target business having a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition, although this may entail the simultaneous acquisitions of several businesses or assets at the same time. However, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic and competitive disadvantages. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business; or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the industries in which we may operate subsequent to a business combination.

        Alternatively, if we determine to simultaneously acquire several businesses or assets, which are owned by different sellers, we will need for each of such sellers to agree that our purchase of its business is contingent on the simultaneous closings of the other business combinations, which may make it more difficult for us, and delay our ability, to complete the business combination. With multiple business combinations, we could also face additional risks, including additional burdens and costs with respect to possible multiple negotiations and due diligence investigations (if there are multiple sellers) and the additional risks associated with the subsequent assimilation of the operations and services or products of the acquired companies in a single business. If we are unable to adequately address these risks, it could negatively impact our profitability and results of operations.

        In pursuing our acquisition strategy, we may seek to effect a business combination with one or more privately held companies, which may present certain challenges to us, including the lack of available information about these companies. By definition, very little public information exists about private companies, and we could be required to make our decision on whether to pursue a potential business combination on the basis of limited information.

The ability of our public stockholders to exercise their conversion rights may not allow us to consummate a desirable business combination or optimize our capital structure.

        When we seek the approval of our public stockholders for an extended period or a business combination, each public stockholder will have the right to elect to convert its shares for cash if such public stockholder votes against an extended period or a business combination and such extended period is approved or business combination is approved and completed and the public stockholder holds its shares through the date of the stockholder approval of the extended period or consummation of the business combination, as applicable. Such holder must vote against such extended period or business combination and elect to convert its shares and receive a pro rata share of the trust account by notifying us of such election to convert at the appropriate time, as described in the proxy materials. We will be permitted to proceed with a business combination if we are able to confirm that we have sufficient funds to pay the consideration to close the business combination plus all sums due to our public stockholders who vote against the extended period or business combination and duly exercise their right to elect to convert their shares for cash. Therefore, we may not be able to consummate a business combination that requires us to use all of the funds held in the trust account as part of the purchase price, or we may be required to incur an amount of leverage that is not optimal for our business combination. In addition, we will not consummate a business combination if holders of 40% or more of our outstanding shares of common stock purchased in this offering properly exercise their conversion rights, on a cumulative basis, including any shares converted in connection with the stockholder vote for any proposed extended period. These restrictions may limit our ability to consummate the most attractive business combinations available to us.

We may proceed with a business combination if public stockholders owning less than 40% of the shares sold in this offering properly exercise their conversion rights. This requirement may make it easier for us to have a business combination approved over stockholder dissent.

        We may proceed with a business combination as long as public stockholders owning less than 40% of the shares sold in this offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any shares converted in connection with the stockholder vote for any proposed extended period. Accordingly, public stockholders holding up to 13,999,999 shares of our common stock may both vote against the extended period or business combination and exercise their conversion rights and we could still consummate a proposed business combination. We have set the permitted conversion percentage at less than 40% in order to reduce the likelihood that a small group of investors holding a block of our stock will be able to stop us from completing a business combination that is otherwise approved by a large majority of our public stockholders. However, this may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies. While there are some other offerings similar to ours which include conversion provisions greater than 20%, historically the 20% threshold was common for offerings similar to ours. Because we permit a larger number of stockholders to properly exercise their conversion rights, it may be easier for us to obtain stockholder approval of a business combination than other blank check companies.

        A business combination may require us to use substantially all of our cash to pay the purchase price. In such case, because we will not know how many stockholders may exercise such conversion rights, we may need to arrange third party financing to help fund a business combination in case a larger percentage of stockholders exercise their conversion rights than we expect. Additionally, even if a business combination does not require us to use substantially all of our cash to pay the purchase price, if a significant number of stockholders exercise their conversion rights, we will have less cash available to use in furthering our business plans following a business combination and may need to arrange third party financing. We have not taken any steps to secure third party financing for either situation. We cannot assure you that we will be able to obtain such third party financing on terms favorable to us or at all.

Because of our limited resources and the significant competition for business combination opportunities, including numerous companies with a business plan similar to ours, it may be more difficult for us to complete a business combination.

        We expect to encounter intense competition from other entities having a business objective similar to ours, including private investors (which may be individuals or investment partnerships), other blank check companies, and other entities, domestic and international, competing for the type of businesses that we may intend to acquire. Many of these individuals and entities are well-established and have extensive experience in identifying and effecting, directly or indirectly, acquisitions of properties, assets and entities. Many of these competitors possess greater technical, human and other resources, or more local industry knowledge, than we do and our financial resources will be relatively limited when contrasted with those of many of these competitors. While we believe that there are numerous target acquisitions that we could potentially acquire with the net proceeds of this offering, our ability to compete with respect to the acquisition of certain target acquisitions that are sizable will be limited by our available financial resources. This inherent competitive limitation gives others an advantage in pursuing the acquisition of certain target acquisitions. Furthermore, the obligation we have to seek stockholder approval of a business combination may delay the consummation of a transaction. Additionally, our outstanding warrants and the future dilution they potentially represent may not be viewed favorably by certain target acquisitions. Also, our obligation to convert into cash the shares of common stock in certain instances may reduce the resources available for a business combination. Any of these obligations may place us at a competitive disadvantage in successfully negotiating a business combination.

        We cannot assure you we will be able to successfully compete for an attractive business combination. Additionally, because of this competition, we cannot assure you we will be able to effect a business combination within the prescribed time period. If we are unable to consummate a business combination within the prescribed time period, we will be forced to liquidate.

We may be unable to obtain additional financing to complete a business combination or to fund the operations and growth of a target business, which could require us to restructure or abandon a particular business combination.

        Although we believe that the net proceeds of this offering, including the interest earned on the proceeds held in the trust account that may be released to us, will be sufficient to allow us to consummate a business combination, because we have not yet identified any prospective target business we cannot ascertain the capital requirements for any particular transaction. If the net proceeds of this offering prove to be insufficient, either because of the size of a business combination, the depletion of the available net proceeds in search of a target business, or the conversion by stockholders of common stock into a pro rata share of the trust account in connection with the extended period or the business combination, we will be required to seek additional financing. We cannot assure you that such financing will be available on acceptable terms, if at all. To the extent that additional financing proves to be unavailable when needed to consummate a business combination, we would be compelled to either restructure the transaction or abandon that particular business combination and seek an alternative target business. Even if we do not need additional financing to consummate a business combination we may require such financing to fund the operations or growth of the target business. The failure to secure additional financing could have a material adverse effect on the continued development or growth of the post-combination business. None of our officers, directors or stockholders is required to provide any financing to us in connection with or after a business combination.

Our initial unitholders, including our officers and directors, control a substantial interest in us and thus may influence certain actions requiring a stockholder vote.

        Upon consummation of this offering, our initial unitholders will own 20% of our issued and outstanding shares of common stock (assuming they do not purchase any units in this offering). Except as described in this prospectus, none of our initial unitholders has any current intention to purchase units in this offering, in the after market or in private transactions. However, in connection with the stockholder vote required to approve the extended period or a business combination, they have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and to vote the founder shares in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, our initial unitholders and each of our officers and directors have agreed to vote all shares of our common stock acquired by them in or following this offering in favor of the extended period, the proposed business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence.

        Our board of directors will be divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. It is unlikely that there will be an annual meeting of stockholders to elect new directors prior to the consummation of a business combination, in which case all of the current directors will continue in office until at least the consummation of the business combination. If there is an annual meeting, as a consequence of our "staggered" board of directors, only a minority of the board of directors will be considered for election and our initial unitholders, because of their ownership position, will have considerable influence regarding the outcome. Accordingly, our initial unitholders will continue to exert control at least until the consummation of a business combination.

Our initial unitholders paid us an aggregate of $30,188, or approximately $0.003 per founder unit and, accordingly, you will experience immediate and substantial dilution from the purchase of our units.

        The difference between the public offering price per share (allocating all of the unit purchase price to the common stock and none to the warrant included in the unit) and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to you and the other investors in this offering. Our initial unitholders acquired the founder units at a nominal price, significantly contributing to this dilution. Upon consummation of this offering, and assuming no value is ascribed to the warrants included in the units, you and the other public stockholders will incur an immediate and substantial dilution of approximately 34.8% or $3.48 per share (the difference between the pro forma net tangible book value per share of $6.52, and the initial offering price of $10.00 per unit).

We may redeem your unexpired warrants prior to their exercise at a time that is disadvantageous to you, thereby making your warrants worthless.

        We have the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last reported sales price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30 trading-day period ending on the third business day before we send notice of such redemption provided that the warrants and common stock underlying the warrants are covered by an effective registration statement from the beginning of the 30-trading day period through the date fixed for redemption and a current prospectus relating thereto is available. Redemption of the outstanding warrants could force you (i) to exercise your warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your warrants at the then current market price when you might otherwise wish to hold your warrants or (iii) to accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of your warrants. None of the founder warrants will be redeemed by us so long as they are held by our initial unitholders or their permitted transferees and none of the insider warrants will be redeemable by us so long as they are held by our sponsor or its permitted transferees.

We are not registering the shares of common stock issuable upon exercise of the warrants at this time. Although we have agreed to file a registration statement registering such shares prior to the time the warrants become exercisable, an effective registration statement may not be in place when an investor desires to exercise warrants, thus precluding such investor from being able to exercise its warrants and causing such warrants to expire worthless.

        No warrant held by public stockholders will be exercisable and we will not be obligated to issue shares of common stock unless, at the time such holder seeks to exercise such warrant, we have a registration statement under the Securities Act in effect covering the shares of common stock issuable upon the exercise of the warrants and a current prospectus relating to the common stock or the common stock issuable upon such exercise has been qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. Because the exemptions from qualification in certain states for resales of warrants and for issuances of common stock by the issuer upon exercise of a warrant may be different, a warrant may be held by a holder in a state where an exemption is not available for issuance of common stock upon an exercise and the holder will be precluded from exercise of the warrant. At the time that the warrants become exercisable (following the later of our completion of a business combination and 12 months from the date of this prospectus), we expect to either continue to be listed on a national securities exchange, which would provide an exemption from registration in every state, or to register the warrants in every state (or seek another exemption from registration in such states). Under the terms of the warrant agreement, we have agreed to use our best efforts to file and have a registration statement in effect covering shares of common stock issuable upon exercise of the warrants from the date the warrants became exercisable and to maintain a current prospectus relating to the common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise, whether by cashless exercise or otherwise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current, the warrants held by public stockholders may have no value, we will have no obligation to settle the warrants for cash, the market for such warrants may be limited, such warrants may expire worthless and, as a result, an investor may have paid the full unit price solely for the shares of common stock included in the units.

If we redeem the warrants sold in this offering, the founder warrants and the insider warrants, which are non-redeemable while held by our initial unitholders or their permitted transferees, or by our sponsor or its permitted transferees, as the case may be, could provide the holders thereof with the ability to realize a larger gain than the public warrant holders.

        We may redeem the warrants sold in this offering may be called for redemption at any time while the warrants are exercisable and there is an effective and current registration statement covering the shares of common stock issuable upon exercise of the warrants:

  •
  in whole and not in part;

  •
  at a price of $0.01 per warrant;

  •
  upon a minimum of 30 days' prior written notice of redemption; and

  •
  if, and only if, the last sales price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

        Because the founder warrants and the insider warrants are not redeemable while such warrants are held by our initial unitholders or by our sponsor, holders of the founder warrants and the insider warrants, or their permitted transferees, could realize a larger gain than our public warrant holders in the event we redeem the publicly-held warrants.

Our ability to require holders of our warrants to exercise such warrants on a cashless basis will cause holders to receive fewer shares of common stock upon their exercise of the warrants than they would have received had they been able to exercise their warrants for cash.

        If we call our warrants for redemption after the redemption criteria described elsewhere in this prospectus have been satisfied, we will have the option to require any holder that wishes to exercise such holder's warrants to do so on a "cashless basis." In such event, each holder would surrender all of such holder's warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the "fair market value" (defined below) and the exercise price of the warrants by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If we choose to require holders to exercise their warrants on a cashless basis, the number of shares of common stock received by a holder upon exercise will be fewer than it would have been had such holder exercised his warrant for cash. This will have the effect of reducing the potential "upside" of the holder's investment in our company.

Our outstanding warrants may have an adverse effect on the market price of our common stock and make it more difficult to effect a business combination.

        We will be issuing warrants to purchase 35,000,000 shares of our common stock (or up to 40,250,000 shares of common stock if the underwriters' over-allotment option is exercised) as part of the units offered by this prospectus. Prior to the date of this prospectus, we issued in private placements founder warrants as part of the founder units to purchase 10,062,500 shares of common stock. On or prior to the date of this prospectus, we will be issuing in a private placement insider warrants to purchase 7,000,000 shares of common stock.

        The insider warrants are identical to the warrants included in the units being sold in the offering, except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of a business combination.

        The founder units are identical to those units being sold in this offering, except that (i) the founder warrants are subject to the transfer restrictions described below; (ii) the founder warrants will become exercisable upon the later of (A) the date that is 12 months after the date of this prospectus and (B) the consummation of our business combination, in each case, if and only when (x) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the offering; and (iii) the founder warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial unitholders or their permitted transferees. The initial unitholders have agreed not to sell or otherwise transfer any of the founder warrants other than to permitted transferees until 180 days after the date of the consummation of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property.

        To the extent we issue shares of common stock to effect a business combination, the potential for the issuance of a substantial number of additional shares upon exercise of these warrants could make us a less attractive acquisition vehicle in the eyes of a target business. Such warrants, when exercised, will increase the number of issued and outstanding shares of our common stock and reduce the value of the shares issued to complete a business combination. Accordingly, our warrants may make it more difficult to effect a business combination or increase the cost of acquiring the target business. Additionally, the sale, or even the possibility of sale, of the shares underlying the warrants could have an adverse effect on the market price for our securities and on our ability to obtain future financing.

If holders of the founder shares, the founder warrants and the insider warrants (and any shares of common stock issuable upon the exercise of any of the founder warrants or the insider warrants) exercise their registration rights with respect to their securities in the company, it may have an adverse effect on the market price of our common stock, and the existence of these rights may make it more difficult to effect a business combination.

        The holders of the founder shares, the founder warrants and the insider warrants (and any shares of common stock issuable upon the exercise of any of the founder warrants or the insider warrants) will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements. If such individuals exercise their registration rights with respect to all of their securities, then there will be an additional 8,750,000 shares of common stock (assuming no exercise of the underwriters' over-allotment option and the forfeiture by the initial unitholders of 1,312,500 shares of common stock held by our initial unitholders) and 15,750,000 warrants (as well as 15,750,000 shares of common stock underlying the warrants) eligible for trading in the public market. The presence of these additional securities trading in the public market may have an adverse effect on the market price of our shares of common stock. In addition, the existence of these rights may make it more difficult to effect a business combination or increase the cost of acquiring the target business, as the stockholders of the target business may be discouraged from entering into a business combination with us or may request a higher price for their securities because of the potential negative effect the exercise of such rights may have on the trading market for our shares of common stock.

The determination of the offering price of our units and the size of this offering is more arbitrary than the pricing of securities and size of an offering of an operating company.

        Prior to this offering there was no public market for any of our securities. The public offering price of the units and the terms of the common stock and warrants were negotiated between us and the underwriters. In determining the size of this offering, management held customary organizational meetings with representatives of the underwriters, both prior to our inception and thereafter, with respect to the state of capital markets, generally, and the amount the representatives believed they reasonably could raise on our behalf. Factors considered in determining the size of this offering, prices and terms of the units, including the common stock and warrants underlying the units, include:

  •
  the history and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  a review of debt to equity ratios in leveraged transactions;

  •
  our capital structure;

  •
  an assessment of our management and their experience in identifying operating companies;

  •
  general conditions of the securities markets at the time of this offering; and

  •
  other factors as were deemed relevant.

        Although these factors were considered, the determination of our offering price is more arbitrary than the pricing of securities of an operating company since we have no historical operations or financial results.

There is currently no market for our securities and a market for our securities may not develop, which would adversely affect the liquidity and price of our securities.

        There is currently no market for our securities. Stockholders therefore have no access to information about prior market history on which to base their investment decision. Following this offering, the price of our securities may vary significantly due to our reports of operating losses, one or more potential business combinations and general market or economic conditions. Furthermore, an active trading market for our securities may never develop or, if developed, it may not be sustained. You may be unable to sell your securities unless a market can be established and sustained.

Compliance with the Sarbanes-Oxley Act of 2002 will require substantial financial and management resources and may increase the time and costs of completing an acquisition.

        Section 404 of the Sarbanes-Oxley Act of 2002 requires that we evaluate and report on our system of internal controls and requires that we have such system of internal controls audited beginning with our Annual Report on Form 10-K for the year ending December 31, 2009. If we fail to maintain the adequacy of our internal controls, we could be subject to regulatory scrutiny, civil or criminal penalties and/or stockholder litigation. Any inability to provide reliable financial reports could harm our business and the market price of our securities. Section 404 of the Sarbanes-Oxley Act also requires that our independent registered public accounting firm report on the effectiveness of our system of internal controls. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition. Furthermore, any failure to implement required new or improved controls, or difficulties encountered in the implementation of adequate controls over our financial processes and reporting in the future, could harm our operating results or cause us to fail to meet our reporting obligations. Inferior internal controls could also cause investors to lose confidence in our reported financial information, which could have a negative effect on the trading price of our securities.

Under Delaware law, the requirements and restrictions relating to this offering contained in our amended and restated certificate of incorporation may be amended, which could reduce or eliminate the protection afforded to our stockholders by such requirements and restrictions.

        Our amended and restated certificate of incorporation contains certain requirements and restrictions that will apply to us until the consummation of a business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

  •
  upon consummation of this offering, approximately $344.63 million, or approximately $395.42 million if the underwriters' over-allotment option is exercised in full (including $7.0 million from the sale of the insider warrants and approximately $13.13 million attributable to the deferred underwriting discount, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full), will be placed into the trust account;

  •
  we shall submit any proposed business combination to our stockholders for approval prior to consummating a business combination;

  •
  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

  •
  we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition;

  •
  prior to our business combination, we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction;

  •
  public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxes payable;

  •
  prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering with respect to an extended period or a business combination;

  •
  we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 40% of the shares of common stock sold in this offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any shares of common stock held by stockholders who previously exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

  •
  if we do not consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) our corporate existence will cease except for purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

  •
  if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities;

  •
  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, our audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

  •
  our audit committee shall review and approve all payments made to our officers, directors, sponsor and initial unitholders and our and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

        Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of at least 90% of our outstanding common stock issued in this offering to amend the above-described provisions. This consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, the above-described provisions would be amendable without the consent of holders of at least 90% of our outstanding common stock issued in this offering and any such amendment could reduce or eliminate the protection afforded to our stockholders.

Provisions in our amended and restated certificate of incorporation may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our common stock and could entrench management.

        Our amended and restated certificate of incorporation contains provisions that may discourage unsolicited takeover proposals that stockholders may consider to be in their best interests. These provisions include a staggered board of directors and the ability of our board of directors to designate the terms of and issue new series of preferred stock, which may make more difficult the removal of management and may discourage transactions that otherwise could involve payment of a premium over prevailing market prices for our securities.

There may be adverse tax consequences associated with our acquisition, holding and disposition of target companies and assets.

        We may incur significant taxes in connection with effecting acquisitions; holding, receiving payments from, and operating target companies and assets; and disposing of target companies and assets. In particular, if we acquire or effect a business combination with a company located outside of the United States, amounts realized from such company ultimately may be subject to foreign taxes, including foreign withholding taxes on any distributions received by us from such company, and U.S. federal income taxation. It may not be possible for us to restructure or reorganize in a manner that minimizes such taxes.

If we acquire a target business with operations located outside the United States, we may encounter risks specific to other countries in which such target business operates.

        If we acquire a company that has operations outside the United States, we will be exposed to risks that could negatively impact our future results of operations following a business combination. The additional risks we may be exposed to in these cases include, but are not limited to:

  •
  tariffs and trade barriers;

  •
  regulations related to customs and import/export matters;

  •
  tax issues, such as tax law changes and variations in tax laws as compared to tax laws in the United States;

  •
  cultural and language differences;

  •
  foreign exchange controls;

  •
  crime, strikes, riots, civil disturbances, terrorist attacks and wars;

  •
  law enforcement authorities and courts that are inexperienced in commercial matters;

  •
  employment regulations;

  •
  collection of accounts receivable;

  •
  restrictions on the repatriation of profits or payment of dividends;

  •
  nationalization or expropriation of property;

  •
  deterioration of political relations with the United States; and

  •
  new or more extensive environmental regulation.

        In addition, the target business may be conducted in countries with emerging economies, where we could face additional risks, including the following:

  •
  the challenge of navigating a complex set of licensing requirements and restrictions affecting the conduct of business in such countries by foreign companies;

  •
  difficulties and limitations on the repatriation of cash;

  •
  currency fluctuation and exchange rate risks;

  •
  protection of intellectual property, both for us and our customers; and

  •
  difficulty retaining management personnel and skilled employees.

        If we are unable to manage these risks following a business combination, we may face significant liability, our international sales could decline and our financial results could be adversely affected.

Foreign currency fluctuations could adversely affect our business and financial results.

        A target business with which we combine may do business and generate sales within other countries. Foreign currency fluctuations may affect the costs that we incur in such international operations. It is also possible that some or all of our operating expenses may be incurred in non-U.S. dollar currencies. The appreciation of non-U.S. dollar currencies in those countries where we have operations against the U.S. dollar would increase our costs and could harm our results of operations and financial condition.

If we effect a business combination with a company located outside of the United States, the laws applicable to such company will likely govern all of our material agreements and we may not be able to enforce our legal rights.

        If we effect a business combination with a company located outside of the United States, it is likely that the laws of the country in which such company operates will govern almost all of the material agreements relating to its operations. We cannot assure you that the target business will be able to enforce any of its material agreements or that remedies will be available in this new jurisdiction. The system of laws and the enforcement of existing laws in foreign jurisdictions may not be as certain in implementation and/or interpretation as in the United States. The inability to enforce or obtain a remedy under any of our future agreements could result in a significant loss of business, business opportunities or capital. Additionally, if we acquire a company located outside of the United States, it is likely that substantially all of our assets would be located outside of the United States and some of our officers and directors might reside outside of the United States. As a result, it may not be possible for investors in the United States to enforce their legal rights, to effect service of process upon our directors or officers or to enforce judgments obtained in the United States against our directors and officers under federal securities laws.

One or more countries where a target business operates may have corporate disclosure, governance and regulatory requirements that are different from those in the United States, which may make it more difficult or complex to consummate a business combination.

        Companies located outside of the United States are subject to accounting, auditing, regulatory and financial standards and requirements that differ, in some cases significantly, from those applicable to public companies in the United States, which may make it more difficult or complex to consummate a business combination. In particular, the assets and profits appearing on the financial statements of a company located outside the United States may not reflect its financial position or results of operations in the way they would be reflected had such financial statements been prepared in accordance with United States generally accepted accounting principles. There may be substantially less publicly available information about companies located outside the United States than there is about companies located in the United States or companies subject to reporting requirements under the laws of the United States. Moreover, companies in other countries may not be subject to the same degree of regulation as are United States companies with respect to such matters as insider trading rules, tender offer regulation, stockholder proxy requirements and the timely disclosure of information which may result in less transparency for public stockholders.

        Legal principles relating to corporate affairs and the validity of corporate procedures, directors' fiduciary duties and liabilities and stockholders' rights for companies located outside the United States may differ from those that may apply in the United States, which may make the consummation of a business combination with such companies located outside of the United States more difficult. We therefore may have more difficulty in achieving our business objective.

Because we must furnish our stockholders with target business financial statements prepared in accordance with and reconciled to United States generally accepted accounting principles, we will not be able to complete a business combination with some prospective target businesses unless their financial statements are first reconciled to United States generally accepted accounting principles which may prevent the consummation of any prospective business combination.

        The federal securities laws require that a business combination meeting certain financial significance tests include historical and/or pro forma financial statement disclosure in periodic reports and proxy materials submitted to stockholders. Any business combination must be with a target business that has a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. We will be required to provide historical and/or pro forma financial information to our stockholders when seeking approval of a business combination with one or more target businesses. These financial statements must be prepared in accordance with, or be reconciled to, United States generally accepted accounting principles, or GAAP, and the historical financial statements must be audited in accordance with the standards of the Public Company Accounting Oversight Board (United States), or PCAOB. If a proposed target business, including one located outside of the United States, does not have financial statements that have been prepared in accordance with, or that can be reconciled to, GAAP and audited in accordance with the standards of the PCAOB, we will not be able to acquire that proposed target business. These financial statement requirements may limit the pool of potential target businesses with which we may combine.

Returns on investment in companies with operations outside the United States may be decreased by withholding and other taxes.

        If we effect a business combination with a target business that operates in one or more countries outside of the United States, we may incur tax risk, and income that might otherwise not be subject to withholding of local income tax under normal international conventions may be subject to withholding in such countries. Any withholding taxes paid by us on income from our investments in other countries may or may not be creditable on our income tax returns. We intend to avail ourselves of income tax treaties that are in place to seek to minimize any withholding tax or local tax otherwise imposed in other countries. However, there is no assurance that the local tax authorities will recognize application of such treaties to achieve a minimization of local tax.

If adjustments are made to the warrants, you may be deemed to receive a taxable distribution without the receipt of any cash.

        The holders of warrants may, in certain circumstances, be deemed to have received distributions includible in income if an adjustment is (or, in some cases, is not) made to the warrants, even though the holders would not receive any cash or property as a result of the adjustment or failure. This constructive distribution will be taxable as a dividend, return of capital, or capital gain in accordance with the rules governing corporate distributions under the Internal Revenue Code of 1986, as amended. In the case of a non-U.S. holder, we may collect any resulting withholding tax attributable to deemed dividends from other amounts payable or distributable to such non-U.S. holder. See "Material U.S. Federal Income Tax Considerations—U.S. Holders—Exercise of a Warrant" and "Material U.S. Federal Income Tax Considerations—Non-U.S. Holders—Exercise of a Warrant" for more detailed information.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

        The statements contained in this prospectus that are not purely historical are forward-looking statements. Our forward-looking statements include, but are not limited to, statements regarding our or our management's expectations, hopes, beliefs, intentions or strategies regarding the future. In addition, any statements that refer to projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words "anticipates," "believe," "continue," "could," "estimate," "expect," "intends," "may," "might," "plan," "possible," "potential," "predicts," "project," "should," "would" and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this prospectus may include, for example, statements about:

  •
  our ability to complete our business combination;

  •
  our success in retaining or recruiting, or changes required in, our officers, key employees or directors following our business combination;

  •
  our officers and directors allocating their time to other businesses and potentially having conflicts of interest with our business or in approving our business combination, as a result of which they would then receive expense reimbursements;

  •
  our potential ability to obtain additional financing to complete our business combination;

  •
  our pool of prospective target businesses;

  •
  the ability of our officers and directors to generate a number of potential investment opportunities;

  •
  our public securities' potential liquidity and trading;

  •
  the listing or delisting of our securities from the American Stock Exchange or the ability to have our securities listed on the American Stock Exchange or any other securities exchange following a business combination;

  •
  the use of proceeds not held in the trust account or available to us from interest income on the trust account balance; or

  •
  our financial performance following this offering.

        The forward-looking statements contained in this prospectus are based on our current expectations and beliefs concerning future developments and their potential effects on us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading "Risk Factors' beginning on page 28. Should one or more of these risks or uncertainties materialize, or should any of our assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. We undertake no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

USE OF PROCEEDS

        We are offering 35,000,000 units at an offering price of $10.00 per unit. We estimate that the net proceeds of this offering, in addition to the funds we will receive from the sale of the insider warrants, all of which will be deposited into the trust account, will be as set forth in the following table.

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Gross proceeds:
Gross proceeds from the offering	$350,000,000	$402,500,000
Gross proceeds from the sale of the insider warrants(1)	7,000,000	7,000,000

Total gross proceeds	$357,000,000	$409,500,000

Offering expenses:
Underwriting discount(2)	$24,500,000	$28,175,000
Legal fees and expenses	450,000	450,000
Printing and engraving expenses	100,000	100,000
Accounting fees and expenses	70,000	70,000
SEC registration fee	15,818	15,818
FINRA filing fee	40,750	40,750
American Stock Exchange application and listing fees	70,000	70,000
Miscellaneous expenses	53,432	53,432

Total offering expenses	$25,300,000	$28,975,000

Net proceeds from the offering and the sale of the insider warrants:
Net offering proceeds	$331,700,000	$380,525,000
Net offering proceeds not held in trust	$(200,000)	$(200,000)

Net proceeds in trust for our benefit	$331,500,000	$380,325,000
Underwriters' deferred discount held in trust	13,125,000	15,093,750

Total Amount held in trust	$344,625,000	$395,418,750

Percentage of gross public offering proceeds held in the trust account	98.5%	98.2%

Anticipated use of the interest earned on the trust account (net of taxes payable on such interest), up to a maximum of $5.3 million, subject to adjustment, that will be released to us to cover operating expenses:(3)

Legal, accounting and other expenses in connection with the due diligence investigations, structuring and negotiation of a business combination	$3,300,000	$3,300,000
Legal and accounting fees related to SEC reporting obligations (including the proxy statement in connection with a business combination)	260,000	260,000
Administrative fees relating to services agreement with Blue Harbour Group, L.P. ($10,000 per month for two years)(4)	240,000	240,000
Working capital to cover miscellaneous expenses, D&O insurance and reserves	1,500,000	2,295,000

Total	$5,300,000	$6,095,000

(1)
There is no placement fee paid or payable by us in connection with the sale of the insider warrants.

(2)
Consists of an underwriting discount of 7% of the gross proceeds of this offering (including any units sold to cover over-allotments) including 3.75%, or approximately $13.13 million (approximately $15.09 million if the underwriters' over-allotment option is exercised in full) to be held in trust until consummation of a business combination. Upon consummation of a business combination, such deferred underwriting discount shall be released to the underwriters from the assets held in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest earned on the deferred discount.

(3)
$200,000 of the proceeds of this offering will be held outside of the trust account and available to us to fund our working capital requirements. In addition, the interest earned on the trust account, net of taxes payable on such interest, will be released to us to cover our working capital requirements, up to a maximum of $5.3 million (subject to adjustment in the event the size of the offering is increased or the underwriters over-allotment option is exercised).

(4)
Assumes that an extended period has not been approved by our stockholders as described in this prospectus.

        A total of approximately $344.63 million (or approximately $395.42 million if the underwriters' over-allotment option is exercised in full), of the net proceeds from this offering and the sale of the insider warrants described in this prospectus, including approximately $13.13 million (or approximately $15.09 million if the underwriters' over-allotment option is exercised in full) of the deferred underwriting discount will be placed in a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee and will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Except for a portion of the interest income that may be released to us, the proceeds held in trust will not be released from the trust account until the earlier of the completion of our business combination and our liquidation. To the extent the trust account earns income or we are deemed to have earned income in connection therewith, we will be permitted to seek disbursements from the trust account to pay any federal, state or local income taxes, franchise taxes or other tax obligations in respect of the trust account. The proceeds held in the trust account may be used as consideration to pay the sellers of a target business with which we consummate a business combination (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus). Any amounts not paid as consideration to the sellers of the target business will be used to finance our operations, which may include the target business we acquired on the consummation of the business combination, for maintenance or expansion of operations of a target business, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to effect other acquisitions, or for working capital, as determined by our board of directors at that time. We may use any remaining proceeds held in the trust account for working capital, including director and officer compensation, change-in-control payments or payments to affiliates, to pay finder's fees, to finance the operations of the target business, make other acquisitions and to pursue our growth strategy. All amounts held in the trust account that are not converted to cash or released to us as income, net of income taxes, will be released on closing of our business combination with a target having a fair market value of at least 80% of our net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such business combination. The ability of a larger number of our stockholders to exercise their conversion rights may not allow us to consummate the most desirable business combination or optimize our capital structure.

        We intend to use the $200,000 of net proceeds initially not held in trust for due diligence, legal and accounting fees and expenses of the acquisition including investment banking fees, and other expenses, including structuring and negotiating a business combination, as well as a possible down payment, "reverse break-up fee" (a payment to the target business under a merger agreement if the financing for an acquisition is not obtained), to fund a lock-up or "no-shop" provision (a provision in letters of intent designed to keep target businesses from "shopping" around for transactions with other companies on terms more favorable to such target businesses) and, if necessary, to bear the costs of liquidation in the event we are unable to consummate a business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus). While we do not have any current intention to use these funds as a down payment or reverse break-up fee or to fund a "no-shop" provision with respect to a particular proposed business combination, if we were to enter into such a letter of intent where we paid for the right to receive exclusivity from a target business, the amount that would be used as a down payment or to fund a "no-shop" provision would be determined based on the terms of the specific business combination and the amount of our available funds at the time. Our forfeiture of such funds (whether as a result of our breach or for other reasons), if the amount were large enough and we had already used up the other funds available to us, could result in our not having sufficient funds to continue searching for, or conducting due diligence with respect to, potential target businesses. In such case, if we were unable to secure additional financing, we would most likely fail to consummate a business combination in the allotted time and be forced to liquidate. In addition to the use of funds described above, we could also use a portion of these funds to pay fees to consultants to assist us with our search for a target business.

        We believe that amounts not held in trust as well as the interest income of up to $5.3 million, subject to adjustment, earned on the trust account balance (net of taxes payable) that may be released to us to fund our working capital requirements will be sufficient to pay the costs and expenses to which such proceeds are allocated. This belief is based on the fact that while we may begin preliminary due diligence of a target business in connection with an indication of interest, we intend to undertake in-depth due diligence, depending on the circumstances of the relevant prospective acquisition, only after we have negotiated and signed a letter of intent or other preliminary agreement that addresses the terms of a business combination. However, if our estimate of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may be required to raise additional capital, the amount, availability and cost of which is currently unascertainable. In this event, we could seek such additional capital through loans or additional investments from members of our management team, but such members of our management team are not under any obligation to advance funds to, or invest in, us. If the size of this offering is increased or decreased, or the underwriters elect to exercise the over-allotment option, it will result in a proportionate increase or decrease in the amount of interest we may withdraw from the trust account. We will use such proportionate increase in interest income to cover our working capital expenses. While we currently do not know what our future working capital expenses will be and while they will not necessarily be proportionate to the size of the offering, we believe that any additional interest income released to us would facilitate our ability to finance the exploration and consideration of a greater number of potential acquisition targets.

        To the extent that our capital stock or debt securities are used in whole or in part as consideration to effect a business combination, or in the event that indebtedness from third parties is used, in whole or in part, as consideration to effect a business combination, the proceeds held in the trust account that are not used to consummate a business combination will be disbursed to the combined company and will, along with any other net proceeds not expended, be used as working capital to finance our operations. In the event that third party indebtedness is used as consideration, none of our officers or directors or our sponsor would be personally liable for the repayment of such indebtedness.

        Commencing on the date of this prospectus through the earlier of consummation of a business combination or our liquidation, we have agreed to pay Blue Harbour Group, L.P. a total of $10,000 per month for office space, administrative services and secretarial support. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person or entity. Upon completion of our business combination or our liquidation, we will cease paying these monthly fees.

        As of the date of this prospectus, Clifton S. Robbins has advanced to us a total of $200,000 to be used for a portion of the expenses of this offering. These advances are non-interest bearing, unsecured and are due at the earlier of January 31, 2009 and the consummation of this offering. The loan will be repaid out of the proceeds of this offering not being placed in the trust account.

        The net proceeds of this offering not held in the trust account and not immediately required for the purposes set forth above will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Because the investment of the proceeds will be restricted to these instruments, we believe we will meet the requirements for the exemption provided in Rule 3a-1 promulgated under the Investment Company Act. Interest income of up to $5.3 million, subject to adjustment, on the trust account balance (net of taxes payable) may be released to us from the trust account to fund a portion of our working capital requirements.

DIVIDEND POLICY

        We have not paid any dividends on our common stock to date and will not pay cash dividends prior to the completion of our business combination. After we complete our business combination, the payment of dividends will depend on our revenues and earnings, if any, our capital requirements and our general financial condition. The payment of dividends after our business combination will be within the discretion of our board of directors at that time. Our board of directors currently intends to retain any earnings for use in our business operations and, accordingly, we do not anticipate that our board will declare any dividends in the foreseeable future. Further, any credit agreements we enter into in connection with our business combination may restrict or prohibit payment of dividends. In the event that we do issue dividends, our board of directors will determine the dates on which any entitlements to dividends arise, the methods of calculating such dividends and the cumulative or non-cumulative nature of dividend payments. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act.

DILUTION

        The difference between the public offering price per share of common stock, assuming no value is attributed to the warrants included in the units we are offering pursuant to this prospectus or the insider warrants, and the pro forma net tangible book value per share of our common stock after this offering constitutes the dilution to investors in this offering. Such calculation does not reflect any dilution associated with the sale and exercise of warrants, including the insider warrants. Net tangible book value per share is determined by dividing our net tangible book value, which is our total tangible assets less total liabilities (including the value of common stock which may be repurchased for cash), by the number of outstanding shares of our common stock.

        At March 4, 2008, our net tangible book value was ($124,812). After giving effect to the sale of 35,000,000 shares of common stock included in the units we are offering by this prospectus, the sale of 7,000,000 insider warrants, and the deduction of the underwriting discount and estimated expenses of this offering, our pro forma net tangible book value at March 4, 2008 (as decreased by the value of shares of common stock which may be converted into cash in connection with distributions to public stockholders who vote against the extended period or business combination and properly exercise their conversion rights) would have been $193,875,198 or approximately $6.52 per share, representing an immediate increase in net tangible book value of approximately $6.53 per share to the initial unitholders and an immediate dilution of approximately $3.48 per share or approximately 34.8% to the public stockholders who do not exercise their conversion rights.

        For purposes of presentation, our pro forma net tangible book value after this offering is $137,849,990 less than it otherwise would have been because, if we effect a business combination, the conversion rights of the public stockholders (but not our initial unitholders either with respect to their founder shares or any shares of our common stock acquired by them in or following this offering) may result in the conversion into cash of up to, but less than, 40% of the aggregate number of the shares of common stock issued in this offering at a per-share conversion price equal to the amount in the trust account as of two business days prior to the consummation of the business combination, inclusive of any interest, divided by the number of shares of common stock sold in this offering.

        The following table illustrates the dilution to the public stockholders on a per-share basis, assuming no value is attributed to the warrants included in the units or the insider warrants:

Public offering price		$10.00
Net tangible book value before this offering	$(0.01)
Increase attributable to public stockholders	6.53

Pro forma net tangible book value after this offering and the sale of the insider warrants		6.52

Dilution to public stockholders		$3.48

        The following table sets forth information with respect to our initial unitholders and the public stockholders:

	Shares Purchased		Total Consideration
					Average Price Per Share
	Number(3)	Percentage	Amount	Percentage
Initial Unitholders	8,750,000	20%	$30,188	0.01%	$0.0035
Public Stockholders	35,000,000	80%	350,000,000	99.99%	10.00

	43,750,000	100%	$350,030,188	100%

        The pro forma net tangible book value per share after the offering is calculated as follows:

Numerator:
Net tangible book value before this offering	$(124,812)
Proceeds from this offering and sale of the insider warrants(1)	344,825,000
Offering costs accrued for or paid in advance and excluded from tangible book value before this offering	150,000
Less: deferred underwriters' discount payable	(13,125,000)
Less: proceeds held in trust subject to conversion to cash (approximately $9.85 × 13,999,999 shares)	(137,849,990)

$193,875,198

Denominator:
Shares of common stock outstanding prior to this offering(2)	8,750,000
Shares of common stock included in the units offered	35,000,000
Less: Shares subject to conversion	(13,999,999)

29,750,001

    (1)
    Net of the underwriting discount (excluding approximately $13.13 million of the deferred underwriting discount) and other offering expenses.

    (2)
    After giving effect to the forfeiture of 1,312,500 founder units assuming that the underwriters' over-allotment option is not exercised.

CAPITALIZATION

        The following table sets forth our capitalization at March 4, 2008 and as adjusted to give effect to the sale of our units and the insider warrants and the application of the estimated net proceeds derived from the sale of such securities:

	March 4, 2008
	Actual	As Adjusted(1)
	(Unaudited)
Deferred underwriting discount	$—	$13,125,000
Note payable to affiliate(2)	200,000	—
Common stock, 13,999,999 that are subject to possible conversion at conversion value(3)	—	137,849,990
Stockholders' equity (deficit):
Preferred stock, $0.0001 par value, 1,000,000 shares authorized; none issued or outstanding	—	—
Common stock, $0.0001 par value, 200,000,000 shares authorized; 10,062,500 shares issued and outstanding, 29,750,001 shares issued and outstanding (excluding 13,999,999 shares subject to possible conversion), as adjusted(4)	1,006	2,975
Additional paid-in capital	29,181	193,877,222
Deficit accumulated during the development stage	$(5,000)	$(5,000)

Total stockholders' equity	25,188	$193,875,198

Total capitalization	$225,188	$344,850,188

(1)
Includes the $7.0 million we will receive from the sale of the insider warrants.

(2)
Note payable to affiliate is a promissory note issued in the amount of $200,000 to Clifton S. Robbins. The note is non-interest bearing and is payable on the earlier of January 31, 2009 and the consummation of this offering.

(3)
If we consummate our business combination, the conversion rights afforded to our public stockholders may result in the conversion into cash of up to 40% (minus one share) of the aggregate number of shares sold in this offering at a per-share conversion price equal to the aggregate net assets then on deposit in the trust account (initially approximately $9.85 per share (or approximately $9.82 per share if the underwriters' over-allotment option is exercised in full)), before payment of the deferred underwriting discount and including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus and any accrued interest, net of any income taxes due on such interest, which income taxes, if any, shall be paid from the trust account, and net of interest income previously released to us for working capital requirements, divided by the number of shares sold in this offering. Such amount shall be calculated as of two (2) business days prior to the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. We will not consummate any business combination if holders of 40% or more of our outstanding shares of common stock sold in this offering vote such shares against the business combination and properly exercise their conversion rights.

(4)
The as adjusted share information assumes the over-allotment option has not been exercised and an aggregate of 1,312,500 founder units held by our initial unitholders have been forfeited.

MANAGEMENT'S DISCUSSION AND ANALYSIS
OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

        We are a newly organized blank check company formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock acquisition, exchangeable share transaction or similar business combination with one or more operating businesses or assets. Our efforts in identifying a prospective target will not be limited to a particular industry. We have not identified any acquisition target and we have not, nor has anyone on our behalf, initiated any discussions with an entity that we will acquire in our business combination. We intend to effect our business combination using cash from the proceeds of this offering, our capital stock, debt or a combination of cash, stock and debt.

        The issuance of additional shares of our stock in a business combination:

  •
  may significantly dilute the equity interest of investors in this offering;

  •
  may subordinate the rights of holders of common stock if preferred stock is issued with rights senior to those afforded our common stock;

  •
  could cause a change of control if a substantial number of shares of our common stock are issued, which may affect, among other things, our ability to use our net operating loss carry forwards, if any, and could result in the resignation or removal of our present officers and directors;

  •
  may have the effect of delaying or preventing a change of control of us by diluting the stock ownership or voting rights or a person seeking to obtain control of our company; and

  •
  may adversely affect prevailing market prices for our common stock and/or warrants.

        Similarly, if we issue debt securities, it could result in:

  •
  default and foreclosure on our assets if our operating revenues after a business combination are insufficient to repay our debt obligations;

  •
  acceleration of our obligations to repay the indebtedness even if we make all principal and interest payments when due if we breach certain covenants that require the maintenance of certain financial ratios or reserves without a waiver or renegotiation of that covenant;

  •
  our immediate payment of all principal and accrued interest, if any, if the debt security is payable on demand; and

  •
  our inability to obtain necessary additional financing if the debt security contains covenants restricting our ability to obtain such financing while the debt security is outstanding.

        As indicated in the accompanying audited financial statements, at March 4, 2008 we had $225,188 in cash and deferred offering costs of $100,000. Further, we expect to continue to incur significant costs in the pursuit of our business combination plans. Our management's plans to address this uncertainty through this offering are discussed above. We cannot assure you that our plans to raise capital or to consummate our business combination will be successful. These factors, among others, raise substantial doubt about our ability to continue as a going concern.

Results of Operations and Known Trends or Future Events

        We have neither engaged in any operations nor generated any revenues to date. Our only activities since inception have been organizational activities and those necessary to prepare for this offering. Following this offering, we will not generate any operating revenues until completion of our business combination. We will generate non-operating income in the form of interest income on cash and cash equivalents after this offering. There has been no significant change in our financial or trading position and no material adverse change has occurred since the date of our audited financial statements. After this offering, we expect to incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses. We expect our expenses to increase substantially after the consummation of this offering.

Liquidity and Capital Resources

        Our liquidity needs have been satisfied to date through receipt of $30,188 from the sale of the founder units to our sponsor and a loan from Clifton S. Robbins in the amount of $200,000. We estimate that the net proceeds from (i) the sale of the units in this offering, after deducting offering expenses of approximately $800,000, but including the deferred underwriting discount of approximately $13.13 million (or approximately $15.09 million if the underwriters' over-allotment option is exercised in full), and (ii) the sale of the insider warrants for a purchase price of $7.0 million, will be approximately $344.83 million (or approximately $395.62 million if the underwriters' over-allotment option is exercised in full). Approximately $344.63 million (or approximately $395.42 million if the underwriters' over-allotment option is exercised in full), will be held in trust, which includes approximately $13.13 million (or approximately $15.09 million if the underwriters' over-allotment option is exercised in full) attributable to the deferred underwriting discount. The remaining $200,000 will not be held in trust.

        We may apply the cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating a business combination, to fund the purchase of other companies or for working capital.

        We will use substantially all of the net proceeds of this offering in connection with acquiring one or more target businesses, including identifying and evaluating prospective target businesses, selecting one or more target businesses, and structuring, negotiating and consummating the business combination. To the extent we use our capital stock in whole or in part as consideration for a business combination, the proceeds held in the trust account (less amounts paid to any public stockholders who exercise their conversion rights and the deferred underwriting discount), as well as any other net proceeds not expended prior to that time, will be used to finance the operations of the target business or businesses. Such working capital funds could be used in a variety of ways including continuing or expanding the target business' operations and for strategic acquisitions. Such funds could also be used to repay any operating expenses or finders' fees which we had incurred prior to the completion of our business combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

        As a recently formed blank check company, we currently do not have sufficient working capital for the next 24 months (or 30 months if an extended period is approved as described in this prospectus). We intend to obtain such working capital through this offering and interest income of up to $5.3 million (net of taxes payable), subject to adjustment, on the balance of the trust account to be released to us for working capital requirements, which we believe will be sufficient to allow us to operate for at least the next 30 months, assuming our business combination is not completed during that time. If the underwriters' over-allotment option is exercised in full, the amount of working capital we may obtain from this offering and from interest income we may withdraw will be increased to approximately $6.1 million. We expect our primary liquidity requirements during that period to include approximately $3.3 million for legal, accounting and other expenses associated with due diligence investigations, structuring, negotiating and documenting business combinations; $240,000 for office space, secretarial support and administrative services payable to Blue Harbour Group, L.P. representing $10,000 per month for up to 24 months (or $300,000 representing $10,000 per month for up to 30 months, if an extended period is approved, as described in this prospectus); $260,000 for legal and accounting fees related to regulatory reporting requirements; and approximately $1.5 million for general working capital that will be used for miscellaneous expenses and reserves, including additional expenses that may be incurred by us in connection with this offering over and above the amounts listed in the section of this prospectus entitled "Use of Proceeds."

        We do not believe we will need to raise additional funds following this offering in order to meet the expenditures required for operating our business. However, we will rely on the funds available to us outside of the trust account and interest earned of up to $5.3 million, subject to adjustment, on the trust account to fund such expenditures and if our estimates of the costs of undertaking in-depth due diligence and negotiating a business combination is less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to our business combination. Moreover, we may need to obtain additional financing either to consummate our business combination or because we become obligated to convert into cash a significant number of shares of public stockholders voting against an extended period or our business combination, in which case we may issue additional securities or incur debt in connection with such business combination. Following our business combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Controls and Procedures

        We are not currently required to maintain an effective system of internal controls as defined by Section 404 of the Sarbanes-Oxley Act of 2002. We will be required to comply with the internal control requirements of the Sarbanes-Oxley Act for the fiscal year ending December 31, 2009. As of the date of this prospectus, we have not completed an assessment, nor have our auditors tested our systems, of internal controls. We expect to assess the internal controls of a target business or businesses prior to the completion of our business combination and, if necessary, to implement and test additional controls as we may determine are necessary in order to state that we maintain an effective system of internal controls. A target business may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding the adequacy of internal controls. Many small and mid-sized target or offshore businesses we may consider for a business combination may have internal controls that need improvement in areas such as:

  •
  staffing for financial, accounting and external reporting areas, including segregation of duties;

  •
  reconciliation of accounts;

  •
  proper recording of expenses and liabilities in the period to which they relate;

  •
  evidence of internal review and approval of accounting transactions;

  •
  documentation of processes, assumptions and conclusions underlying significant estimates; and

  •
  documentation of accounting policies and procedures.

        Because it will likely require time, management involvement and outside resources to determine what internal control improvements are necessary for us to meet regulatory requirements and market expectations for our operation of a target business, we may incur significant expense in meeting our public reporting responsibilities, particularly in the areas of designing, enhancing or remediating internal and disclosure controls. Doing so effectively may also take longer than we expect, thus increasing our exposure to financial fraud or erroneous financing reporting.

        Once our management's report on internal controls is complete, we will engage our independent auditors to audit and render an opinion on such report when required by Section 404. The independent auditors may identify additional issues concerning a target business's internal controls while performing their audit of internal control over financial reporting.

Quantitative and Qualitative Disclosures about Market Risk

        The net proceeds of this offering, including amounts in the trust account, will be invested in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act. Due to the short-term nature of these investments, we believe there will be no associated material exposure to interest rate risk.

Related Party Transactions

        In March 2008, our sponsor purchased an aggregate of 10,062,500 founder units. Prior to the consummation of this offering, our sponsor intends to transfer 150,938 founder units to Marc Lasry, who will serve as a member of our board of directors upon closing of this offering.

        Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary, is the sole managing member of BHG Investors Holdings LLC, the sole managing member of our sponsor.

        As of the date of this prospectus, Clifton S. Robbins has advanced on our behalf a total of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of January 31, 2009 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in the trust account. We are also obligated, commencing on the date of this prospectus, to pay a monthly fee of $10,000 for office space and general administrative services to Blue Harbour Group, L.P.

        Our sponsor has agreed to purchase a total of 7,000,000 insider warrants at $1.00 per warrant (for a total purchase price of $7.0 million) from us on or prior to the date of this prospectus. The insider warrants are identical to the warrants included in the units sold in this offering except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, as described in more detail herein, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of our business combination.

Off-Balance Sheet Arrangements; Commitments and Contractual Obligations; Quarterly Results

        As of March 4, 2008, we did not have any off-balance sheet arrangements as defined in Item 303(a)(4)(ii) of Regulation S-K and did not have any commitments or contractual obligations except for the repayment of the $200,000 loan made to us by Clifton S. Robbins to cover offering-related expenses. No unaudited quarterly operating data is included in this prospectus as we have conducted no operations to date.

PROPOSED BUSINESS

Introduction

        We are a newly organized blank check company formed under the laws of the State of Delaware on February 26, 2008. We were formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses or assets, which we refer to as our business combination. Our efforts to identify a prospective target business will not be limited to a particular industry or geographic location. To date, our efforts have been limited to organizational activities and activities related to this offering.

Business Strategy

        We will seek to capitalize on the extensive investing and private equity experience and network of our chairman, chief executive officer, president and secretary, Clifton S. Robbins, and of our directors and executive officers. Mr. Robbins is the founder and Chief Executive Officer of Blue Harbour Group, L.P., an investment management firm based in Greenwich, Connecticut that, together with the funds it and its affiliates manage, we refer to as Blue Harbour. Mr. Robbins has over 20 years of experience investing globally in debt and equity securities of public and private companies as well as serving on numerous boards of directors. Prior to forming Blue Harbour in 2004, Mr. Robbins served as a Managing Member of General Atlantic Partners, LLC, a global private equity firm from 2000 through 2003. Prior to that, Mr. Robbins served as a General Partner of Kohlberg Kravis Roberts & Co. where, from 1987 until 2000, he played a significant role in many of the firm's leveraged buyout transactions and financings, which aggregated in excess of $50 billion.

        Mr. Robbins founded Blue Harbour in 2004. Blue Harbour applies a private equity approach to the public markets by working as a lead minority investor in collaboration with the senior management and boards of public companies to generate shareholder value. We believe that Blue Harbour's unique, collaborative approach, in combination with the extensive relationships that it maintains with corporate, investment banking and private equity executives, will provide us with significant access to potential investment opportunities. Notable investments of Blue Harbour include Agere Systems Inc., Choicepoint, Inc., Laidlaw, Inc., Oneok Inc., Sear's Canada, Inc., The Reader's Digest Association Inc., and The Yankee Candle Company.

        Blue Harbour's investment team, led by Mr. Robbins, has significant experience in public equity, private equity, leveraged finance and distressed debt investing. Blue Harbour, through an agreement with us, has agreed that it will make available, at no cost, the services of certain of its employees to assist us in our search for an acquisition target. We believe that our access to the experience, capabilities and infrastructure of Blue Harbour will enable us to identify, evaluate and structure a successful business combination.

        We have identified the following general criteria that we believe are important, and that we intend to use, in evaluating prospective target businesses. However, we may decide to enter into a business combination with a target business that does not meet these criteria, and we cannot assure you that we will be able to locate a target business or that we will succeed in consummating a business combination.

  •
  Companies with Fundamentally Sound Businesses and Strong Competitive Positioning.  We will focus on companies with a history of strong operating and financial results. We will seek to acquire a company that is well positioned in an industry or sector with attractive fundamental characteristics, including growth prospects and high barriers to entry. We do not intend to acquire start-up companies.

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  Companies with Strong, Stable Free Cash Flow.  We will focus on companies that have predictable, recurring revenue streams and strong free cash flow generation capabilities. We intend to work closely with the target company's management to enhance cash flow through the disciplined allocation of capital and investment.

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  Companies with Experienced Management Teams.  We will focus on businesses where we can partner with management teams that have proven track records of driving revenue growth, profitability and free cash flow. Furthermore, we will focus on opportunities where we believe we can build on this experience by providing management with strategic, operational and financial assistance to maximize shareholder value.

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  Opportunities to Enhance Shareholder Value.  We will focus on companies where we believe the opportunity exists to enhance shareholder value over time. We believe that our disciplined research and due diligence process will enable us to identify previously unrecognized strengths and underperforming assets. We believe that applying this process, combined with active, hands-on collaboration with a target company's management, will enable us to pursue initiatives such as non-core asset sales, corporate restructuring, business strategy refinement and/or capital structure initiatives, and ultimately to enhance shareholder value.

Competitive Strengths

        We believe that we have the following competitive strengths:

  Management experience

        We expect to utilize the significant investment and management experience of Mr. Robbins and our management team to successfully identify, acquire and operate a business.

        Mr. Robbins has over 20 years of experience investing globally in debt and equity securities of public and private companies as well as serving on numerous boards of directors. Mr. Robbins founded Blue Harbour in 2004 and serves as its Chief Executive Officer. Prior to forming Blue Harbour, Mr. Robbins served as a Managing Member of General Atlantic Partners, LLC, a global private equity firm from 2000 through 2003. Prior to that, Mr. Robbins served as a General Partner of Kohlberg Kravis Roberts & Co. where, from 1987 until 2000, he played a significant role in many of the firm's leveraged buyout transactions and financings, which aggregated in excess of $50 billion. From 1980 through 1982 and 1984 through 1986, Mr. Robbins worked in the Mergers and Acquisitions department of Morgan Stanley & Co. He graduated with an A.B. from Harvard College in 1980 and received his M.B.A. from Stanford University Graduate School of Business in 1984. Mr. Robbins currently serves as an Overseer of the Memorial Sloan Kettering Cancer Center and as Chairman of its Investment Committee overseeing its $3 billion endowment and previously served as Chairman of the Stanford Business School Trust.

        Blue Harbour's investment team, led by Mr. Robbins, has significant experience in public equity, private equity, leveraged finance and distressed debt investing. Blue Harbour focuses on applying a private equity approach to the public markets by working, as a lead minority investor, in collaboration with the senior management and boards of public companies to generate shareholder value. Blue Harbour, through an agreement with us, has agreed to make available, at no cost, the services of certain of its employees to assist us in identifying business targets. However, these individuals will not be required to devote any specific number of hours to our matters.

  Access to Blue Harbour's infrastructure

        We believe Blue Harbour's unique, collaborative approach, in combination with the extensive relationships that it maintains with corporate, investment banking and private equity executives, provides us with significant access to potential investment opportunities. We believe that our access to the experience, capabilities and infrastructure of Blue Harbour will enable us to generate, evaluate and structure a successful business combination transaction.

        Blue Harbour currently has more than 15 employees, including 7 investment professionals that have extensive investment, mergers and acquisition, financing, restructuring, tax and accounting experience. In addition, through our involvement with Blue Harbour, we expect that our management team will be able to remain informed of current trends and transactional developments across various industries. Notable investments of Blue Harbour include Agere Systems Inc., Choicepoint, Inc., Laidlaw, Inc., Oneok Inc., Sear's Canada, Inc., The Reader's Digest Association Inc., and The Yankee Candle Company.

  Blue Harbour's disciplined research, due diligence process and collaborative management approach

        Our management team will employ intensive industry and company due diligence in order to evaluate the competitive landscape and growth prospects for any potential business combination. We will undertake a disciplined investment process and rigorous analysis to fully understand the target business from multiple perspectives—strategy, operations, finance, accounting and tax—and identify appropriate benchmarks.

        Additionally, during the analysis and diligence process, we will seek to develop a plan for the target business designed to further enhance shareholder value. This plan may include initiatives for, among other things, the sale or spin off of non-core assets of the target business, strategic acquisitions, joint ventures and other transactions. Our design and implementation of a value enhancing plan for a fundamentally strong, well-managed target business, should allow us to further enhance shareholder value.

        We also believe that opportunities exist to create value by focusing on the application and management of capital within the enterprise. In many cases, senior corporate management has developed expertise in manufacturing, marketing, and/or distribution of products and services but lacks the experience in, or focus on, the strategic management of capital. We believe we may be able to assist target company management in increasing shareholder value by applying discipline in the allocation of capital, careful attention to the returns and risk associated with capital projects, the management of cash flow and working capital, and the management of the overall corporate balance sheet, including the use of leverage, equity, dividends, share repurchases and other financial structures.

  Extensive network of industry contacts

        Mr. Robbins, Blue Harbour executives, and our other executives and directors have developed a diverse network of operational, investing and transactional relationships. These relationships include current and former corporate chief executives, industry experts, leading private equity firms, entrepreneurs, investment and commercial banks, business brokers, merger and acquisition advisors, institutional investors, alternative asset managers, consultants and lawyers. Additionally, Mr. Robbins has served on over 15 corporate boards including the boards of RJR Nabisco, Inc., The Stop & Shop Companies, Inc., Newsquest plc., IDEX Corp., ESPN, Inc., Kindercare Learning Centers, Inc., and Borden, Inc.

        We expect Mr. Robbins' and other Blue Harbour executives' extensive networks of business relationships to serve as a valuable resource for purposes of securing senior level introductions to the management and boards of potential target businesses. As a result, we believe that we are well-positioned to be informed of attractive target businesses and to consummate a successful business combination. In addition, we believe that the our extensive network of contacts may provide us with opportunities to recruit highly qualified executives to join the management teams of the operating business we acquire.

  Status as a public company

        We believe our structure will make us an attractive business combination partner to potential target businesses. In the current environment where credit is tightening and markets for initial public offerings are slowing, we believe our structure as a public company will be attractive to prospective business targets. As an existing public company, we offer a target business an alternative to the traditional initial public offering through a merger or other business combination. In this situation, the owners of the target business would exchange their shares of stock in the target business for shares of our stock or for a combination of our stock and cash, allowing us to tailor the consideration to the specific needs of the sellers. Although there are various costs and obligations associated with being a public company, we believe target businesses will find this method a more certain and cost effective method to becoming a public company than the typical initial public offering. In a typical initial public offering, there are additional expenses incurred in marketing, roadshow and public reporting efforts that will likely not be present to the same extent in connection with a business combination with us.

        Furthermore, once a proposed business combination is approved by our stockholders and the transaction is consummated, the target business will have effectively become public, whereas an initial public offering is always subject to the underwriters' ability to complete the offering, as well as general market conditions, which could prevent the offering from occurring. Once public, we believe the target business would then have greater access to capital and an additional means of providing management incentives consistent with stockholders' interests. As a public company, the target business would also have greater flexibility when considering financing strategies for growth initiatives. It can offer further benefits by augmenting a company's profile among potential new customers and vendors and aid in attracting talented employees.

  Transaction structuring

        After we identify an attractive target business opportunity, we will work with its management and stockholders to design a structure that balances the strategic goals of the company's stockholders, the target business and our company and its stockholders. For example, we may structure a transaction that offers a liquidity event for the target's stockholders while providing capital for the target's operational growth and strengthening its balance sheet based on the objectives and risks of the active value plan. With funds available initially in the amount of approximately $344.63 million, we are able to consummate a business combination using our cash, debt or equity securities, or a combination of the foregoing, we have the flexibility to use the most efficient combination that will allow us to tailor the consideration to be paid to the target business. However, we have not taken any steps to secure third party financing and there can be no assurance it will be available to us.

Effecting our business combination

  General

        We are not presently engaged in, and we will not engage in, any operations for an indefinite period of time following this offering. We intend to utilize the cash proceeds of this offering and the private placement of the insider warrants, our capital stock, debt or a combination of these as the consideration to be paid in our business combination. The net proceeds of this offering are not otherwise designated for more specific purposes. Accordingly, at the time of their investment in us, prospective investors will not be provided an opportunity to evaluate the specific merits or risks of a target business. If our business combination is paid for using our capital stock or debt securities or with proceeds that are less than those in the trust account, we may apply the remaining cash released to us from the trust account for general corporate purposes, including for maintenance or expansion of operations of acquired businesses, the payment of principal or interest due on indebtedness incurred in consummating our business combination, to fund the purchase of other companies or for working capital.

        We have not identified any acquisition target and we have not, nor has anyone on our behalf, contacted any potential target business or had any discussion, formal or otherwise, with respect to such transaction. Additionally, we have not engaged or retained any agent or other representative to identify or locate any suitable acquisition candidate, to conduct any research or take any measures, directly or indirectly, to locate or contact a target business.

        Prior to completion of our business combination, we will seek to have all third parties (including any vendors and any other entities with which we enter into a contractual relationship following consummation of this offering) and prospective target businesses enter into agreements with us waiving any right, title, interest or claim of any kind in or to any assets held in the trust account. However, there is no guarantee that they will execute such agreements. It is also possible that such waiver agreements would be held unenforceable, and there is no guarantee that the third parties would not otherwise challenge the agreements and later bring claims against the trust account for amounts owed them. In addition, there is no guarantee that such entities will agree to waive any claims they may have in the future as a result of, or arising out of, any negotiations, contracts or agreements with us and will not seek recourse against the trust account for any reason. Blue Harbour Management, LP, an affiliate of Blue Harbour, has agreed that it will be liable to us if and to the extent that any claims by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event that we do not consummate a business combination with such prospective target business or any claims by a vendor for monies owed them for services rendered or products sold to us reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

        In the event that this indemnity obligation arose and Blue Harbour Management, LP did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us by Blue Harbour Management, LP, we currently believe that it has adequate resources to fund its indemnity obligations, even though we have not asked it to reserve funds for such an eventuality. However, we cannot assure you that Blue Harbour Management, LP will be able to satisfy those obligations. Further, Blue Harbour Management, LP is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. As a result, the steps outlined above may not effectively mitigate the risk of creditors' claims reducing the amounts in the trust account.

  Sources of target businesses

        We anticipate that target business candidates will be brought to our attention through our sponsor and its investors. In addition, we anticipate that target business candidates could be brought to our attention from various unaffiliated sources, including, among others, management teams of public and private companies, investment bankers, private equity firms, attorneys, accountants and other third parties. We expect to receive a number of opportunities as a result of the experience and business relationships of our sponsor and its investors that would not be available to the broader market. While we do not presently anticipate engaging the services of professional firms or other individuals that specialize in business acquisitions on any formal basis, we may engage these firms or other individuals in the future, in which event we may pay a finder's fee, consulting fee or other compensation to be determined in an arm's length negotiation based on the terms of the transaction. We will engage a finder only to the extent our management determines that the use of a finder may bring opportunities to us that may not otherwise be available to us or if finders approach us on an unsolicited basis with a potential transaction that our management determines is in our best interest to pursue. Payment of finder's fees is customarily tied to completion of a transaction, in which case any such fee will be paid out of the funds held in the trust account. In no event, however, will our sponsor or any of our existing officers or directors, or any entity with which they are affiliated, be paid any finder's fee, consulting fee or other compensation by us or the target business prior to, or for any services they render in connection with our business combination (regardless of the type of transaction). Also, we will not consummate a business combination with an entity which is affiliated with our sponsor or any of our officers or directors, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction. Although some of our officers and directors may enter into employment or consulting agreements with the acquired business following our business combination, the presence or absence of any such arrangements will not be used as a criteria in our selection process of an acquisition candidate.

  Selection of a target business and structuring of our business combination

        While we may seek to acquire more than one business or asset, our business combination must involve one or more target businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition. The target business we acquire may have a fair market value in excess of 80% of the net assets held in trust at the time of our business combination. There are no limitations on our ability to incur debt or issue securities in order to consummate a business combination; however, our amended and restated certificate of incorporation prohibits us from incurring debt for borrowed money prior to a business combination, unless the lender waives any rights to the amounts held in trust. In order to consummate our business combination, we may issue a significant amount of our debt or equity securities to the sellers of the target business, seek to raise additional funds through a private offering of debt or equity securities, obtain financing from other sources or raise capital through combination of such capital raising transactions. If we issue securities in order to consummate a business combination, our stockholders prior to the business combination could own a minority of the combined company after the business combination. Since we have no specific business combination under consideration, we have not entered into any arrangement to issue our debt or equity securities and have no current intention of doing so prior to considering a specific business combination.

        Subject to the requirements that our business combination have a fair market value of at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition, our management will have virtually unrestricted flexibility in identifying and selecting one or more prospective target businesses. Our efforts in identifying a prospective target will not be limited to a particular industry or geographic location. Accordingly, there is no current basis for investors in this offering to evaluate the possible merits or risks of the target business with which we may ultimately complete our business combination. Although our management will assess the risks inherent in a particular target business with which we may combine, we cannot assure you that this assessment will result in our identifying all risks that a target business may encounter. Furthermore, some of those risks may be outside of our control, meaning that we can do nothing to control or reduce the chances that those risks will adversely impact a target business.

        We will only consummate a business combination in which we become the controlling stockholder of the target. The key factor that we will rely on in determining controlling stockholder status would be our acquisition of a controlling share (that is not less than a majority of the voting equity interests) of the target company. We will not consider any transaction that does not meet such criteria. We have not established any other specific attributes or criteria (financial or otherwise) for prospective target businesses. In evaluating a prospective target business, our management may consider a variety of factors, including one or more of the following:

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  earnings and growth potential;

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  experience and skill of management and availability of additional personnel;

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  capital requirements;

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  competitive position;

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  financial condition and results of operation;

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  barriers to entry into the target business's industry sector;

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  stage of development of the products, processes or services;

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  breadth of products or services offered;

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  degree of current or potential market acceptance of the products or services;

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  impact of regulation on the business;

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  regulatory environment of the target acquisition's business; and

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  costs associated with effecting the business combination.

        These criteria are not intended to be exhaustive. Any evaluation relating to the merits of a particular business combination may be based, to the extent relevant, on the above factors as well as other factors that our management deems relevant to our business objective. In evaluating a prospective target business, we expect to conduct an extensive due diligence review which will encompass, among other things, meetings with incumbent management and employees, document reviews, interviews of customers and suppliers, inspection of facilities, as well as review of financial and other information which will be made available to us.

        The time required to select and evaluate a target business and to structure and complete our business combination, and the costs associated with this process, are not currently ascertainable. Any costs incurred with respect to the identification and evaluation of a prospective target business with which a business combination is not ultimately completed will result in our incurring losses and will reduce the funds we can use to complete another business combination.

  Fair market value of target business or businesses

        The initial target business or businesses with which we combine must have a collective fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such business combination. If we acquire less than 100% of one or more target businesses in our business combination, the aggregate fair market value of the portion or portions we acquire must equal at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such business combination. However, we will always acquire at least a controlling interest in a target business (meaning more than a majority of the voting securities of the target business). The fair market value of a portion of a target business will likely be calculated by multiplying the fair market value of the entire business by the percentage of the target we acquire. We may seek to consummate a business combination with an initial target business or businesses with a collective fair market value in excess of 80% of the net assets held in trust.

        The fair market value of a target business or businesses will be determined by the disinterested members of our board of directors based upon one or more standards generally accepted by the financial community (such as actual and potential sales, the values of comparable businesses, earnings and cash flow and/or book value). If the disinterested members of our board are not able to independently determine that the target business has a sufficient fair market value to meet the threshold criterion, we will obtain an opinion from an unaffiliated, independent investment banking firm which is a member of the Financial Industry Regulatory Authority with respect to the satisfaction of such criterion. We will not be required to obtain an opinion from an investment banking firm as to the fair market value of the business if our board of directors independently determines that the target business or businesses has sufficient fair market value to meet the threshold criterion.

        We expect that any opinion from an investment banking firm would be included in our proxy soliciting materials furnished to our stockholders in connection with a business combination, and that such independent investment banking firm would be a consenting expert. We will also seek to have any such opinion provide that our stockholders would be entitled to rely upon such opinion. The willingness of an investment banking firm to provide for such reliance would be a factor considered by us in selecting an independent investment banking firm.

  Lack of business diversification

        For an indefinite period of time after consummation of our business combination, the prospects for our success may depend entirely on the future performance of a single business. Unlike other entities that have the resources to complete business combinations with multiple entities in one or several industries, it is probable that we will not have the resources to diversify our operations and mitigate the risks of being in a single line of business. While we may complete simultaneous acquisitions of several businesses or assets at the same time in order to satisfy the requirements for our business combination, we may not be able to acquire more than one target business because of various factors, including the existence of complex accounting issues and the requirement that we prepare and file pro forma financial statements with the SEC that present operating results and the financial condition of several target businesses as if they had been operated on a combined basis. By consummating a business combination with only a single entity, our lack of diversification may subject us to numerous economic and competitive disadvantages. Further, we would not be able to diversify our operations or benefit from the possible spreading of risks or offsetting of losses, unlike other entities which may have the resources to complete several business combinations in different industries or different areas of a single industry. Accordingly, the prospects for our success may be:

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  solely dependent upon the performance of a single business; or

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  dependent upon the development or market acceptance of a single or limited number of products, processes or services.

        This lack of diversification may subject us to numerous economic, competitive and regulatory developments, any or all of which may have a substantial adverse impact upon the particular industries which we may operate subsequent to a business combination.

  Limited ability to evaluate the target's management team

        Although we intend to closely scrutinize the management of a prospective target business when evaluating the desirability of effecting a business combination with that business, we cannot assure you that our assessment of the target business' management will prove to be correct. In addition, we cannot assure you that the future management will have the necessary skills, qualifications or abilities to manage a public company. Furthermore, the future role of members of our management team, if any, in the target business cannot presently be stated. While it is possible that one or more of our officers will remain associated in some capacity with us following a business combination, we cannot assure you that any of them will devote their full efforts to our affairs subsequent to a business combination. Moreover, we cannot assure you that members of our management team will have significant experience or knowledge relating to the operations of the particular target business. We cannot assure you that any of our key personnel will remain in senior management or advisory positions with the combined company. The determination as to whether any of our key personnel will remain with the combined company will be made at the time of our business combination.

        Following a business combination, we may seek to recruit additional managers to supplement the incumbent management of the target business. We cannot assure you that we will have the ability to recruit additional managers, or that additional managers will have the requisite skills, knowledge or experience necessary to enhance the incumbent management.

  Opportunity for stockholder approval of our business combination

        Prior to the completion of our business combination, we will submit a business combination to our stockholders for approval, even if the nature of the acquisition is such as would not ordinarily require stockholder approval under applicable law or regulations. In connection with our business combination, we will also submit to our stockholders for approval a proposal to amend our amended and restated certificate of incorporation to provide for our corporate life to continue perpetually following the consummation of such business combination. Any vote to extend our corporate life to continue perpetually following the consummation of our business combination will be taken only if such business combination is approved.

        In connection with seeking the approval of our stockholders for any business combination, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Securities Exchange Act of 1934, as amended, or the Exchange Act, which, among other things, will include a description of the operations of target candidates and audited historical financial statements of the target candidates.

        In connection with the vote required for any business combination, our initial unitholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders regarding the proposed business combination and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, our initial unitholders and each of our officers and directors have agreed to vote all shares of our common stock acquired by them in or following this offering in favor of the proposed business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our initial unitholders, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our initial unitholders, officers and directors will participate in any liquidation distributions with respect to any shares of common stock purchased by them in or after this offering.

        We will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock and (iii) the holders of less than 40% of our outstanding shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

  Extension of time to complete a business combination to 30 months

        We have a period of 24 months from the consummation of this offering within which to effect our business combination. However, unlike many other blank check companies, if we have entered into a definitive agreement or letter of intent within such 24-month period, and if our board of directors anticipates that we may not be able to consummate such business combination within the 24-month period, we may seek stockholder approval to amend our amended and restated certificate of incorporation to extend our corporate existence by up to an additional six months (thereby allowing us a total of up to 30 months following the consummation of this offering to consummate our business combination). The amendment will be effective only if: (i) the holders of a majority of the outstanding shares of our common stock vote in person or by proxy in favor of the amendment and (ii) public stockholders owning less than 40% of the shares sold in this offering vote such shares against such amendment and exercise their conversion rights as described in this prospectus. In connection with seeking stockholder approval for the extended period, we will furnish our stockholders with proxy solicitation materials prepared in accordance with the Exchange Act.

        In connection with the vote required to approve such amendment, if any, our initial unitholders have agreed to vote the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders. In addition, our initial unitholders and each of our sponsor, officers and directors have agreed to vote all shares of common stock acquired by them in or following this offering in favor of any amendment to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering.

        We believe that an extended period could be necessary due to the circumstances involved in the evaluation and closing of a business combination. Without the option of extending to 30 months, if we enter into such agreement near the end of the 24-month period following the consummation of this offering, we may not have sufficient time to satisfy any regulatory requirements, secure the approval of our stockholders and satisfy customary closing conditions.

        If an amendment to our amended and restated certificate of incorporation is not approved, we will not extend the date before which we must complete our business combination beyond 24 months. In such event, if we cannot complete the business combination within such 24-month period, we will be required to liquidate, with the amount remaining in the trust account returned to all public stockholders.

        If an amendment to our amended and restated certificate of incorporation providing for an extended period is approved and holders of less than 40% of the shares of common stock sold in this offering vote against the extended period and properly exercise their conversion rights, we will then have an additional period of up to six months in which to complete our business combination.

        If the extended period is approved, we will still be required to seek stockholder approval before effectuating our business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. We will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by a holders of a majority of our outstanding shares of common stock, and (iii) the holders of less than 40% of the shares of common stock sold in this offering both vote against the business combination and properly exercise their conversion rights, on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period.

        If at the end of the extended period we have not effected a business combination, our corporate existence will automatically cease without the need for a stockholder vote and we will liquidate and release to our public stockholders, as part of our plan of distribution, the proceeds of the trust account, including accrued interest, net of income taxes payable on such interest and net of the interest income previously released to us to fund our working capital and general corporate requirements. We anticipate that the distribution of the funds in the trust account to our public stockholders will occur as soon as practicable from the date our corporate existence ceases, subject to our obligations under Delaware law to provide for claims of creditors.

  Conversion rights

        A public stockholder voting against the extended period or our business combination, as the case may be, will have the right to convert its shares of common stock into a pro rata share of the aggregate net assets then on deposit in the trust account (including its pro rata portion of the deferred underwriting discount and including interest earned on its pro rata portion of the trust account, net of income taxes payable on such interest and net of interest income of up to $5.3 million, subject to adjustment, on the trust account balance previously released to us to fund our working capital requirements). Stockholders voting against (i) the extended period will only have the right to cause us to convert their shares if the extended period is approved and (ii) the business combination will only have the right to cause us to convert their shares if our business combination is approved and completed.

        Notwithstanding the foregoing, a public stockholder, together with any affiliate of his or any other person with whom he is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities, will be restricted from seeking conversion rights with respect to more than 10% of the shares sold in this offering on a cumulative basis in connection with either the stockholder vote, if any, required to approve the extended period and the stockholder vote required to approve our business combination. Shares converted in connection with the vote on the extended period and in connection with the vote on our business combination will be aggregated for purposes of this 10% limit. If the extended period is not approved, then public stockholders voting against such extended period will not be entitled to convert their shares. Such a public stockholder would still be entitled to vote against a proposed business combination with respect to all shares owned by it, its affiliates or other group members. We believe this restriction will prevent stockholders from accumulating large blocks of stock before the stockholder vote held to approve a proposed extended period or business combination and attempting to use the conversion right as a means to force us or our management to purchase their stock at a significant premium to the then current market price. Absent this provision, a public stockholder, or a group, that owns more than 10% of the shares sold in this offering could threaten to vote against a proposed extended period or business combination and seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to him some of their shares). By limiting the ability of each stockholder, together with any affiliate of it or any other person with whom it is acting in concert or as a partnership, syndicate or other group for the purpose of acquiring, holding or disposing of our securities," to convert only up to 10%, on an aggregate basis, of the shares sold in this offering, we believe we have limited the ability of a small group of stockholders to unreasonably attempt to block a transaction which is favored by our other public stockholders. However, we are not restricting the stockholders' ability to vote all of their shares against the extended period or business combination, as the case may be.

        Our initial unitholders will not have conversion rights with respect to founder shares because they have agreed to vote all such shares in accordance with the majority of the shares of common stock voted by our public stockholders with respect to an extended period, if any, or a business combination. In addition, our initial unitholders, officers and directors will not have conversion rights with respect to any shares they acquire in or after this offering because they have agreed to vote all of such shares in favor of any extended period and in favor of any proposed business combination. The actual per-share conversion price will be equal to the per share amount of approximately $9.85 initially deposited in the trust account (plus the per share amount of any interest earned on the proceeds in the trust account in excess of the amount released to us for working capital purposes, net of taxes payable on such interest calculated as of two business days prior to the date of (i) stockholder approval of the extended period or (ii) the consummation of our business combination, as the case may be). As this amount is lower than the $10.00 per unit offering price and it may be less than the market price of the common stock on the date of repurchase, there may be a disincentive on the part of public stockholders to exercise their conversion rights.

        A stockholder that votes against the extended period and also elects to convert its shares in connection with such vote may vote against our business combination at the applicable stockholder meeting held for that purpose, only to the extent such stockholder continues to hold shares or acquires additional shares through subsequent market purchases or otherwise, subject to the 10% limitation referred to above. However, such stockholder and its affiliates would be prohibited from exercising any conversion rights with respect to any shares (other than those as to which conversion had been elected in connection with the vote against the extended period) at the stockholder meeting held for the purpose of approving our business combination. We believe such limitation on conversion rights will deter stockholders who exercise their conversion rights in connection with the stockholder vote on the extended period from acquiring shares solely for the purpose of attempting to seek conversion, regardless of the merits of the transaction, if its shares are not purchased by us or our management at a premium to the then current market price (or if management refuses to transfer to it some of their shares).

        An eligible public stockholder who wishes to exercise its conversion rights may request conversion of its shares at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to a proposed extended period or business combination at a meeting held for that purpose, but the request will not be granted unless the public stockholder votes against the extended period or our business combination, as applicable, the extended period or our business combination, as the case may be, is approved and in the case of our business combination, is consummated, the public stockholder holds its shares through the date of stockholder approval of the extended period or the closing of our business combination, as the case may be, and the public stockholder follows the specific procedures for conversion that will be set forth in the proxy statement relating to the stockholder vote on an extended period or a proposed business combination. Following the approval of an extended period by our stockholders, in the case of a stockholder exercising conversion rights in connection with the vote to approve the extended period, or following approval of our business combination and until completion of our business combination or termination of the definitive agreement relating to the proposed business combination, in the case of a stockholder exercising conversion rights in connection with the vote to approve a business combination, any transfer of shares owned by a public stockholder who has requested to exercise its conversion rights will be blocked. If a public stockholder votes against an extended period or our business combination but fails to properly exercise its conversion rights, such public stockholder will not have its shares of common stock converted. Any request for conversion, once made, may be withdrawn at any time up to the date of the meeting of stockholders being held for the purpose of approving the extended period or the business combination as the case may be. Public stockholders who cause us to convert their shares of common stock into a pro rata share of the trust account will be paid their conversion price as promptly as practicable after the date of (i) stockholder approval of the extended period or (ii) consummation of a business combination, as the case may be. Public stockholders who exercise their conversion rights will still have the right to exercise any warrants they still hold.

        We may require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the approval of the extended period or the business combination, as the case may be, if we impose this requirement. Traditionally, in order to exercise conversion rights in connection with a blank check company's business combination, a holder could simply vote against a proposed business combination and check a box on the proxy card indicating such holder was seeking to exercise its conversion rights. After the business combination was approved, the company would contact such stockholder to arrange for such stockholder to deliver its certificate to verify ownership. As a result, the stockholder then had an "option window" after the consummation of the business combination during which it could monitor the price of the stock in the market. If the trading price rose above the conversion price, the stockholder could sell its shares in the open market before actually delivering its shares to the company for cancellation in consideration for the conversion price. Thus, the conversion right, to which stockholders were aware they needed to commit before the stockholder meeting, would become a "put" right surviving past the consummation of the business combination until the converting holder delivered its certificate. The requirement for physical or electronic delivery prior to the meeting ensures that a converting holder's election to convert is irrevocable once the business combination is approved.

        If we elect to require physical delivery of the share certificates, we would expect that stockholders would have to comply with the following steps. If the shares are held in street name, stockholders must instruct their account executive at the stockholders' bank or broker to withdraw the shares from the stockholders' account and request that a physical certificate be issued in the stockholders' name. Our transfer agent will be available to assist with the process. No later than the day prior to the stockholder meeting, the written instructions stating that the stockholder wishes to convert its shares into a pro rata share of the trust account and confirming that the stockholder has held the shares since the record date and will continue to hold them through the stockholder meeting and the closing of our business combination, if applicable, must be presented to our transfer agent. Certificates that have not been tendered in accordance with these procedures by the day prior to the stockholder meeting will not be converted into cash. In the event that a stockholder tenders its shares and decides prior the stockholder meeting that it does not want to convert its shares, the stockholder may withdraw the tender. In the event that a stockholder tenders shares in connection with a vote on a business combination and our business combination is not completed, these shares will not be converted into cash and the physical certificates representing these shares will be returned to the stockholder.

        We will not consummate a business combination if holders of 40% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights, on a cumulative basis, which includes any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period. We will not increase or decrease the conversion threshold prior to the consummation of our business combination. This may have the effect of making it easier for us to have a business combination approved over stockholder dissent than other blank check companies with a business purpose similar to ours. Similar blank check companies generally will not consummate a business combination if public stockholders holding more than 20% of their outstanding shares of common stock exercise their conversion rights.

        If a vote on our business combination is held and our business combination is not approved, we may continue to try to consummate our business combination with a different target until 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus).

  Liquidation if no business combination

        Our amended and restated certificate of incorporation, which we intend to adopt immediately prior to the closing of this offering, will provide that we will continue in existence only until 24 months following the consummation of this offering and that such provision may only be amended in connection with the consummation of our business combination or (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement or letter of intent with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period) in connection with an extension of our corporate existence to up to 30 months following the consummation of this offering, except for the purposes of winding up our affairs and liquidating pursuant to Section 278 of the Delaware General Corporation Law. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. Instead, we will notify the Delaware Secretary of State in writing on the termination date that our corporate existence is ceasing, and include with such notice payment of any franchise taxes then due to or assessable by the state. We view this provision terminating our corporate life 24 months following the consummation of this offering as an obligation to our stockholders and will not take any action to amend or waive this provision to allow us to survive for a longer period of time except in connection with the consummation of a business combination or an extension of our corporate existence to up to 30 months following the consummation of this offering, as described in this prospectus.

        If we are unable to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), as soon as practicable thereafter we will adopt a plan of distribution in accordance with Section 281(b) of the Delaware General Corporation Law. Section 278 of the Delaware General Corporation Law provides that our existence will continue for at least three years after its expiration for the purpose of prosecuting and defending suits, whether civil, criminal or administrative, by or against us, and of enabling us gradually to settle and close our business, to dispose of and convey our property, to discharge our liabilities and to distribute to our stockholders any remaining assets, but not for the purpose of continuing the business for which we were organized. Our existence will continue automatically even beyond the three-year period for the purpose of completing the prosecution or defense of suits begun prior to the expiration of the three-year period, until such time as any judgments, orders or decrees resulting from such suits are fully executed. Section 281(b) will require us to pay or make reasonable provision for all then-existing claims and obligations, including all contingent, conditional, or unmatured contractual claims known to us, and to make such provision as will be reasonably likely to be sufficient to provide compensation for any then-pending claims and for claims that have not been made known to us or that have not arisen but that, based on facts known to us at the time, are likely to arise or to become known to us within ten years after the date of dissolution. Under Section 281(b), the plan of distribution must provide for all of such claims to be paid in full or make provision for payments to be made in full, as applicable, if there are sufficient assets. If there are insufficient assets, the plan must provide that such claims and obligations be paid or provided for according to their priority and, among claims of equal priority, ratably to the extent of legally available assets. Any remaining assets will be available for distribution to our stockholders. We will distribute to all of our public stockholders, in proportion to their respective equity interests, an aggregate sum equal to the amount in the trust account, inclusive of any interest, plus any remaining net assets (subject to our obligations under Delaware law to provide for claims of creditors as described below).

        We anticipate notifying the trustee of the trust account to begin liquidating such assets promptly after our dissolution and anticipate it will take no more than ten business days to effectuate such distribution. Our initial unitholders have waived their rights to participate in any liquidation distribution with respect to their founder units. There will be no distribution from the trust account with respect to our warrants, which will expire worthless. We will pay the costs of liquidation from our remaining assets outside of the trust account. If the assets remaining outside of the trust account are insufficient to pay such liquidation costs, we will pay the remaining liquidation costs from the proceeds of the trust account prior to distributing the funds in the trust account to our public stockholders. In such event, the initial per-share liquidation price could be less than the approximately $9.85 per-share liquidation price described below.

        If we do not complete our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and expend all of the net proceeds of this offering, other than the proceeds deposited in the trust account, and without taking into account interest, if any, earned on the trust account, the initial per-share liquidation price would be approximately $9.85, or approximately $0.15 less than the per-unit offering price of $10.00. The per share liquidation price includes approximately $13.13 million attributable to the deferred underwriting discount (or approximately $15.09 million if the underwriters' over-allotment option is exercised in full) that would also be distributable to our public stockholders.

        The proceeds deposited in the trust account could, however, become subject to the claims of our creditors (which could include vendors and service providers we have engaged to assist us in any way in connection with our search for a target business and that are owed money by us, as well as target businesses themselves) which could have higher priority than the claims of our public stockholders. Blue Harbour Management, LP, an affiliate of Blue Harbour, has agreed that it will be liable to us if and to the extent that any claims by a prospective target business for fees and expenses of third parties that we agree in writing to pay in the event that we do not consummate a business combination with such prospective target business or any claims by a vendor for monies owed them for services rendered or products sold to us reduce the amounts in the trust account available for distribution to our stockholders in the event of a liquidation or exercise of conversion rights, except as to (i) any claims by a third party who executed a waiver of any and all rights to seek access to the trust account (even if such waiver is subsequently found to be invalid and unenforceable), and (ii) any claims under our indemnity of the underwriters of this offering against certain liabilities, including liabilities under the Securities Act.

        In the event that this indemnity obligation arose and Blue Harbour Management, LP did not comply with such obligation, we believe that we would have an obligation to seek enforcement of the obligation and that our board of directors would have a fiduciary duty to seek enforcement of such obligation on our behalf. Such a decision would be made by a majority of our disinterested directors based on the facts and circumstances at that time. Based on representations made to us by Blue Harbour Management, LP, we currently believe that it has adequate resources to fund its indemnity obligations, even though we have not asked it to reserve funds for such an eventuality. However, we cannot assure you that Blue Harbour Management, LP will be able to satisfy those obligations. Further, Blue Harbour Management, LP is liable only to the extent necessary to ensure that the amounts in the trust fund are not reduced. Accordingly, the actual per-share liquidation price could be less than $9.85, plus interest, due to claims of creditors. Additionally, if we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in our bankruptcy estate and subject to the claims of third parties with priority over the claims of our stockholders. To the extent any bankruptcy claims deplete the trust account, we cannot assure you we will be able to return to our public stockholders at least approximately $9.85 per share.

        Under the Delaware General Corporation Law, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. If the corporation complies with certain procedures set forth in Section 280 of the Delaware General Corporation Law intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder's pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, we do not intend to comply with those procedures since, as stated above, it is our intention to make liquidating distributions to our stockholders as soon as reasonably possible after 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) in the event our business combination has not been consummated. As such, our stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of our stockholders may extend beyond the third anniversary of such date. Because we will not be complying with Section 280, Section 281(b) of the Delaware General Corporation Law requires us to adopt a plan that will provide for our payment, based on facts known to us at such time, of (i) all existing claims, (ii) all pending claims and (iii) all claims that may be potentially brought against us within the subsequent ten years. Accordingly, we would be required to provide for any claims of creditors known to us at that time or those that we believe could be potentially brought against us within the subsequent ten years prior to our distributing the funds in the trust account to our public stockholders. As a result, if we liquidate, the per-share distribution from the trust account could be less than $9.85 due to claims or potential claims of creditors. However, because we are a blank check company, rather than an operating company, and our operations will be limited to searching for prospective target businesses to acquire, the most likely claims, if any, to arise would be from our vendors and service providers (such as accountants, lawyers, investment bankers, etc.) and potential target businesses.

        If we are forced to file a bankruptcy case or an involuntary bankruptcy case is filed against us which is not dismissed, any distributions received by stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a "preferential transfer" or a "fraudulent conveyance." As a result, a bankruptcy court could seek to recover all amounts received by our stockholders. Furthermore, because we intend to distribute the then-remaining proceeds held in the trust account, this may be viewed or interpreted as giving preference to our public stockholders over any potential creditors with respect to access to or distributions from our assets. Furthermore, our board of directors may be viewed as having breached its fiduciary duties to our creditors and/or may have acted in bad faith, and thereby exposed itself and our company to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. We cannot assure you that claims will not be brought against us for these reasons.

  Amended and Restated Certificate of Incorporation

        Our amended and restated certificate of incorporation will set forth certain requirements and restrictions that apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation will provide, among other things, that:

  •
  upon consummation of this offering, approximately $344.63 million, or approximately $395.42 million if the underwriters' over-allotment option is exercised in full (including

    $7.0 million from the sale of the insider warrants and approximately $13.13 million attributable to the deferred underwriting discount, or approximately $15.09 million if the underwriters over-allotment option is exercised in full) will be placed into the trust account;

  •
  we shall submit any proposed business combination to our stockholders for approval prior to consummating our business combination;

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  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described in this prospectus;

  •
  we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition;

  •
  prior to our business combination, we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock acquisition, exchangeable share transaction or similar transaction;

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  public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account less taxes payable;

  •
  prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that vote as a class with the common stock sold in this offering with respect to an extended period or a business combination;

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  we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock and (iii) public stockholders owning less than 40% of the shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any stockholders who previously exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

  •
  if we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will immediately cease, except for the purposes of winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

  •
  if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest and any net assets remaining available for distribution to them after payment of our liabilities;

  •
  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, our audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

  •
  our audit committee shall review and approve all payments made to our officers, directors, sponsor, initial unitholders, and our and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

        Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of at least 90% of our outstanding common stock issued in this offering to amend the above-described provisions (except for the provision terminating our corporate existence 24 months following the consummation of this offering, which may be amended without the consent of holders of at least 90% of our outstanding common stock issued in this offering, only in connection with the consummation of our business combination or in connection with an extension of our corporate existence to up to 30 months following the consummation of this offering, as described in this prospectus). This consent requirement is more stringent than the minimum stockholder consent requirement under Delaware law, and a court could conclude that the consent requirement constitutes a practical prohibition on amendment in violation of the stockholders' implicit rights to amend the corporate charter. In that case, these provisions could be amended without the consent of holders of at least 90% of our outstanding common stock issued in this offering, and any such amendment could reduce or eliminate the protection these provisions afford to our stockholders. However, we view all of the foregoing provisions as obligations to our stockholders. Except for the provision terminating our corporate existence 24 months following the consummation of this offering, which may be amended without the consent of holders of at least 90% of our outstanding common stock issued in this offering, only in connection with the consummation of our business combination or in connection with an extension of our corporate existence to up to 30 months following the consummation of this offering, as described in this prospectus, neither we nor our board of directors will propose any amendment to these provisions, or support, endorse or recommend any proposal that stockholders amend any of these provisions at any time prior to the consummation of our business combination (subject to any fiduciary duties or pre-existing contractual obligations our management or board of directors may have). In addition, we believe we have an obligation in every case to structure our business combination so that not less than one share less than 40% of the shares sold in this offering have the ability to be converted to cash by public stockholders exercising their conversion rights and the business combination will still go forward. Shares converted in connection with a vote to extend our corporate existence, if any, and in connection with the vote on our business combination will be aggregated for purposes of this 40% limit.

Competition

        In identifying, evaluating and selecting a target business for a business combination, we may encounter intense competition from other entities having a business objective similar to ours, including other blank check companies, private equity groups and leveraged buyout funds, and operating businesses seeking strategic acquisitions. Many of these entities are well established and have extensive experience identifying and effecting business combinations directly or through affiliates. Moreover, many of these competitors possess greater financial, technical, human and other resources than us. Our ability to acquire larger target businesses will be limited by our available financial resources. This inherent limitation gives others an advantage in pursuing the acquisition of a target business. Furthermore:

  •
  our obligation to seek stockholder approval of a business combination or obtain necessary financial information may delay the completion of a transaction;

  •
  the right of our public stockholders who vote against an extended period or the business combination to exercise their conversion rights may reduce the resources available to us for a business combination;

  •
  we will not consummate a business combination if holders of 40% or more of our outstanding shares of common stock sold in this offering properly exercise their conversion rights on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

  •
  our outstanding warrants, and the future dilution they potentially represent, may not be viewed favorably by certain target businesses; and

  •
  the requirement to acquire one or more businesses having a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition could require us to acquire the assets of several businesses at the same time, all of which sales would be contingent on the closings of the other sales, which could make it more difficult to consummate the business combination.

        Any of these factors may place us at a competitive disadvantage in successfully negotiating a business combination.

Facilities

        We currently maintain our executive offices at 646 Steamboat Road, Greenwich, Connecticut 06830. The cost for this space is included in the $10,000 per month fee described above that Blue Harbour Group, L.P. will charge us for office space, secretarial support and administrative services from the date of this prospectus. We believe, based on rents and fees for similar services in the Greenwich, Connecticut metropolitan area that the fee charged by Blue Harbour Group, L.P. is at least as favorable as we could have obtained from an unaffiliated person or entity. We consider our current office space adequate for our current operations.

Employees

        We currently have one executive officer. This individual is not obligated to devote any specific number of hours to our matters but he intends to devote as much of his time as he deems necessary to our affairs until we have completed our business combination. The amount of time he will devote in any time period will vary based on whether a target business has been selected for our business combination and the stage of the business combination process the company is in. We do not intend to have any full time employees prior to the consummation of our business combination.

Periodic Reporting and Financial Information

        We will register our units, common stock and warrants under the Exchange Act and will have reporting obligations, including the requirement that we file annual, quarterly and current reports with the SEC. In accordance with the requirements of the Exchange Act, our annual reports will contain financial statements audited and reported on by our independent registered public accountants.

        We will provide stockholders with audited financial statements of the prospective target business as part of the proxy solicitation materials sent to stockholders to assist them in assessing the target business. In all likelihood, these financial statements will need to be prepared in accordance with United States generally accepted accounting principles. We cannot assure you that any particular target business identified by us as a potential acquisition candidate will have financial statements prepared in accordance with United States generally accepted accounting principles or that the potential target business will be able to prepare its financial statements in accordance with United States generally accepted accounting principles. To the extent that this requirement cannot be met, we may not be able to acquire the proposed target business. While this may limit the pool of potential acquisition candidates, we do not believe that this limitation will be material.

        We will be required to have our internal control procedures audited for the fiscal year ending December 31, 2009 as required by the Sarbanes-Oxley Act. A target company may not be in compliance with the provisions of the Sarbanes-Oxley Act regarding adequacy of their internal controls. The development of the internal controls of any such entity to achieve compliance with the Sarbanes-Oxley Act may increase the time and costs necessary to complete any such acquisition.

Legal Proceedings

        There is no material litigation, arbitration or governmental proceeding currently pending against us or any members of our management team in their capacity as such, and we and the members of our management team have not been subject to any such proceeding in the twelve months preceding the date of this prospectus. Members of our management and board of directors may, from time to time, be named as parties to litigation arising in connection with the business activities or investments of such persons unrelated to us.

COMPARISON OF THIS OFFERING TO OFFERINGS OF THOSE
BLANK CHECK COMPANIES SUBJECT TO RULE 419

        The following table compares the terms of this offering to the terms of an offering by a blank check company subject to the provisions of Rule 419. This comparison assumes that the gross proceeds, underwriting discount and underwriting expenses of our offering would be identical to those of an offering undertaken by a company subject to Rule 419, and that the underwriters will not exercise their over-allotment option. None of the provisions of Rule 419 apply to our offering.

	Terms of Our Offering	Terms Under a Rule 419 Offering
Escrow of offering proceeds
Approximately $344.63 million of the net offering proceeds, including the $7.0 million net proceeds from the sale of the insider warrants and approximately $13.13 million attributable to the deferred underwriting discount (approximately $15.09 million if the underwriters' over-allotment option is exercised in full), will be deposited into a trust account at JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, as trustee.
Approximately $292.95 million of the offering proceeds, representing the gross proceeds of this offering, would be required to be deposited into either an escrow account with an insured depositary institution or in a separate bank account established by a broker-dealer in which the broker-dealer acts as trustee for persons having the beneficial interests in the account.
Investment of net proceeds
Approximately $344.63 million of the net offering proceeds, including the $7.0 million net proceeds from the sale of the insider warrants and approximately $13.13 million attributable to the deferred underwriting discount (approximately $15.09 million if the underwriters' over-allotment option is exercised in full) held in trust will be invested only in United States government treasury bills with a maturity of 180 days or less or in money market funds meeting certain conditions under Rule 2a-7 under the Investment Company Act.
Proceeds could be invested only in specified securities such as a money market fund meeting conditions of the Investment Company Act or in securities that are direct obligations of, or obligations guaranteed as to principal or interest by, the United States.
Receipt of interest on escrowed funds
Interest on proceeds from the trust account to be paid to stockholders is reduced by (i) any taxes paid or due on the interest generated and then (ii) up to $5.3 million, subject to adjustment, that can be used for
Interest on funds in escrow account would be held for the sole benefit of investors, unless and only after the funds held in escrow were released to us in connection with our consummation of a business

	working capital purposes and (iii) in the event of our liquidation for failure to consummate our business combination within the allotted time, interest that may be released to us should we have no or insufficient working capital to fund the costs and expenses of our dissolution and liquidation.	combination.
Limitation on fair value or net assets of target business
	To constitute our business combination, an acquisition of one or more target businesses must have a fair market value, individually or collectively, equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition.	The fair value or net assets of a target business must represent at least 80% of the maximum offering proceeds.
Trading of securities issued
We intend to have the common stock and warrants comprising the units begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) the exercise in full of the underwriters' over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters' over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.
No trading of the units or the underlying common stock and warrants would be permitted until the completion of a business combination. During this period, the securities would be held in the escrow or trust account.

Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing.
Exercise of the warrants	The warrants cannot be exercised until the later of our completion of our business combination and 12 months from the date of this prospectus.
The warrants could be exercised prior to the completion of a business combination, but securities received and cash paid in connection with the exercise would be deposited in the escrow or trust account.
Election to remain an investor
Stockholders will have the opportunity to vote on any proposed extended period and our business combination. Each stockholder will be sent a proxy statement containing information regarding such business combination or extended period. A public stockholder who wishes to exercise its conversion rights will be required to notify us of its election to exercise its conversion rights at any time after the mailing to our stockholders of the proxy statement and prior to the vote taken with respect to an
A prospectus containing information pertaining to the business combination required by the SEC would be sent to each investor. Each investor would be given the opportunity to notify the company in writing, within a period of no less than 20 business days and no more than 45 business days from the effective date of a post-effective amendment to the company's registration statement, to decide if it elects to remain a stockholder of the company or require the return of its investment. If the company has not received the notification by extended period or a proposed business combination at a meeting held for that purpose. We may also require public stockholders to tender their certificates to our transfer agent prior to the meeting or to deliver their shares to the transfer agent electronically using the Depository Trust Company's DWAC (Deposit/Withdrawal At Custodian) System. We will notify investors on a Current Report on Form 8-K and in our proxy statement related to the extended period or the business combination if we impose this requirement. A stockholder's election to convert will not be valid unless the public stockholder follows the procedures described in this prospectus. A stockholder who does not follow these procedures or a stockholder who does not take any action would not be entitled to the return of any funds from the trust account.
the end of the 45th business day, funds and interest or dividends, if any, held in the trust or escrow account are automatically returned to the stockholder. Unless a sufficient number of investors elect to remain investors, all funds on deposit in the escrow account must be returned to all of the investors and none of the securities are issued.
Business combination deadline
	Pursuant to our amended and restated certificate of incorporation, which will be in effect upon consummation of this offering, our corporate existence will cease 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) except for the purposes of winding up our affairs and we will liquidate. However, if we complete a business combination within this time period, we will amend this provision to allow for our perpetual existence following such business combination. If we are unable to complete a business combination prior to the date that is 24 months following the consummation of this offering (or 30 months if an extended	If an acquisition has not been consummated within 18 months after the effective date of the company's registration statement, funds held in the trust or escrow account are returned to investors.

period is approved as described in this prospectus), our existence will automatically terminate and as promptly as practicable thereafter the trustee will commence liquidating the investments constituting the trust account and distributing the proceeds to our public stockholders, including any interest earned on the trust account not used to cover liquidation expenses, net of income taxes payable on such interest and after distribution to us of interest income on the trust account balance as described in this prospectus.
Release of funds
	Except for up to $5.3 million, subject to adjustment, of the interest income (net of taxes payable on such interest) earned on the trust account balance released to us to pay any income taxes on such interest and to fund our working capital requirements, the full proceeds held in the trust account will not be released to us until the closing of our business combination or the failure to complete our business combination within the allotted time.	The proceeds held in the escrow account are not released until the earlier of the completion of a business combination or the failure to effect a business combination within the allotted time.

MANAGEMENT

Executive Officer and Directors

        Our current executive officer, director and director nominee are as follows:

Name	Age	Position
Clifton S. Robbins	50	Chairman of the Board, Chief Executive Officer, President and Secretary
Mark Lasry	48	Director Nominee

        Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary, is the founder and Chief Executive Officer of Blue Harbour. Mr. Robbins has over 20 years of experience investing globally in public and private companies, including debt and equity securities, as well as serving on numerous boards of directors. Prior to forming Blue Harbour, Mr. Robbins served as a Managing Member of General Atlantic Partners, LLC, a global private equity firm from 2000 through 2003. Prior to that, Mr. Robbins served as a General Partner of Kohlberg Kravis Roberts & Co. where from 1987 until 2000, he played a significant role in many of the firm's leveraged buyout transactions and financings, which aggregated approximately $50 billion.

        Marc Lasry is the Chairman, Chief Executive Officer, and a founding Partner of Avenue Capital Group, a global investment manager with approximately $17.6 billion in assets. Distressed investing has been the focus of his professional career for over 21 years. Previously, he managed capital for Amroc Investments, L.P., which was affiliated with Acadia Partners, an investment partnership whose general partners include Keystone, Inc. (an investment partnership firm that was associated with the Robert M. Bass Group, Inc.), American Express Company and the Equitable Life Assurance Society of America. Prior to that, he was Co-Director of the Bankruptcy and Corporate Reorganization Department at Cowen & Company. Mr. Lasry graduated with a B.A. in History from Clark University and received a J.D from New York Law School. Mr. Lasry is on the board of directors of The John F. Kennedy Center for the Performing Arts, The Mount Sinai Medical Center, The Clinton Foundation, and the 92nd Street Y.

        We expect to name additional officers and director nominees prior to the completion of this offering.

Number and Terms of Office of Directors and Officers

        Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, divides our board of directors into three classes with one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors will expire at our first annual meeting of stockholders following the consummation of this offering. The term of office of the second class of directors will expire at the second annual meeting of stockholders following the consummation of this offering. The term of office of the third class of directors will expire at the third annual meeting of stockholders following the consummation of this offering.

        Our officers are appointed by our board of directors and serve at the discretion of our board of directors, rather than for specific terms of office. Our board of directors is authorized to appoint persons to the offices set forth in our amended and restated bylaws as it deems appropriate. Our amended and restated bylaws provide that our officers may consist of a chairman of the board, chief executive officer, president, chief financial officer, vice presidents, secretary, treasurer and such other officers as may be determined by the board of directors.

        These individuals will play a key role in identifying and evaluating prospective acquisition candidates, selecting the target businesses, and structuring, negotiating and consummating their acquisition. We believe that the skills and experience of these individuals, their collective access to acquisition opportunities and ideas, their contacts, and their transactional experience should enable them to successfully identify and effect an acquisition.

Executive Officer and Director Compensation

        None of our executive officers or directors has received any cash compensation for services rendered. Commencing on the date of this prospectus through the earlier of consummation of a business combination or our liquidation, we will pay a total of $10,000 per month for office space, secretarial support and administrative services to Blue Harbour Group, L.P. We believe that such fees are at least as favorable as we could have obtained from an unaffiliated person or entity for such services. Other than this $10,000 per month fee, no compensation of any kind, including finder's and consulting fees, will be paid to Blue Harbour Group, L.P., executive officers and directors, or any of their respective affiliates, for services rendered to us prior to or in connection with the consummation of a business combination. We are not party to any agreements with our executive officers and directors that provide for benefits upon termination of employment. However, these individuals will be reimbursed for any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on target businesses. After completion of a business combination, directors or members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders in connection with the stockholder meeting to approve a proposed business combination. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider a business combination, as it will be up to the directors of the post-combination business to determine executive and director compensation. We do not intend to take any action to ensure that members of our management team maintain their positions with us after the consummation of our business combination, although it is possible that some or all of our executive officers and directors may negotiate employment or consulting arrangements to remain with the company after the business combination. The existence or terms of any such employment or consulting arrangements to retain their positions with the company may influence our management's motivation in identifying or selecting a target business but we do not believe that the ability of our management to remain with the company after the consummation of a business combination will be a determining factor in our decision to proceed with any potential business combination.

Director Independence

        The listing standards of the American Stock Exchange requires that a majority of our board of directors must be composed of "independent directors," which is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship, which, in the opinion of the company's board of directors would interfere with the director's exercise of independent judgment in carrying out the responsibilities of a director. In order to be considered to be independent for purposes of Rule 10A-3 of the Exchange Act of 1934, as amended, a member of an audit committee of a listed company may not, other than in his or her capacity as a member of our audit committee, the board of directors, or any other board committee: (1) accept, directly or indirectly, any consulting, advisory, or other compensatory fee from the listed company or any of its subsidiaries; or (2) be an affiliated person of the listed company or any of its subsidiaries.

        Our board of directors has determined that Marc Lasry, who has agreed to join our board of directors upon the consummation of this offering, will be an independent director as such term is defined under the rules of the listing standards of the American Stock Exchange and Rule 10A-3 of the

Exchange Act. Our independent directors will have regularly scheduled meetings at which only independent directors are present.

        We will not consummate a business combination with an entity which is affiliated with our sponsor or any of our officers or directors, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approve the transaction.

Nominating and Corporate Governance Committee

        The listing standards of the American Stock Exchange requires that nominees for election to our board of directors must be either selected, or recommended for our full board's selection, by either a nominating committee comprised solely of our independent directors or by a majority of our independent directors. In addition, the listing standards of the American Stock Exchange require that we adopt a formal written charter or resolution of our board, as applicable, addressing the director nomination process.

        Effective upon consummation of this offering, we will establish a nominating and corporate governance committee of the board of directors, which will consist of Marc Lasry, who is an independent director under the listing standards of the American Stock Exchange. The Nominating and Corporate Governance Committee will be responsible for overseeing the selection of persons to be nominated to serve on our board of directors. The Nominating and Corporate Governance Committee will consider persons identified by its members, management, stockholders, investment bankers and others. In conducting its assessment, the Nominating and Corporate Governance Committee will consider and evaluate each candidate for election to our board based upon criteria which will be specified in the Nominating and Corporate Governance Committee Charter. The Nominating and Corporate Governance Committee will not distinguish among nominees recommended by stockholders and other persons. The Nominating and Corporate Governance Committee Charter requires an assessment of each candidate based upon the following criteria:

  •
  whether the candidate is independent pursuant to the requirements of the listing standards of the American Stock Exchange;

  •
  whether the candidate is accomplished in his or her field and has a reputation, both personally and professionally, that is consistent with our image and reputation;

  •
  whether the candidate has the ability to read and understand fundamental financial statements, and, if applicable, whether the candidate satisfies the criteria for being an "audit committee financial expert," as defined by the SEC;

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  whether the candidate has relevant experience and expertise and would be able to provide insights and practical wisdom based upon that experience and expertise;

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  whether the candidate has knowledge of our company and issues affecting us;

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  whether the candidate is committed to enhancing stockholder value;

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  whether the candidate fully understands, or has the capacity to fully understand, the legal responsibilities of a director and the governance processes of a public company;

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  whether the candidate is of high moral and ethical character and would be willing to apply sound, objective and independent business judgment and to assume broad fiduciary responsibility;

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  whether the candidate would be willing to commit the required hours necessary to discharge the duties of board membership;

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  whether the candidate has any prohibitive interlocking relationships or conflicts of interest; and

  •
  whether the candidate is able to develop a good working relationship with other board members and contribute to our board's working relationship with our senior management.

Audit Committee

        Effective upon consummation of this offering, we will establish an audit committee of our board of directors, which will consist of Marc Lasry, who has been determined to be "independent" as defined in Rule 10A-3 of the Exchange Act and the rules of the listing standards of the American Stock Exchange. Our audit committee's duties, which will be specified in our Audit Committee Charter, will include, but not be limited to:

  •
  reviewing and discussing with management and the independent auditor the annual audited financial statements;

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  discussing with management and the independent auditor significant financial reporting issues and judgments made in connection with the preparation of our financial statements;

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  discussing with management major risk assessment and risk management policies;

  •
  monitoring the independence of the independent auditor;

  •
  verifying the rotation of the lead (or coordinating) audit partner having primary responsibility for the audit and the audit partner responsible for reviewing the audit as required by law;

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  reviewing and approving all related-party transactions;

  •
  inquiring and discussing with management our compliance with applicable laws and regulations;

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  pre-approving all audit services and permitted non-audit services to be performed by our independent auditor, including the fees and terms of the services to be performed;

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  appointing or replacing the independent auditor;

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  determining the compensation and oversight of the work of the independent auditor (including resolution of disagreements between management and the independent auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or related work; and

  •
  establishing procedures for the receipt, retention and treatment of complaints received by us regarding accounting, internal accounting controls or reports which raise material issues regarding our financial statements or accounting policies.

        Prior to our completion of a business combination, our audit committee will also monitor compliance on a quarterly basis with the terms described below and the other material terms relating to this offering. If any noncompliance is identified, then our audit committee will be charged with the responsibility to immediately take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering.

Financial Expert on Audit Committee

        Our audit committee must at all times be composed exclusively of "independent directors" who, as required by the listing standards of the American Stock Exchange, are able to read and understand fundamental financial statements, including a company's balance sheet, income statement and cash flow statement.

        In addition, we must certify to the American Stock Exchange that the committee has, and will continue to have, at least one member who has past employment experience in finance or accounting, requisite professional certification in accounting, or other comparable experience or background that results in the individual's financial sophistication. The board of directors has determined that Marc Lasry satisfies the American Stock Exchange's definition of financial sophistication and also qualifies as an "audit committee financial expert," as defined under rules and regulations of the SEC.

Code of Ethics and Committee Charters

        As of the date of this prospectus, we have adopted a code of ethics that applies to our officers, directors and employees and have filed copies of our code of ethics and our board committee charters as exhibits to the registration statement of which this prospectus is a part. You will be able to review these documents by accessing our public filings at the SEC's web site at www.sec.gov. In addition, a copy of the code of ethics will be provided without charge upon request to us. We intend to disclose any amendments to or waivers of certain provisions of our code of ethics in a Current Report on Form 8-K.

Conflicts of Interest

        Certain of our officers and directors are now, and all of them may in the future become, affiliated with entities engaged in business activities similar to those intended to be conducted by us. In the event that any of our officers and directors becomes aware of a business combination opportunity that falls within the line of business of any entity to which such officer or director has fiduciary duties or pre-existing contractual obligations may have conflicts of interest in determining to which entity a particular business opportunity should be presented.

        Our officers and directors may become aware of business opportunities which may be appropriate for presentation to us and the other entities to which they owe certain fiduciary duties. Accordingly, they may have conflicts of interest in determining to which entity a particular business opportunity should be presented. In order to minimize potential conflicts of interest that may arise from multiple corporate affiliations, Blue Harbour Group, L.P. and each of our officers have agreed, until the earliest of our business combination, our liquidation or, in the case of an officer, such time as he or she ceases to be an officer, to present to us for our consideration, any opportunity to acquire a business with a fair market value of $280 million or more prior to presentation to any other entity, subject to any duties or pre-existing contractual obligations of such officer. Except to the extent that our officers present potential acquisition opportunities to us in accordance with their agreement discussed above, we cannot assure you that these conflicts will be resolved in our favor or that a potential target business would not be presented to another entity prior to its presentation to us.

        Potential investors should also be aware of the following other potential conflicts of interest:

  •
  None of our officers or directors is required to commit his or her full time to our affairs and, accordingly, may have conflicts of interest in allocating his or her time among various business activities.

  •
  In the course of their other business activities, our officers and directors may become aware of investment and business opportunities which may be appropriate for presentation to our company as well as the other entities with which they are affiliated. Our management may have conflicts of interest in determining to which entity a particular business opportunity should be presented. For a complete description of our management's other affiliations, see "—Executive Officers and Directors."

  •
  Our sponsor has purchased founder units prior to the date of this prospectus (of which it intends to transfer 150,938 founder units prior to the consummation of this offering to Marc

    Lasry, who will serve as an independent director upon the consummation of this offering) and our sponsor will purchase insider warrants in a transaction that will close on or prior to the date of this prospectus. If we do not complete a business combination within 24 months following consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), the proceeds of the sale of the insider warrants will become part of the distribution of the trust account to our public stockholders and the insider warrants will expire worthless. Additionally, our initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination. With certain limited exceptions, the founder shares and the founder warrants (including the common stock issuable upon exercise of the founder warrants) will not be transferable, assignable or salable by the initial unitholders before one year after the consummation of a business combination, and the insider warrants (including the common stock issuable upon exercise of the insider warrants) will not be transferable, assignable or salable by our sponsor until the completion of our business combination. Since each of our executive officers will beneficially own shares of our common stock or warrants through our sponsor and our initial unitholders own shares of our common stock directly, our officers and directors may have a conflict of interest in determining whether a particular target business is an appropriate business with which to effect a business combination.

  •
  Our officers and directors may have a conflict of interest with respect to evaluating a particular business combination if the retention or resignation of any such officers and directors were included by a target business as a condition to any agreement with respect to a business combination.

        We will not consummate a business combination with an entity that is affiliated with our sponsor or any of our officers or directors, including an entity that is either a portfolio company of, or has otherwise received a material financial investment from, any fund or investment company (or an affiliate thereof) that is affiliated with such individuals or entities, unless we obtain an opinion from an independent investment banking firm that the business combination is fair to our unaffiliated stockholders from a financial point of view and a majority of our disinterested independent directors approves the transaction. Furthermore, in no event will our sponsor or any of our existing officers or directors, or any of their respective affiliates, be paid any finder's fee, consulting fee or other compensation prior to, or for any services they render in order to effect, the consummation of a business combination.

        In general, officers and directors of a corporation incorporated under the laws of the State of Delaware are required to present business opportunities to a corporation if:

  •
  the corporation could financially undertake the opportunity;

  •
  the opportunity is within the corporation's line of business; and

  •
  it would not be fair to the corporation and its stockholders for the opportunity not to be brought to the attention of the corporation.

        Accordingly, as a result of multiple business affiliations, our officers and directors may have similar legal obligations relating to presenting business opportunities meeting the above-listed criteria to multiple entities. Mr. Robbins is an officer, member or partner of our sponsor and its affiliated entities.

        In addition, conflicts of interest may arise when our board evaluates a particular business opportunity with respect to the above-listed criteria. We cannot assure you that any of the above mentioned conflicts will be resolved in our favor.

        In connection with the vote required for any proposed extended period, or business combination our initial unitholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. In addition, initial unitholders and each of our officers and directors have agreed to vote any shares acquired in or after this offering in favor of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Accordingly, our initial unitholders, officers and directors may vote shares acquired in or after this offering in any way they choose, except in connection with approval of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our initial unitholders, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our initial unitholders, officers and directors will participate in any liquidation distributions with respect to any shares they acquire in or after this offering.

Limitation on Liability and Indemnification of Directors and Officers

        Our amended and restated certificate of incorporation provides that our directors and officers will be indemnified by us to the fullest extent authorized by Delaware law as it now exists or may in the future be amended. In addition, our amended and restated certificate of incorporation provides that our directors will not be personally liable for monetary damages to us for breaches of their fiduciary duty as directors, unless they violated their duty of loyalty to us or our stockholders, acted in bad faith, knowingly or intentionally violated the law, authorized unlawful payments of dividends, unlawful stock purchases or unlawful redemptions, or derived an improper personal benefit from their actions as directors.

        We will enter into agreements with our officers and directors to provide contractual indemnification in addition to the indemnification provided for in our amended and restated certificate of incorporation. We believe that these provisions and agreements are necessary to attract qualified directors. Our amended and restated bylaws also will permit us to secure insurance on behalf of any officer, director or employee for any liability arising out of his or her actions, regardless of whether Delaware law would permit such indemnification. We will purchase a policy of directors' and officers' liability insurance that insures our directors and officers against the cost of defense, settlement or payment of a judgment in some circumstances and insures us against our obligations to indemnify our directors and officers.

        These provisions may discourage stockholders from bringing a lawsuit against our directors for breach of their fiduciary duty. These provisions also may have the effect of reducing the likelihood of derivative litigation against directors and officers, even though such an action, if successful, might otherwise benefit us and our stockholders. Furthermore, a stockholder's investment may be adversely affected to the extent we pay the costs of settlement and damage awards against directors and officers pursuant to these indemnification provisions. We believe that these provisions, the insurance and the indemnity agreements are necessary to attract and retain talented and experienced directors and officers.

PRINCIPAL STOCKHOLDERS

        The following table sets forth information regarding the beneficial ownership of our common stock for purposes of Rule 13d-3 of the Securities Act as of the date of this prospectus, and as adjusted to reflect the sale of our common stock included in the units offered by this prospectus, and assuming no purchase of units in this offering, by:

  •
  each person known by us to be the beneficial owner of more than 5% of our outstanding shares of common stock;

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  each of our officers and directors; and

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  all our officers and directors as a group.

        Unless otherwise indicated, we believe that all persons named in the table have sole voting and investment power with respect to all shares of common stock beneficially owned by them. The following table does not reflect record or beneficial ownership of the insider warrants as these warrants are not exercisable within 60 days of the date of this prospectus.

	Common Stock
	Before the Offering		As Adjusted for Offering Assuming Forfeiture(3)		As Adjusted for Offering Assuming Full Exercise of Over-Allotment Option
Name and Address of Beneficial Owners(1)	Number of Shares(2)	Percentage of Common Stock	Number of Shares	Percentage of Common Stock	Number of Shares	Percentage of Common Stock
BHG Investors LLC (our sponsor)(4)	9,911,562	98.5%	8,618,750	19.7%	9,911,562	19.7%
Clifton S. Robbins(5)	9,911,562	98.5%	8,618,750	19.7%	9,911,562	19.7%
Marc Lasry(6)	150,938	1.5%	131,250	*	150,938	*
All directors and executive officers as a group (2) individuals)	10,062,500	100%	8,750,000	20%	10,062,500	20%

*
Less than 1%.

(1)
Unless otherwise indicated, the address of each beneficial owner is 646 Steamboat Road, Greenwich, Connecticut 06830.

(2)
Up to 1,312,500 founder shares and founder warrants issued before the offering are subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full.

(3)
Assumes no exercise of the over-allotment option and the resulting forfeiture of an aggregate of 1,312,500 founder shares and founder warrants held by our initial unitholders.

(4)
BHG Investors Holdings LLC is the sole managing member of our sponsor and may be considered to have beneficial ownership of our sponsor's interest in us.

(5)
Mr. Robbins is the sole managing member of BHG Investors Holdings LLC, the sole managing member of our sponsor, and may be considered to have beneficial ownership of our sponsor's interests in us. Mr. Robbins disclaims beneficial ownership of any shares of our common stock in which he does not have a pecuniary interest.

(6)
Marc Lasry has agreed to serve as a member of our board of directors upon consummation of this offering. Prior to the consummation of this offering, our sponsor will transfer 150,938 founder units to Marc Lasry.

        In March 2008, our sponsor purchased an aggregate of 10,062,500 founder units for an aggregate purchase price of $30,188, or approximately $0.003 per founder unit. Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary, is the sole managing member of BHG

Investors Holdings LLC, the sole managing member of our sponsor. Prior to the closing of this offering, our sponsor will transfer 150,938 founder units to Marc Lasry.

        Immediately after this offering, our initial unitholders will beneficially own 20% of the issued and outstanding shares of our common stock. Because of this ownership block, they may be able to effectively influence the outcome of all matters requiring approval by our stockholders, including the election of directors and approval of significant corporate transactions other than approval of our business combination and extended period.

        To the extent the underwriters do not exercise in full the over-allotment option, our initial unitholders will forfeit up to an aggregate of 1,312,500 founder units in order to maintain our initial unitholders' 20% ownership interest in our units on a fully-diluted basis after giving effect to the offering and the exercise, if any, of the underwriters' over-allotment option.

        In addition, if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act, we may effect a stock dividend in such amount to maintain the initial unitholders' collective ownership at 20% of our issued and outstanding units upon consummation of the offering. If we decrease the size of the offering we will effect a reverse split of our common stock to maintain the initial unitholders' collective ownership at 20% of our issued and outstanding shares of common stock upon consummation of this offering.

        Our sponsor has entered into an agreement with us to purchase, at a price of $1.00 per warrant, insider warrants to purchase 7,000,000 shares of our common stock. Our sponsor is obligated to purchase such insider warrants from us on or prior to the date of this prospectus. The purchase price of the insider warrants will be added to the proceeds from this offering to be held in the trust account pending our completion of our business combination. If we do not complete our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), the proceeds of the sale of the insider warrants will become part of the distribution of the trust account to our public stockholders and the insider warrants will expire worthless. The insider warrants are identical to the warrants included in the units sold in this offering except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, as described in more detail herein, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of our business combination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

        In March 2008, our sponsor purchased an aggregate of 10,062,500 founder units for an aggregate purchase price of $30,188, or approximately $0.003 per founder unit. Prior to the consummation of this offering, our sponsor intends to transfer 150,938 founder units to Marc Lasry, who will serve as a member of our board of directors upon consummation of this offering. We expect that our sponsor will transfer additional founder units to other director nominees who have not yet been determined. Our initial unitholders will collectively own 20% of our issued and outstanding shares after this offering and the exercise, if any, of the underwriters' over-allotment option (assuming none of our initial unitholders purchases units in this offering). If the size of the offering is increased, a stock dividend would be effectuated in order to maintain the ownership represented by the founder units at the same percentage.

        If the underwriters do not exercise their over-allotment option, our initial unitholders will forfeit up to an aggregate of 1,312,500 founder units founder units for no consideration to ensure that the number of issued and outstanding founder units will equal 20% of the aggregate number of our issued and outstanding units. The forfeiture will be allocated among the initial unitholders on a pro rata basis. If such units are forfeited, the underlying shares would revert to unissued shares.

        Clifton S. Robbins, our chairman of the board, chief executive officer, president and secretary, is the sole managing member of BHG Investors Holdings LLC, the sole managing member of our sponsor.

        Our sponsor has also committed, pursuant to a warrant purchase agreement with us, to purchase 7,000,000 warrants, which we refer to as insider warrants, from us in a private placement to take place on or prior to the date of this prospectus. Our sponsor will purchase the insider warrants at a price of $1.00 per warrant (for a total purchase price of $7.0 million). Each insider warrant entitles the holder to purchase one share of our common stock. Our sponsor has agreed that the insider warrants (including the common stock issuable upon exercise of the insider warrants) will not, be transferred, assigned or sold by it until the completion of our business combination other than transfers, assignments and sales to permitted transferees.

        Blue Harbour Group, L.P. has agreed, from the date of this prospectus through the earlier of our consummation of a business combination or our liquidation, make available to us office space and certain office and secretarial support and administrative services, as we may require from time to time. We have agreed to pay Blue Harbour Group, L.P. $10,000 per month for these services. We believe, based on rents and fees for similar services in the Greenwich, Connecticut metropolitan area, that the fee charged by Blue Harbour Group, L.P. is at least as favorable as we could have obtained from an unaffiliated person or entity.

        As of the date of this prospectus, Clifton S. Robbins has also advanced to us an aggregate of $200,000 to cover expenses related to this offering. This loan will be payable without interest on the earlier of January 31, 2009 or the consummation of this offering. We intend to repay this loan from the proceeds of this offering not placed in trust.

        Other than the $10,000 per-month administrative fee paid to Blue Harbour Group, L.P. and reimbursement of any out-of-pocket expenses incurred in connection with activities on our behalf such as identifying potential target businesses and performing due diligence on target businesses, no compensation or fees of any kind, including finder's fees, consulting fees or other similar compensation, will be paid to our sponsor, officers or directors, or to any of their respective affiliates, prior to or with respect to our business combination (regardless of the type of transaction that it is).

        After our business combination, members of our management team who remain with us may be paid consulting, management or other fees from the combined company with any and all amounts being fully disclosed to our stockholders, to the extent then known, in the proxy solicitation materials furnished to our stockholders. It is unlikely the amount of such compensation will be known at the time of a stockholder meeting held to consider our business combination, as it will be up to the directors of the post-combination business will be responsible for determining executive and director compensation.

        All ongoing and future transactions between us and "related person" (as defined in Item 404(a) of Regulation S-K) or his or her respective affiliates, including loans by members of our management team, will be on terms believed by us at that time, based upon other similar arrangements known to us, to be no less favorable to us than are available from unaffiliated third parties. Our audit committee charter provides that such transactions or loans, including any forgiveness of loans, will require prior approval in each instance by our audit committee which will have access, at our expense, to our attorneys or independent legal counsel. It is our intention to obtain estimates from unaffiliated third parties for similar goods or services to ascertain whether such transactions with affiliates are on terms that are no less favorable to us than are otherwise available from such unaffiliated third parties. If a transaction with an affiliated third party were found to be on terms less favorable to us than with an unaffiliated third party, we would not engage in such transaction.

        Pursuant to a registration rights agreement, our initial unitholders will hold registration rights to require us to register a sale of any of our securities held by them pursuant to a registration rights agreement to be signed prior to or on the effective date of this offering. These stockholders will be entitled to make up to three demands that we register such securities for sale under the Securities Act. In addition, these stockholders will have "piggy-back" registration rights to include their securities in other registration statements filed by us. However, the registration rights agreement will provide that we will not permit any registration statement filed under the Securities Act to become effective until termination of the applicable lock-up period, which occurs after the completion of our business combination. We will bear the costs and expenses of filing any such registration statements.

DESCRIPTION OF SECURITIES

        Our authorized capital stock consists of 200,000,000 shares of common stock, $0.0001 par value, and 1,000,000 shares of undesignated preferred stock, $0.0001 par value. The following description summarizes the material terms of our capital stock. Because it is only a summary, it may not contain all the information that is important to you.

Units

        Each unit consists of one share of common stock and one warrant. Each warrant entitles the holder to purchase one share of common stock. We intend to have the common stock and warrants comprising the units begin separate trading five business days (or as soon as practicable thereafter) following the earlier to occur of (1) the expiration of the underwriters' over-allotment option and (2) the exercise in full of the underwriters' over-allotment option, subject in either case to our having filed a Current Report on Form 8-K with the SEC, containing an audited balance sheet reflecting our receipt of the gross proceeds of this offering, including the underwriters' over-allotment option, if applicable, and issuing a press release announcing when such separate trading will begin.

        Following the date the common stock and warrants are eligible to trade separately, the units will continue to be listed for trading, and any security holder may elect to break apart a unit and trade the common stock or warrants separately or as a unit. Even if the component parts of the units are broken apart and traded separately, the units will continue to be listed as a separate security and, consequently, any subsequent security holder owning common stock and warrants may elect to combine them together and trade them as a unit. Security holders will have the ability to trade our securities as units until such time as the warrants expire or are redeemed. Although we will not distribute copies of the Current Report on Form 8-K to individual unit holders, the Current Report on Form 8-K will be available on the SEC's website after the filing.

Common Stock

        As of the date of this prospectus, there were 10,062,500 shares of our common stock outstanding, all of which were held of record by our initial unitholders. This includes an aggregate of 1,312,500 shares of common stock subject to forfeiture to the extent that the underwriters' over-allotment option is not exercised in full so that our initial unitholders will collectively own 20% of our issued and outstanding shares after this offering and the exercise, if any, of the underwriters' over-allotment option (assuming none of our initial unitholders purchase units in this offering). Upon closing of this offering, 43,750,000 shares of our common stock will be outstanding (assuming no exercise of the underwriters' over-allotment option). Holders of common stock will have exclusive voting rights for the election of our directors and all other matters requiring stockholder action, except with respect to amendments to our amended and restated certificate of incorporation that alter or change the powers, preferences, rights or other terms of any outstanding preferred stock if the holders of such affected series of preferred stock are entitled to vote on such an amendment. Holders of record of shares of common stock will be entitled to one vote per share on matters to be voted on by stockholders and also will be entitled to receive such dividends, if any, as may be declared from time to time by our board of directors in its discretion out of funds legally available therefore.

        Our amended and restated certificate of incorporation prohibits us from issuing new shares of common stock prior to our business combination. Our board of directors is divided into three classes, each of which will generally serve for a term of three years with only one class of directors being elected in each year. There is no cumulative voting with respect to the election of directors, with the result that the holders of more than 50% of the shares voted for the election of directors can elect all of the directors.

        Our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, contains certain requirements and restrictions that will apply to us until the consummation of our business combination. Specifically, our amended and restated certificate of incorporation provides, among other things, that:

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  upon consummation of this offering, approximately $344.63 million, or approximately $395.42 million if the underwriters' over-allotment option is exercised in full (including $7.0 million from the sale of the insider warrants and approximately $13.13 million attributable to the deferred underwriting discount or approximately $15.09 million if the underwriters' over-allotment option is exercised in full) will be placed into the trust account;

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  we shall submit any proposed business combination to our stockholders for approval prior to consummating our business combination;

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  our public stockholders will have the right to convert their shares of common stock into cash in accordance with the conversion rights described below;

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  we will consummate a business combination only if it has a fair market value equal to at least 80% of the net assets held in trust (net of taxes and excluding the deferred underwriting discount of approximately $13.13 million, or approximately $15.09 million if the underwriters' over-allotment option is exercised in full but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in this prospectus) at the time of such acquisition;

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  public stockholders who vote against an extended period or our business combination may convert their shares into a pro rata share of the aggregate net assets then on deposit in the trust account;

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  prior to our business combination, we may not consummate any other business combination, merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar transaction;

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  prior to our business combination, we may not issue additional stock that participates in any manner in the proceeds of the trust account, or that votes as a class with the common stock sold in this offering on a business combination;

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  we will consummate our business combination only if (i) the business combination is approved by a majority of votes cast by our public stockholders in person or by proxy at a duly held stockholders meeting, (ii) an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence is approved by holders of a majority of our outstanding shares of common stock, and (iii) public stockholders owning less than 40% of our outstanding shares of common stock sold in the offering both vote against the business combination and properly exercise their conversion rights on a cumulative basis, including any stockholders who exercised their conversion rights in connection with the stockholder vote, if any, required to approve the extended period;

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  if we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will cease except for purposes related to winding up our affairs, including liquidation, and we will not be able to engage in any other business activities;

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  if we are forced to liquidate prior to a business combination, our public stockholders will be entitled to share ratably in the funds in the trust account, including any interest, and any net assets remaining available for distribution to them after payment of our liabilities;

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  our audit committee shall monitor compliance on a quarterly basis with the terms of this offering and, if any noncompliance is identified, our audit committee is charged with the immediate responsibility to take all action necessary to rectify such noncompliance or otherwise cause compliance with the terms of this offering; and

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  our audit committee shall review and approve all payments made to our officers, directors, sponsor, initial unitholders and our and their respective affiliates, and any payments made to members of our audit committee will be reviewed and approved by our board of directors, with any interested director abstaining from such review and approval.

        Our amended and restated certificate of incorporation will require that we obtain the affirmative vote of our board of directors and holders of at least 90% of our outstanding shares of common stock issued in this offering to amend the above-described provisions.

        In connection with the vote required for any proposed extended period and our business combination, our initial unitholders have agreed to vote all of the founder shares in accordance with the majority of the shares of common stock voted by the public stockholders and in favor of an amendment to our amended and restated certificate of incorporation to allow for our perpetual existence in connection with a business combination. In addition, our initial unitholders and each of our officers and directors have agreed to vote all shares of our common stock acquired by them in or following this offering, in favor of any proposed extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. Accordingly, our initial unitholders, officers and directors may vote shares acquired in or after this offering in any way they choose, except in connection with approval of an extended period, a business combination and an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with a business combination. As a result, our initial unitholders, officers and directors will not have conversion rights with respect to any shares held by them. In the event we fail to complete a business combination, our initial unitholders, officers and directors will participate in any liquidation distributions with respect to any shares they acquire in or after this offering.

        If we do not consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), our corporate existence will cease except for purposes of winding up our affairs, including liquidation. This has the same effect as if our board of directors and stockholders had formally voted to approve our dissolution pursuant to Section 275 of the Delaware General Corporation Law. Accordingly, limiting our corporate existence to a specified date as permitted by Section 102(b)(5) of the Delaware General Corporation Law removes the necessity to obtain formal stockholder approval of our dissolution and liquidation and to file a certificate of dissolution with the Delaware Secretary of State. At the time we submit a proposed business combination to our stockholders for approval, we will also submit to them a proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence, thereby removing these limitations on our corporate existence. The approval of the proposal to amend our amended and restated certificate of incorporation to provide for our perpetual existence will require the affirmative vote of a majority of our outstanding shares of common stock.

        The underwriters have agreed to waive their rights to their deferred underwriting discount held in the trust account in the event of our failure to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus) and in such event such amounts will be included within the amounts of the funds held in the trust account that will be available for distribution to the public stockholders. Our initial unitholders have agreed to waive their rights to participate in any distribution of the funds held in the trust account if we fail to consummate our business combination within 24 months following the consummation of this offering (or 30 months if an extended period is approved as described in this prospectus), but only with respect to the founder shares and, and in such event the founder warrants, and, in the case of our sponsor, the insider warrants, will expire worthless.

        Our stockholders have no repurchase, preemptive or other subscription rights and there are no sinking fund or redemption provisions applicable to the common stock, except that public stockholders have conversion rights in conjunction with stockholder approval of an extended period or our business combination. If an extended period or business combination is approved and completed, public stockholders who vote against such extended period or business combination, as applicable, will be entitled to exercise their conversion rights or maintain their interest in us.

        The payment of dividends, if ever, on the common stock will be subject to the prior payment of dividends on any outstanding preferred stock, of which there is currently none.

Preferred Stock

        Our amended and restated certificate of incorporation provides that shares of preferred stock may be issued from time to time in one or more series. Our board of directors will be authorized to fix the voting rights, if any, designations, powers, preferences, the relative, participating, optional or other special rights and any qualifications, limitations and restrictions thereof, applicable to the shares of each series. Our board of directors will be able to, without stockholder approval, issue preferred stock with voting and other rights that could adversely affect the voting power and other rights of the holders of the common stock and could have anti-takeover effects. The ability of our board of directors to issue preferred stock without stockholder approval could have the effect of delaying, deferring or preventing a change of control of us or the removal of existing management. We have no preferred stock outstanding at the date hereof. Although we do not currently intend to issue any shares of preferred stock, we cannot assure you that we will not do so in the future. No shares of preferred stock are being issued or registered in this offering. Notwithstanding the foregoing, our amended and restated certificate of incorporation prohibits us from issuing shares of preferred stock prior to our business combination, except in connection with the consummation of our business combination that has been approved by a majority of the votes cast by our public stockholders.

Warrants

  Public stockholders' warrants

        Each warrant entitles the registered holder to purchase one share of our common stock at a price of $7.50 per share, subject to adjustment as discussed below, at any time commencing on the later of 12 months from the date of this prospectus or the completion of our business combination.

        However, the warrants will be exercisable only if a registration statement relating to the common stock issuable upon exercise of the warrants is effective and current. The warrants will expire four years from the date of this prospectus at 5:00 p.m., New York time, or earlier upon redemption.

        Once the warrants become exercisable, we may call the warrants for redemption:

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  in whole and not in part;

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  at a price of $0.01 per warrant;

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  upon a minimum of 30 days prior written notice of redemption; and

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  if, and only if, the reported last sale price of our common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption.

        In addition, we may not redeem the warrants unless the warrants comprising the units sold in this offering and the shares of common stock underlying those warrants are covered by an effective registration statement from the beginning of the 30-trading day period through the date fixed for the redemption.

        The redemption provisions for our warrants have been established at a price that is intended to provide warrant holders a premium to the initial exercise price. There can be no assurance, however, that the price of the common stock will exceed either the redemption trigger price of $14.25 or the warrant exercise price of $7.50 after we call the warrants for redemption.

        If we call the warrants for redemption as described above, we will have the option to require any holder that wishes to exercise its warrant to do so on a "cashless basis." If we take advantage of this option, all holders of warrants would surrender all of their warrants and receive that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the "fair market value" (defined below) and the exercise price of the warrants by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. If we take advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of common stock to be received upon exercise of the warrants, including the "fair market value" in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option to us if we do not need the cash from the exercise of the warrants after a business combination. If we call our warrants for redemption and do not take advantage of this option, our initial unitholders and our sponsor and their respective transferees would still be entitled to exercise their founder warrants or insider warrants, as applicable, for cash or on a cashless basis using the same formula described above that other warrant holders would have been required to use had all warrant holders been required to exercise their warrants on a cashless basis, as described in more detail below.

        The exercise price and number of shares of common stock issuable on exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, stock split, extraordinary dividend, or our recapitalization, reorganization, merger or consolidation.

        The warrants will be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and us. You should review a copy of the warrant agreement, which has been filed as an exhibit to the registration statement of which this prospectus is a part, for a complete description of the terms and conditions applicable to the warrants.

        The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrant holders do not have the rights or privileges of holders of common stock and any voting rights until they exercise their warrants and receive shares of common stock. After the issuance of shares of common stock upon exercise of the warrants, each holder will be entitled to one vote for each share held of record on all matters to be voted on by stockholders.

        No warrants will be exercisable unless at the time of exercise a prospectus relating to the common stock issuable upon exercise of the warrants is current and the common stock has been registered or qualified or deemed to be exempt under the securities laws of the state of residence of the holder of the warrants. We are not registering the shares of common stock issuable upon exercise of the warrants at this time. However, under the terms of the warrant agreement, we have agreed to meet these conditions and use our best efforts to file a registration statement covering such shares and maintain a current prospectus relating to common stock issuable upon exercise of the warrants until the expiration of the warrants. However, we cannot assure you that we will be able to do so, and if we do not maintain a current prospectus related to the common stock issuable upon exercise of the warrants, holders will be unable to exercise their warrants and we will not be required to settle any such warrant exercise. If the prospectus relating to the common stock issuable upon the exercise of the warrants is not current or if the common stock is not qualified or exempt from qualification in the jurisdictions in which the holders of the warrants reside, we will not be required to settle any such warrant, whether by cashless exercise or otherwise, the warrants may have no value, the market for the warrants may be limited and the warrants may expire worthless.

        No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, we will, upon exercise, round up to the nearest whole number the number of shares of common stock to be issued to the warrant holder.

  Insider Warrants

        The insider warrants are identical to the warrants included in the units being sold in the offering, except that the insider warrants (i) are non-redeemable, so long as they are held by our sponsor or its permitted transferees, (ii) are exercisable on a cashless basis at the election of the holder, so long as they are held by our sponsor or its permitted transferees, and (iii) are not transferable or saleable by our sponsor other than to permitted transferees until after the consummation of a business combination.

        Commencing after the consummation of our business combination, the holders of the insider warrants and the underlying shares of common stock and their permitted transferees are entitled to registration rights under an agreement to be signed on or before the date of this prospectus as described herein.

        If holders of the insider warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the "fair market value" (defined below) and the exercise price of the warrants by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our sponsor, or its permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

        A permitted transferee is a person or entity who receives such securities pursuant to a transfer (i) to a wholly-owned affiliate, (ii) to an entity's beneficiaries upon its liquidation or distribution, (iii) to relatives and trusts for estate planning purposes, (iv) by virtue of the laws of descent and distribution upon death, (v) by private sales with respect to up to 33% of the founder units made at or prior to the consummation of a business combination at prices no greater than the price at which the units were originally purchased (approximately $0.003 per founder unit) or (vi) pursuant to a qualified domestic relations order; and in each case enters into a written agreement agreeing (x) to be bound by the transfer restrictions described above, (y) to vote in accordance with the voting restrictions described above and (z) to waive any rights to participate in any liquidation distribution if we fail to consummate a business combination and, in the case of the founder units subject to forfeiture, agreeing to forfeit of such founder units to the extent that the underwriters' over-allotment option is not exercised.

Founder Units

        The founder units are identical to those units being sold in this offering, except that:

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  the founder shares and founder warrants are subject to the transfer restrictions described below;

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  the founder warrants will become exercisable upon the later of (i) the date that is 12 months after the date of this prospectus and (ii) the consummation of our business combination, in each case, if and only when (x) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period beginning after such business combination and (y) there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants contained in the units included in the offering;

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  the founder warrants may be exercised on a cashless basis and will not be redeemable by us, in each case, as long as they are held by the initial unitholders or their permitted transferees;

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  the initial unitholders have agreed to vote their founder shares (i) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving the business combination, (ii) in favor of an amendment to our amended and restated certificate of incorporation to provide for our perpetual existence in connection with our business combination and (iii) in the same manner as the majority of shares voted by the public stockholders at the special or annual meeting called for the purpose of approving an amendment, if any, to our amended and restated certificate of incorporation to extend our corporate existence to up to 30 months following the consummation of this offering (in the event that, prior to the termination of the 24 months period, we have entered into a definitive agreement or letter of intent with respect to a business combination and our board of directors anticipates that we may not be able to consummate such business combination within such 24 month period);

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  the initial unitholders will not be able to exercise conversion rights (as described below) with respect to the founder shares; and

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  the initial unitholders have agreed to waive their rights to participate in any liquidation distribution with respect to the founder shares if we fail to consummate a business combination.

        The initial unitholders have agreed not to sell or otherwise transfer any of the founder units and underlying securities other than to permitted transferees until 180 days after the date of the consummation of a business combination or earlier if, subsequent to our business combination, (i) the last sales price of the shares of our common stock equals or exceeds $14.25 per share for any 20 trading days within any 30-trading day period or (ii) we consummate a subsequent liquidation, merger, amalgamation, share capital exchange, share purchase, reorganization or other similar business transaction which results in all of our stockholders having the right to exchange their shares of common stock for cash, securities or other property. We refer to such restrictions as the "transfer restrictions".

        The initial unitholders or their permitted transferees are entitled to registration rights with respect to the founder units and underlying securities under an agreement to be signed on or before the date of this prospectus as described herein.

        If holders of the founder warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering his, her or its warrants for that number of shares of common stock equal to the quotient obtained by dividing (x) the product of the number of shares of common stock underlying the warrants, multiplied by the difference between the "fair market value" (defined below) and the exercise price of the warrants by (y) the fair market value. The "fair market value" shall mean the average reported last sale price of the common stock for the ten trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of warrants. The reason that we have agreed that these warrants will be exercisable on a cashless basis so long as they are held by our initial unitholders, or their permitted transferees is because it is not known at this time whether they will be affiliated with us following a business combination. If they remain affiliated with us, their ability to sell our securities in the open market will be significantly limited. We expect to have policies in place that prohibit insiders from selling our securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell our securities, an insider cannot trade in our securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could exercise their warrants and sell the shares of common stock received upon such exercise freely in the open market in order to recoup the cost of such exercise, the insiders could be significantly restricted from selling such securities. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Dividends

        We have not paid any dividends on our common stock to date and do not intend to pay dividends prior to completion of our business combination. The payment of dividends in the future will depend on our revenues and earnings, if any, capital requirements and general financial condition after a business combination is completed. The payment of any dividends subsequent to our business combination or the distribution in full of the trust account will be within the discretion of our then-board of directors. It is the present intention of our board of directors to retain any earnings for use in our business operations and, accordingly, we do not anticipate the board declaring any dividends in the foreseeable future. In addition, our board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future, except if we increase the size of the offering pursuant to Rule 462(b) under the Securities Act. Further our ability to declare dividends may be limited to restrictive covenants if we incur any indebtedness.

Our Transfer Agent and Warrant Agent

        The transfer agent for our common stock and warrant agent for our warrants is Continental Stock Transfer & Trust Company. We have agreed to indemnify Continental Stock Transfer & Trust Company in its roles as transfer agent and warrant agent, its agents and each of its stockholders, directors, officers and employees against all claims and losses that may arise out of acts performed or omitted for its activities in that capacity, except for any liability due to any gross negligence or intentional misconduct of the indemnified person or entity.

Certain Anti-Takeover Provisions of Delaware Law and our Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws

  Staggered board of directors

        Our amended and restated certificate of incorporation provides that our board of directors will be classified into three classes of directors of approximately equal size. As a result, in most circumstances, a person can gain control of our board only by successfully engaging in a proxy contest at two or more annual meetings.

  No action by stockholders without a meeting

        Our amended and restated certificate of incorporation and amended and restated bylaws prohibit stockholders from taking action other than by a duly convened meeting of the stockholders after the consummation of this offering.

  Special meeting of stockholders

        Our amended and restated bylaws provide that special meetings of our stockholders may be called only by our chairman or president, or our board pursuant to a resolution adopted by a majority of the Whole Board. "Whole Board" shall mean the total number of directors our board would have if there were no vacancies on the board.

  Advance notice requirements for stockholder proposals and director nominations

        Our amended and restated bylaws provide that stockholders seeking to bring business before our annual meeting of stockholders, or to nominate candidates for election as directors at our annual meeting of stockholders must provide timely notice of their intent in writing. To be timely, a stockholder's notice will need to be delivered to our principal executive offices not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year's annual meeting of stockholders. For the first annual meeting of stockholders after the consummation of this offering, a stockholder's notice shall be timely if delivered to our principal executive offices not later than the 90th day prior to the scheduled date of the annual meeting of stockholders or the 10th day following the day on which public announcement of the date of our annual meeting of stockholders is first made or sent by us. Our amended and restated bylaws also specify certain requirements as to the form and content of a stockholders' meeting. These provisions may preclude our stockholders from bringing matters before our annual meeting of stockholders or from making nominations for directors at our annual meeting of stockholders.

  Authorized but unissued shares

        Our authorized but unissued shares of common stock and preferred stock are available for future issuances without stockholder approval and could be utilized for a variety of corporate purposes, including future offerings to raise additional capital, acquisitions and employee benefit plans. The existence of authorized but unissued and unreserved common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Securities Eligible for Future Sale

        Immediately after this offering (assuming no exercise of the underwriters' over-allotment option and the forfeiture by the initial unitholders of 1,312,500 founder units held by our initial unitholders) we will have 43,750,000 shares of common stock outstanding. Of these shares, the 35,000,000 shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of our affiliates within the meaning of Rule 144 under the Securities Act. All of the remaining 8,750,000 shares and 15,750,000 warrants are restricted securities under Rule 144, in that they were issued in private transactions not involving a public offering.

        Our initial unitholders have agreed not to sell or transfer the founder units, founder shares or founder warrants, including the common stock issuable upon exercise of these warrants, until 180 days after the consummation of our business combination, and our sponsor has agreed not to sell or transfer the insider warrants, including the common stock issuable upon exercise of these warrants, until after the consummation of our business combination, in each case except to permitted transferees as described under "—Warrants—Insider Warrants" and "—Founder Units," who must agree to be bound by the same transfer restrictions.

  Rule 144

        The availability of Rule 144 will vary depending on whether restricted shares are held by an affiliate or a non-affiliate. Under Rule 144 as in effect on the date of this prospectus, once we have been a reporting company subject to the reporting requirements of Section 13 or Section 15(d) of the Exchange Act for 90 days, an affiliate who has beneficially owned restricted shares of our common stock for at least six months would be entitled to sell within any three-month period a number of shares that does not exceed the greater of either of the following:

  •
  1% of the number of shares of common stock then outstanding, which will equal 437,500 shares immediately after this offering (or 503,125 shares if the underwriters' over-allotment option is exercised in full); and

  •
  the average weekly trading volume of the common stock during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

        However, the six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. In addition, any sales by affiliates under Rule 144 are also limited by manner of sale provisions and notice requirements and the availability of current public information about us.

        The volume limitation, manner of sale and notice provisions described above will not apply to sales by non-affiliates. For purposes of Rule 144, a non-affiliate is any person or entity who is not our affiliate at the time of sale and has not been our affiliate during the preceding three months. Once we have been a reporting company for 90 days, a non-affiliate who has beneficially owned restricted shares of our common stock for six months may rely on Rule 144 provided that certain public information regarding us is available. The six month holding period increases to one year in the event we have not been a reporting company for at least 90 days. However, a non-affiliate who has beneficially owned the restricted shares proposed to be sold for at least one year will not be subject to any restrictions under Rule 144 regardless of how long we have been a reporting company.

  SEC position on Rule 144 sales

        The SEC has taken the position that promoters or affiliates of a blank check company and their transferees, both before and after a business combination, would act as "underwriters" under the Securities Act when reselling the securities of a blank check company. Based on that position, Rule 144 would not be available for resale transactions despite technical compliance with the requirements of Rule 144, and such securities can be resold only through a registered offering. However, Rule 144 as in effect on the date of this prospectus is available to stockholders of blank check companies and their transferees one year after consummation of a business combination by the blank check company and the blank check company's filing of information required by Form 10 with the SEC, provided that the blank check company has filed certain reports required by the Exchange Act in the last year. The prohibition on use of Rule 144 by blank check companies does not apply to blank check companies that are business combination related shell companies, as defined under Rule 405 of the Securities Act. However, we will not be considered a business combination related shell company and, as a result, Rule 144 will not be available to our stockholders until one year after we have completed our business combination and filed Form 10 information with the SEC, assuming we have filed certain reports required by the Exchange Act with the SEC for the past year.

Registration rights

        The holders of the founder shares, the founder warrants and the insider warrants (and any shares of common stock issuable upon the exercise of any of the founder warrants or the insider warrants) will be entitled to registration rights pursuant to a registration rights agreement to be entered into in connection with this offering. The holders of the majority of these securities are entitled to make up to three demands that we register such securities. The holders of a majority of these securities can elect to exercise these registration rights at any time after we consummate a business combination. In addition, the holders have certain "piggy-back" registration rights with respect to registration statements filed subsequent to our consummation of a business combination. We will bear the expenses incurred in connection with the filing of any such registration statements.

Listing

        We have applied to have our units listed on the American Stock Exchange under the symbol "            .U" and, once the common stock and warrants begin separate trading, to have our common stock and warrants listed on the American Stock Exchange under the symbols "            " and "            .WS," respectively.

        Based upon the proposed terms of this offering, after giving effect to this offering we expect to meet the minimum initial listing standards set forth in the American Stock Exchange Company Guide.

MATERIAL U.S. FEDERAL TAX CONSIDERATIONS

        This is a general summary of the material U.S. federal tax consequences of the acquisition, ownership and disposition of our units, common stock and warrants, which we refer to collectively as our securities, purchased by public stockholders pursuant to this offering. This discussion assumes that public stockholders will hold our securities as capital assets within the meaning of Section 1221 of the Internal Revenue Code of 1986, as amended, or the Code. This discussion does not address all aspects of U.S. federal taxation that may be relevant to a public stockholder in light of such public stockholder's particular circumstances. In addition, this discussion does not address (i) U.S. gift or estate tax laws except to the limited extent set forth below, (ii) state, local or foreign tax consequences, (iii) the special tax rules that may apply to certain public stockholders, including without limitation banks, insurance companies, financial institutions, broker-dealers, taxpayers that have elected mark-to-market accounting, taxpayers subject to the alternative minimum tax provisions of the Code, tax-exempt entities, regulated investment companies, real estate investment trusts, taxpayers whose functional currency is not the U.S. dollar, or U.S. expatriates or former long-term residents of the United States, or (iv) the special tax rules that may apply to a public stockholder that acquires, holds, or disposes of our securities as part of a straddle, hedge, wash sale (except to the limited extent described below), constructive sale or conversion transaction or other integrated investment. Additionally, this discussion does not consider the tax treatment of partnerships (including entities treated as partnerships for U.S. federal tax purposes) or other pass-through entities or persons who hold our securities through such entities. The tax treatment of such entities and persons holding our securities through such entities generally will depend upon the status and activities of such entities and such persons. Thus, such entities and persons should consult their own tax advisors.

        This discussion is based on current provisions of the Code, U.S. Treasury regulations promulgated under the Code, judicial opinions, and published rulings and procedures of the United States Internal Revenue Service, or the IRS, all as in effect on the date of this prospectus and all of which are subject to change, possibly with retroactive effect. We have not sought, and will not seek, any ruling from the IRS or any opinion of counsel with respect to the tax consequences discussed below, and there can be no assurance that the IRS will not take a position contrary to the tax consequences discussed below or that any position taken by the IRS would not be sustained.

        As used in this "Material U.S. Federal Tax Considerations" section only, the term "U.S. Person" means a person that is, for U.S. federal income tax purposes (i) an individual citizen or resident of the United States, (ii) a corporation (or other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the United States or of any State thereof or the District of Columbia, (iii) an estate the income of which is subject to U.S. federal income taxation regardless of its source, or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. Persons have the authority to control all substantial decisions of the trust, or (B) it has in effect a valid election to be treated as a U.S. Person. As used in this discussion, the term "U.S. holder" means a beneficial owner of our securities that is a U.S. Person and the term "non-U.S. holder" means a beneficial owner of our securities, other than an entity that is treated as a partnership or other pass-through entity for U.S. federal income tax purposes, that is not a U.S. Person.

        This discussion is only a summary of material U.S. federal consequences of the acquisition, ownership and disposition of our securities. Each prospective investor is urged to consult its own tax advisors with respect to the U.S. federal, state, local and foreign tax consequences to such investor of the acquisition, ownership and disposition of our securities.

General

        Each unit should be treated for U.S. federal income tax purposes as an investment unit consisting of one share of our common stock and a warrant to acquire one share of our common stock. Each holder of a unit should allocate the purchase price paid by such holder for such unit between the share of common stock and the warrant based on their respective relative fair market values. A holder's initial tax basis in the common stock and the warrant included in each unit should equal the portion of the purchase price of the unit allocated thereto.

        The foregoing treatment of the common stock and warrants and a holder's purchase price allocation are not binding on the IRS or the courts. Because there are no authorities that directly address instruments that are similar to the units, no assurance can be given that the IRS or the courts will agree with the characterization described above or the discussion below. Accordingly, each prospective investor is urged to consult its own tax advisors regarding the U.S. federal, state, local and any foreign tax consequences of an investment in a unit (including alternative characterizations of a unit). Unless otherwise stated, the following discussions are based on the assumption that the characterization of the common stock and warrants described above is accepted for U.S. federal tax purposes.

U.S. Holders

  Taxation of Distributions

        Although we do not currently anticipate making any distributions on our common stock for the foreseeable future (see "Dividend Policy" above), if we pay cash distributions to U.S. holders of shares of our common stock, such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce, but not below zero, the U.S. holder's adjusted tax basis in our common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the common stock and will be treated as described under "—U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" below.

        Distributions treated as dividends for U.S. federal income tax purposes we pay to a U.S. holder that is taxable as a corporation generally will qualify for the dividends-received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations), and provided certain holding period requirements are met and the U.S. holder refrains from making certain elections, such distributions paid to a non-corporate U.S. holder generally will constitute "qualified dividend income" that will be subject to tax at the maximum tax rate accorded to net capital gain for tax years beginning on or before December 31, 2010, after which the rate applicable to dividends is currently scheduled to return to the tax rate generally applicable to ordinary income. It is unclear whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a business combination—Conversion rights," may prevent a U.S. holder from satisfying the applicable holding period requirements with respect to the dividends-received deduction or the preferential tax rate on qualified dividend income, as the case may be.

  Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock

        In general, a U.S. holder must treat any gain or loss recognized upon a sale, exchange or other taxable disposition of our common stock, which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe, as capital gain or loss. Any such capital gain or loss will be long-term capital gain or loss if the U.S. holder's holding period for the common stock so disposed of exceeds one year. There is substantial uncertainty, however, as to whether the conversion rights with respect to the common stock, described above under "Proposed Business—Effecting a business combination—Conversion rights," may suspend the running of the applicable holding period for this purpose.

        In general, a U.S. holder will recognize gain or loss in an amount equal to the difference between (i) the sum of the amount of cash and the fair market value of any property received in such disposition, or, if the common stock is held as part of a unit at the time of the disposition, the portion of the amount realized on such disposition that is allocated to the common stock based upon the then fair market values of the common stock and the warrant included in the unit, and (ii) the U.S. holder's adjusted tax basis in its common stock so disposed of. A U.S. holder's adjusted tax basis in its common stock generally will equal the U.S. holder's acquisition cost (that is, as discussed above, the portion of the purchase price of a unit allocated to a share of common stock) less any prior return of capital for U.S. federal income tax purposes. Long-term capital gain recognized by a non-corporate U.S. holder generally will be subject to a maximum rate of 15 percent for tax years beginning on or before December 31, 2010, after which the maximum long-term capital gain rate is scheduled to increase to 20 percent. The deduction of capital losses is subject to limitations, as is the deduction for losses realized upon a taxable disposition by a U.S. holder of our common stock (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized), or has entered into a contract or option so to acquire, substantially identical stock or securities.

  Conversion of Common Stock

        In the event that a U.S. holder converts our common stock into a right to receive cash pursuant to the exercise of a conversion right, the transaction will be treated for U.S. federal income tax purposes as a redemption of the common stock. If that redemption qualifies as a sale of common stock by the U.S. holder under Section 302 of the Code, the U.S. holder will be treated as described under "U.S. Holders—Gain or Loss on Sale, Exchange or Other Taxable Disposition of Common Stock" above. If the redemption does not qualify as a sale of common stock under Section 302 of the Code, the U.S. holder will be treated as receiving a distribution on our common stock with the U.S. federal income tax consequences described below. Whether a redemption qualifies for sale treatment will depend largely on the percentage of our stock treated as held by the U.S. holder, including any stock constructively owned by the U.S. holder as a result of, among other things, owning warrants. The conversion of common stock generally will be treated as a sale or exchange of the common stock, rather than as a distribution on such common stock, if the receipt of cash upon the conversion (i) is "substantially disproportionate" with respect to the U.S. holder, (ii) results in a "complete termination" of the U.S. holder's interest in us or (iii) is "not essentially equivalent to a dividend" with respect to the U.S. holder. These tests are explained more fully below.

        In determining whether any of the foregoing tests are satisfied, a U.S. holder takes into account not only stock actually owned by the U.S. holder, but also shares of our stock that are constructively owned by it. A U.S. holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities in which the U.S. holder has an interest or that have an interest in such U.S. holder, as well as any stock the U.S. holder has a right to acquire by exercise of an option, which would generally include common stock which could be acquired pursuant to the exercise of the warrants. In order to meet the substantially disproportionate test, the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately following the conversion of common stock must, among other requirements, be less than 80 percent of the percentage of our outstanding voting stock actually and constructively owned by the U.S. holder immediately before the conversion. There will be a complete termination of a U.S. holder's interest if either (i) all of the shares of our stock actually and constructively owned by the U.S. holder are converted or (ii) all of the shares of our stock actually owned by the U.S. holder are converted and the U.S. holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. holder does not constructively own any other stock. The conversion of the common stock will not be essentially equivalent to a dividend if a U.S. holder's conversion results in a "meaningful reduction" of the U.S. holder's proportionate interest in us. Whether the conversion will result in a meaningful reduction in a U.S. holder's proportionate interest in us will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a "meaningful reduction." A U.S. holder should consult with its own tax advisors as to the tax consequences of an exercise of the conversion right.

        If none of the foregoing tests are satisfied, then the conversion will be treated as a distribution on our common stock and the tax effects will be as described under "U.S. Holders—Taxation of Distributions", above. After the application of those rules, any remaining tax basis of the U.S. holder in the converted common stock will be added to the U.S. holder's adjusted tax basis in its remaining stock, or, if it has none, to the U.S. holder's adjusted tax basis in its warrants or possibly in other shares of our stock constructively owned by it.

        U.S. holders who actually or constructively own five percent (or, if our stock is not then publicly traded, one percent) or more of our stock (by vote or value) may be subject to special reporting requirements with respect to a conversion of common stock, and such holders should consult with their own tax advisors in that regard.

  Exercise of a Warrant

        Except as discussed below with respect to the cashless exercise of a warrant, a U.S. holder will not be required to recognize taxable gain or loss upon exercise of a warrant. The U.S. holder's tax basis in the share of our common stock received upon exercise of the warrant generally will be an amount equal to the sum of the U.S. holder's initial investment in the warrant (i.e., the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General") and the exercise price (i.e., initially $7.50 per share of our common stock, subject to adjustment). The U.S. holder's holding period for the share of our common stock received upon exercise of the warrant will begin on the date following the date of exercise, or possibly the date of exercise, of the warrant and will not include the period during which the U.S. holder held the warrant.

        If, upon exercise of a warrant, a U.S. holder would be entitled to receive a fractional interest in a share of our common stock, we will, upon exercise, round up to the nearest whole number the number of shares of our common stock to be issued to the U.S. holder. If we have paid dividends with respect to our common stock within three years of such an exercise, it is possible that the difference between the rounded up number of shares and the fractional interest of the share could be treated as a taxable share dividend. Accordingly, U.S. holders should consult their own tax advisors regarding the tax consequences of exercising warrants.

        The tax consequences of a cashless exercise of a warrant are not clear under current tax law. A cashless exercise may be tax-free, either because the exercise is not a gain recognition event or because the exercise is treated as a recapitalization for U.S. federal income tax purposes. In either case, a U.S. holder's tax basis in the common stock received would equal the holder's tax basis in the warrant. If the cashless exercise were treated as not being a gain recognition event, a U.S. holder's holding period in the common stock would be treated as commencing on the date following the date of exercise, or possibly, on the date of exercise, of the warrant. If the cashless exercise were treated as a recapitalization, the holding period of the common stock would include the holding period of the warrant.

        It is also possible that a cashless exercise could be treated as a taxable exchange in which gain or loss would be recognized. In such event, a U.S. holder could be deemed to have surrendered warrants equal to the number of common shares having a value equal to the exercise price for the total number of warrants to be exercised. The U.S. holder would recognize capital gain or loss in an amount equal to the difference between the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants deemed surrendered. In this case, a U.S. holder's tax basis in the common stock received would equal the sum of the fair market value of the common stock represented by the warrants deemed surrendered and the U.S. holder's tax basis in the warrants exercised. A U.S. holder's holding period for the common stock would commence on the date following the date of exercise, or possibly on the date of exercise, of the warrant.

        Due to the absence of authority on the U.S. federal income tax treatment of a cashless exercise, there can be no assurance which, if any, of the alternative tax consequences and holding periods described above would be adopted by the IRS or a court of law. Accordingly, U.S. holders should consult their tax advisors regarding the tax consequences to them of a cashless exercise.

  Sale, Exchange, Redemption or Expiration of a Warrant

        Upon a sale, exchange (other than by exercise), redemption, or expiration of a warrant, a U.S. holder will recognize taxable gain or loss in an amount equal to the difference between (i) the amount realized upon such disposition or expiration (or, if the warrant is held as part of a unit at the time of the disposition of the unit, the portion of the amount realized on such disposition that is allocated to the warrant based on the then fair market values of the warrant and the common stock included in the unit) and (ii) the U.S. holder's tax basis in the warrant (that is, as discussed above, the portion of the U.S. holder's purchase price for a unit that is allocated to the warrant, as described above under "—General"). Such gain or loss generally would be treated as long-term capital gain or loss if the warrant was held by the U.S. holder for more than one year at the time of such disposition or expiration. As discussed above, the deductibility of capital losses is subject to certain limitations, as is the deduction for losses upon a taxable disposition by a U.S. holder of a warrant (whether or not held as part of a unit) if, within a period beginning 30 days before the date of such disposition and ending 30 days after such date, such U.S. holder has acquired (by purchase or by an exchange on which the entire amount of gain or loss was recognized by law), or has entered into a contract or option so to acquire, substantially identical stock or securities.

Non-U.S. Holders

  Taxation of Distributions

        In general, any distributions we make on our common stock to a non-U.S. holder, to the extent paid out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, (including any deemed distributions treated as a dividend, as described under "—Adjustments to Warrants," below), generally will constitute dividends for U.S. federal income tax purposes and, provided such dividends are not effectively connected with the non-U.S. holder's conduct of a trade or business within the United States (or, if an applicable income tax treaty applies, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder), we generally will be required to withhold tax from the gross amount of the dividend at a rate of 30 percent, unless such non-U.S. holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate, usually on an IRS Form W-8BEN. Any distribution not constituting a dividend will be treated first as reducing, but not below zero, the non-U.S. holder's adjusted tax basis in its shares of our common stock and, to the extent such distribution exceeds the non-U.S. holder's adjusted tax basis, as gain recognized from the sale or other disposition of the common stock, which will be treated as described under "—Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants" below. In addition, if we determine that we are likely to be classified as a "U.S. real property holding corporation" (see "—Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants", below), we will withhold 10 percent of any distribution that exceeds our current and accumulated earnings and profits, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's federal income tax liability and otherwise as a refund.

        Distributions treated as dividends for U.S. federal income tax purposes that we pay to a non-U.S. holder that are effectively connected with such non-U.S. holder's conduct of a trade or business within the United States (or, if certain income tax treaties apply, are attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder) generally will not be subject to U.S. federal withholding tax, provided such non-U.S. holder complies with certain certification and disclosure requirements, usually by providing an IRS Form W-8ECI. Instead, such dividends generally will be subject to U.S. federal income tax, net of certain deductions, at the same graduated individual or corporate rates applicable to U.S. Persons. If the non-U.S. holder is a corporation, dividends that are effectively connected income may also be subject to a "branch profits tax" at a rate of 30 percent (or such lower rate as may be specified by an applicable income tax treaty).

  Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants

        Non-U.S. holder generally will not be subject to U.S. federal income or withholding tax in respect of gain recognized on a sale, exchange or other disposition of our common stock (which would include a dissolution and liquidation in the event we do not consummate a business combination within the required timeframe) or warrants (including an expiration or redemption of our warrants), in each case without regard to whether those securities were held as part of a unit, unless:

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  the gain is effectively connected with the conduct of a trade or business by the non-U.S. holder within the United States (or, under an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base maintained by the non-U.S. holder);

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  the non-U.S. holder is an individual who is present in the United States for 183 days or more in the taxable year of disposition and certain other conditions are met; or

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  we are or have been a "U.S. real property holding corporation" for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the non-U.S. holder's holding period for the security disposed of, and, generally, in the case where shares of our common stock are regularly traded on an established securities market, the non-U.S. holder has owned, directly or indirectly, more than five percent of our common stock or warrants, as applicable, at any time during the shorter of the five-year period ending on the date of disposition or such non-U.S. holder's holding period for the security disposed of. There can be no assurance that our common stock will be treated as regularly traded on an established securities market for this purpose.

        Unless an applicable treaty provides otherwise, gain described in the first and third bullet points above will be subject to tax at generally applicable U.S. federal income tax rates. Any gains described in the first bullet point above of a non-U.S. holder that is a corporation may also be subject to an additional "branch profits tax" at a 30 percent rate (or such lower rate prescribed by an applicable income tax treaty). Gain described in the second bullet point above, which may be offset by U.S. source capital losses, will be subject to a flat 30 percent U.S. federal income tax. The gross proceeds from transactions that generate gains described in the third bullet point above generally will be subject to a 10 percent withholding tax, which withheld amount may be claimed by the non-U.S. holder as a credit against the non-U.S. holder's U.S. federal income tax liability. Non-U.S. holders should consult any income tax treaties applicable to them, as those treaties that may provide for different rules.

        Although we currently are not a U.S. real property holding corporation, we cannot determine whether we will be a U.S. real property holding corporation in the future until we consummate a business combination. We will be classified as a U.S. real property holding corporation if the fair market value of our "U.S. real property interests" equals or exceeds 50 percent of the sum of the fair market value of our worldwide real property interests plus our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. Each non-U.S. holder should consult its own tax advisors as to whether our securities will be treated as "U.S. real property interests" and the tax consequences resulting from such treatment.

  Conversion of Common Stock

        The characterization for U.S. federal income tax purposes of a non-U.S. holder's conversion of our common stock into a right to receive cash pursuant to an exercise of a conversion right generally will correspond to the U.S. federal income tax characterization of the exercise of such a conversion right by a U.S. holder, as described under "—U.S. Holders—Conversion of Common Stock" above, and the tax consequences of the conversion to the non-U.S. holder will be as described above under "—Non-U.S. Holders—Taxation of Distributions" and "—Non-U.S. Holders—Gain on Sale, Exchange or Other Taxable Disposition of Common Stock and Warrants," as applicable.

  Exercise of a Warrant

        The U.S. federal income tax treatment of a non-U.S. holder's exercise of a warrant generally will correspond to the U.S. federal income tax treatment of the exercise of a warrant by a U.S. holder, as described under "—U.S. Holders—Exercise of a Warrant" above.

  Adjustments to Warrants

        If an adjustment is made to the number of shares of our common stock for which a warrant may be exercised or to the exercise price of a warrant, the adjustment may, under certain circumstances, result in constructive distributions that could be taxable as a dividend to U.S. holders of the warrants. Conversely, the absence of an appropriate anti-dilution adjustment may result in a constructive distribution that could be taxable as a dividend to U.S. holders of shares of our common stock. U.S. holders are urged to consult their own tax advisors regarding the proper treatment of any adjustments to the warrants. With respect to a non-U.S. holder, we may collect any resulting withholding tax attributable to deemed dividends from other amounts payable or distributable to such non-U.S. holder.

Information Reporting and Backup Withholding

        We must report annually to the IRS and to each holder the amount of dividends or other distributions we pay to such holder on shares of our common stock and the amount of tax withheld with respect to those distributions, regardless of whether withholding is required. In the case of a non-U.S. holder, the IRS may make copies of the information returns reporting those dividends and amounts withheld available to the tax authorities in the country in which the non-U.S. holder resides pursuant to the provisions of an applicable income tax treaty or exchange of information treaty.

        The gross amount of dividends and proceeds from the disposition of our common stock or warrants paid to a holder that fails to provide the appropriate certification in accordance with applicable U.S. Treasury regulations generally will be subject to backup withholding at the applicable rate, which currently is 28 percent.

        Information reporting and backup withholding generally are not required with respect to the amount of any proceeds from the sale by a non-U.S. holder of common stock or warrants outside the United States through a foreign office of a foreign broker that does not have certain specified connections to the United States. However, if a non-U.S. holder sells common stock or warrants through a U.S. broker or the U.S. office of a foreign broker, the broker will be required to report to the IRS the amount of proceeds paid to such holder, unless the non-U.S. holder provides appropriate certification, usually on an IRS Form W-8BEN, to the broker of its status as a non-U.S. holder or such non-U.S. holder is an exempt recipient. Information reporting, but not backup withholding, also would apply if a non-U.S. holder sells common stock or warrants through a foreign broker deriving more than a specified percentage of its income from U.S. sources or having certain other connections to the United States, unless in any such case the broker has documentary evidence that the beneficial owner is a non-U.S. holder and specified conditions are met or an exemption is otherwise established.

        Backup withholding is not an additional tax. Any amounts we withhold under the backup withholding rules may be refunded or credited against the holder's U.S federal income tax liability, if any, by the IRS if the required information is furnished to the IRS in a timely manner.

Federal Estate Tax

        Shares of our common stock or warrants owned or treated as owned by an individual who is not a U.S. citizen or resident, as specifically defined for U.S. federal estate tax purposes, at the time of his or her death will be included in the individual's gross estate for U.S. federal estate tax purposes, unless an applicable estate tax treaty provides otherwise, and therefore may be subject to U.S. federal estate tax.

UNDERWRITING

        Under the terms and subject to the conditions contained in an underwriting agreement dated                                    , 2008, we have agreed to sell to the underwriters named below, for whom Credit Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. are acting as the representatives, the following respective numbers of units:

Underwriter	Number of Units
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.

Total	35,000,000

        The underwriting agreement provides that the underwriters are obligated to purchase all the units in the offering if any are purchased, other than those units covered by the over-allotment option described below. The underwriting agreement also provides that if an underwriter defaults, the purchase commitments of non-defaulting underwriters may be increased or the offering may be terminated.

        We have granted to the underwriters a 30-day option to purchase on a pro rata basis up to 5,250,000 additional units at the initial public offering price less the underwriting discounts. The option may be exercised only to cover any over-allotments of units.

        The underwriters propose to offer the units initially at the public offering price on the cover page of this prospectus and to selling group members at that price less a selling concession of $            per share. After the initial public offering, the representative may change the public offering price and concession.

        The following table summarizes the compensation we will pay:

	Per Unit		Total
	Without Over-allotment	With Over-allotment	Without Over-allotment	With Over-allotment
Underwriting discounts paid by us(1)	$0.70	$0.70	$24,500,000	$28,175,000

(1)
Includes approximately $13.13 million or approximately $15.09 million if the underwriters' over-allotment option is exercised in full (approximately $0.38 per unit), of the underwriting discount, equal to 3.75% of the gross proceeds of the public offering of units, that the underwriters have agreed to defer until the consummation of a business combination. Upon the consummation of a business combination, such deferred discount shall be released to the underwriters out of the gross proceeds of this offering held in a trust account maintained by JPMorgan Chase Bank, N.A., maintained by Continental Stock Transfer & Trust Company, acting as trustee. The underwriters will not be entitled to any interest accrued on the deferred discount.

        We estimate that the total expenses of the offering, excluding underwriting discounts, will be $800,000, all of which will be payable by us. These expenses will be partially funded by a loan in the amount of $200,000, plus interest, made by Clifton S. Robbins, which loan will be repaid from the proceeds of this offering. Upon the consummation of a business combination, the underwriters will be entitled to receive that portion of the proceeds attributable to the underwriters' discount held in the trust account. If we are unable to consummate a business combination and the trustee is forced to liquidate the trust account, the underwriters have agreed that: (1) they will forfeit any rights to or claims against such proceeds and (2) the proceeds attributable to the underwriters' discount will be distributed on a pro rata basis among the public stockholders along with any undistributed interest accrued thereon.

        We have agreed that we will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, or file with the SEC a registration statement under the Securities Act relating to, any units, warrants or shares of our common stock or securities convertible into or exchangeable or exercisable for any shares of our common stock, or publicly disclose the intention to make any offer, sale, pledge, disposition or filing, without the prior written consent of Credit Suisse Securities (USA) LLC for a period of 180 days after the date of this prospectus except in connection with the consummation of a business combination. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

        Subject to certain limited exceptions (such as transfers to relatives and trusts for estate planning purposes and other permitted transferees), our sponsor and its affiliates have agreed that they will not sell or otherwise transfer (1) their founders' units, founders' shares or founders' warrants (other than to permitted transferees) for a period of 180 days from the consummation of our business combination or (2) their private placement warrants (other than to permitted transferees) until after the consummation of a business combination. However, in the event that either (1) during the last 17 days of the "lock-up" period, we release earnings results or material news or a material event relating to us occurs or (2) prior to the expiration of the "lock-up" period, we announce that we will release earnings results during the 16-day period beginning on the last day of the "lock-up" period, then in either case the expiration of the "lock-up" will be extended until the expiration of the 18-day period beginning on the date of the release of the earnings results or the occurrence of the material news or event, as applicable, unless Credit Suisse Securities (USA) LLC waives, in writing, such an extension.

        We have agreed to indemnify the underwriters against liabilities under the Securities Act, or contribute to payments that the underwriters may be required to make in that respect.

        We have applied to list the units and the common stock and warrants comprising the units on the American Stock Exchange under the symbols "            .U," "            " and "            .WS," respectively.

        Certain of the underwriters and their respective affiliates have from time to time performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for us or certain of our affiliates in the ordinary course of business, for which they received, or will receive, customary fees and expenses. Specifically, certain of the underwriters for this offering acted as financial advisors to certain affiliates of our founders in their purchases and sales of businesses and assets.

        Before this offering, there has been no market for our securities. The initial public offering price was determined by negotiation between us and the underwriters and will not necessarily reflect the market price of our securities following the offering. The principal factors that were considered in determining the initial public offering price were:

  •
  the information presented in this prospectus and otherwise available to the underwriters;

  •
  the history of and prospects of companies whose principal business is the acquisition of other companies;

  •
  prior offerings of those companies;

  •
  the ability of our management and their experience in identifying and assessing prospective target acquisitions;

  •
  our prospects for acquiring an operating business at attractive values;

  •
  the present state of our development and our current financial condition and capital structure;

  •
  the recent market prices of, and the demand for, publicly traded common stock of generally comparable companies;

  •
  general conditions of the securities markets at the time of the offering; and

  •
  other factors as were deemed relevant.

        The factors described above were not assigned any particular weight. Rather, these factors, together with market variations and the financial performance of other publicly traded companies in our industry, were considered as a totality in our negotiation with the underwriters over our initial public offering price. We offer no assurances that the initial public offering price will correspond to the price at which our units will trade in the public market subsequent to the offering or that an active trading market for the units, common stock or warrants will develop and continue after the offering.

        In connection with the offering the underwriters may engage in stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids in accordance with Regulation M under the Exchange Act.

  •
  Stabilizing transactions permit bids to purchase the underlying security so long as the stabilizing bids do not exceed a specified maximum.

  •
  Over-allotment involves sales by the underwriters of units in excess of the number of units the underwriters are obligated to purchase, which creates a syndicate short position. The short position may be either a covered short position or a naked short position. In a covered short position, the number of units over-allotted by the underwriters is not greater than the number of units that they may purchase in the over-allotment option. In a naked short position, the number of units involved is greater than the number of units in the over-allotment option. The underwriters may close out any covered short position by either exercising their over-allotment option and/or purchasing units in the open market.

  •
  Syndicate covering transactions involve purchases of the units in the open market after the distribution has been completed in order to cover syndicate short positions. In determining the source of units to close out the short position, the underwriters will consider, among other things, the price of units available for purchase in the open market as compared to the price at which they may purchase units through the over-allotment option. If the underwriters sell more units than could be covered by the over-allotment option, a naked short position, the position can only be closed out by buying units in the open market. A naked short position is more likely to be created if the underwriters are concerned that there could be downward pressure on the price of the units in the open market after pricing that could adversely affect investors who purchase in the offering.

  •
  Penalty bids permit the representative to reclaim a selling concession from a syndicate member when the units originally sold by the syndicate member are purchased in a stabilizing or syndicate covering transaction to cover syndicate short positions.

        These stabilizing transactions, over-allotment transactions, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our units or preventing or retarding a decline in the market price of the units. As a result, the price of our units may be higher than the price that might otherwise exist in the open market. These transactions may be effected on the American Stock Exchange or otherwise and, if commenced, may be discontinued at any time.

        A prospectus in electronic format may be made available on the web sites maintained by one or more of the underwriters, or selling group members, if any, participating in this offering and one or more of the underwriters participating in this offering may distribute prospectuses electronically. Credit

Suisse Securities (USA) LLC and Deutsche Bank Securities Inc. may agree to allocate a number of shares to underwriters and selling group members for sale to their online brokerage account holders. Internet distributions will be allocated by the underwriters and selling group members that will make internet distributions on the same basis as other allocations.

Other Terms

        We are not under any contractual obligation to engage any of the underwriters to provide any services for us after this offering, and have no present intent to do so. However, we may pay the underwriters of this offering or any entity with which they are affiliated a finder's fee or other compensation for services rendered to us in connection with the consummation of a business combination. In addition, any of the underwriters may assist us in raising additional capital in the future for which they will be entitled to receive customary fees.

Private Placement

        We will directly offer 7,000,000 warrants exercisable for 7,000,000 shares of our common stock at a price of $1.00 per warrant to our sponsor or its affiliates. We will receive the entire aggregate gross proceeds from the warrants offered to our sponsor and its affiliates. These warrants are not part of the underwritten offering, and none of the underwriters will participate as an underwriter, placement agent or in any other offeror capacity in connection with the sale of, and will not receive any commission or discount on, these warrants.

Selling Restrictions

  European Economic Area

        In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a Relevant Member State), with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the Relevant Implementation Date), no securities have been or will be offered to the public in that Relevant Member State prior to the publication of a prospectus in relation to the securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that, with effect from and including the Relevant Implementation Date, offers of securities to the public in that Relevant Member State may be made at any time:

          (a)   to legal entities which are authorized or regulated to operate in the financial markets or, if not so authorized or regulated, whose corporate purpose is solely to invest in securities;

          (b)   to any legal entity which has two or more of (1) an average of at least 250 employees during the last financial year; (2) a total balance sheet of more than €43,000,000 and (3) an annual net turnover of more than €50,000,000, as shown in its last annual or consolidated accounts;

          (c)   to fewer than 100 natural or legal persons (other than qualified investors as defined in the Prospectus Directive) subject to obtaining the prior consent of the representatives for any such offer; or

          (d)   in any other circumstances which do not require the publication by us of a prospectus pursuant to Article 3 of the Prospectus Directive.

        For the purposes of this provision, the expression an "offer of securities to the public" in relation to any securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe the securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression Prospectus Directive means Directive 2003/71/EC and includes any relevant implementing measure in each Relevant Member State.

United Kingdom

        No securities will be sold by a security holder unless such holder:

          (a)   has only communicated or caused to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the FSMA) received by it in connection with the issue or sale of the securities in circumstances in which Section 21(1) of the FSMA does not apply to us; and

          (b)   has complied with all applicable provisions of the FSMA with respect to anything done by it in relation to the securities in, from or otherwise involving the United Kingdom.

NOTICE TO CANADIAN RESIDENTS

Resale Restrictions

        The distribution of the units in Canada is being made only on a private placement basis exempt from the requirement that we prepare and file a prospectus with the securities regulatory authorities in each province where trades of units are made. Any resale of the units in Canada must be made under applicable securities laws which will vary depending on the relevant jurisdiction, and which may require resales to be made under available statutory exemptions or under a discretionary exemption granted by the applicable Canadian securities regulatory authority. Purchasers are advised to seek legal advice prior to any resale of the units.

Representations of Purchasers

        By purchasing units in Canada and accepting a purchase confirmation a purchaser is representing to us and the dealer from whom the purchase confirmation is received that:

  •
  The purchaser is entitled under applicable provincial securities laws to purchase the units without the benefit of a prospectus qualified under those securities laws,

  •
  where required by law, that the purchaser is purchasing as principal and not as agent,

  •
  the purchaser has reviewed the text above under Resale Restrictions, and

  •
  the purchaser acknowledges and consents to the provision of specified information concerning its purchase of the units to the regulatory authority that by law is entitled to collect the information.

Further details concerning the legal authority for this information is available on request.

Rights of Action—Ontario Purchasers Only

        Under Ontario securities legislation, certain purchasers who purchase a security offered by this prospectus during the period of distribution will have a statutory right of action for damages, or while still the owner of the units, for rescission against us in the event that this prospectus contains a misrepresentation without regard to whether the purchaser relied on the misrepresentation. The right of action for damages is exercisable not later than the earlier of 180 days from the date the purchaser first had knowledge of the facts giving rise to the cause of action and three years from the date on which payment is made for the units. The right of action for rescission is exercisable not later than 180 days for the date on which payment is made for the units. If a purchaser elects to exercise the right of action for rescission, the purchaser will have no right of action for damages against us. In no case will the amount recoverable in any action exceed the price at which the units were offered to the purchaser and if the purchaser is shown to have purchased the securities with knowledge of the misrepresentation, we will have no liability. In the case of an action for damages, we will not be liable for all or any portion of the damages that are proven to not represent the depreciation in value of the units as a result of the misrepresentation relied upon. These rights are in addition to, and without derogation from, any other rights or remedies available at law to an Ontario purchaser. The foregoing is a summary of the rights available to an Ontario purchaser. Ontario purchasers should refer to the complete text of the relevant statutory provisions.

Enforcement of Legal Rights

        All of our directors and officers as well as the experts named herein may be located outside of Canada and, as a result, it may not be possible for Canadian purchasers to effect service of process within Canada upon us or those persons. All or a substantial portion of our assets and the assets of those persons may be located outside of Canada and, as a result, it may not be possible to satisfy a judgment against us or those persons in Canada or to enforce a judgment obtained in Canadian courts against us or those persons outside of Canada.

Taxation and Eligibility for Investment

        Canadian purchasers of units should consult their own legal and tax advisors with respect to the tax consequences of an investment in the units in their particular circumstances and about the eligibility of the units for investment by the purchaser under relevant Canadian legislation.

LEGAL MATTERS

        Akin Gump Strauss Hauer & Feld LLP, New York, New York, is acting as counsel in connection with the registration of our securities under the Securities Act of 1933, and as such, will pass upon the validity of the securities offered in this prospectus. Proskauer Rose LLP, Los Angeles, California, is acting as counsel for the underwriters in connection with this offering.

EXPERTS

        The financial statements of BHG Acquisition Corp. (a development stage company) as of March 4, 2008 and for the period February 26, 2008 (inception) through March 4, 2008, have been included herein in reliance upon the report of Rothstein, Kass & Company, P.C., independent registered public accounting firm, appearing elsewhere herein, and upon the authority of Rothstein, Kass & Company, P.C., as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

        We have filed with the Securities and Exchange Commission a registration statement on Form S-1 under the Securities Act with respect to the securities we are offering by this prospectus. This prospectus does not contain all of the information included in the registration statement. For further information about us and our securities, you should refer to the registration statement and the exhibits and schedules filed with the registration statement. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are materially complete but may not include a description of all aspects of such contracts, agreements or other documents, and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreement or other document.

        Upon completion of this offering, we will be subject to the information requirements of the Exchange Act and will file annual, quarterly and current event reports, proxy statements and other information with the SEC. You can read our SEC filings, including the registration statement, over the Internet at the SEC's website at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference facility at 100 F Street, N.E., Washington, D.C. 20549.

        You may also obtain copies of the documents at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference facilities.

INDEX TO FINANCIAL STATEMENTS AND FINANCIAL STATEMENTS

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholder of
BHG Acquisition Corp.

        We have audited the accompanying balance sheet of BHG Acquisition Corp. (a development stage company) (the "Company") as of March 4, 2008, and the related statements of operations, stockholder's equity, and cash flows for the period from February 26, 2008 (inception) to March 4, 2008. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

        We conducted our audit in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

        In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of BHG Acquisition Corp. (a development stage company) as of March 4, 2008, and the results of its operations and its cash flows for the period from February 26, 2008 (inception) to March 4, 2008, in conformity with accounting principles generally accepted in the United States of America.

                      /s/ Rothstein, Kass & Company, P.C.

Roseland, New Jersey
March 8, 2008

BHG ACQUISITION CORP.

(A Development Stage Company)

BALANCE SHEET

As of March 4, 2008

Assets
Current assets—Cash	$230,188
Other assets—Deferred offering costs	150,000

Total assets	$380,188

Liabilities and stockholder's equity
Current Liabilities
Accrued expenses	$5,000
Accrued offering costs	150,000
Note payable, founder	200,000

Total current liabilities	355,000

Commitments
Stockholder's equity
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding	—
Common stock, $0.0001 par value; 200,000,000 shares authorized; 10,062,500 shares issued and outstanding	1,006
Additional paid-in-capital	29,182
Deficit accumulated during the development stage	(5,000)

Total stockholder's equity	25,188

Total liabilities and stockholder's equity	$380,188

See accompanying notes to financial statements.

BHG ACQUISITION CORP.

(A Development Stage Company)

STATEMENT OF OPERATIONS

For the period from February 26, 2008 (inception) to March 4, 2008

Revenue	$—
Formation costs	(5,000)
Net loss applicable to common stockholder	$(5,000)

Weight average common shares outstanding—basic and diluted	10,062,500

Net loss per common share—basic and diluted	$(0.00)

See accompanying notes to financial statements.

BHG ACQUISITION CORP.

(A Development Stage Company)*

STATEMENT OF STOCKHOLDER'S EQUITY

For the period from February 26, 2008 (inception) to March 4, 2008

				Deficit Accumulated During the Development Stage
	Common Stock
			Additional Paid-in Capital		Total Stockholder's Equity
	Shares	Amount
Issuance of units to founder at approximately $0.003 per unit	10,062,500	$1,006	$29,182	$—	$30,188
Net loss	—	—	—	(5,000)	(5,000)

Balances at March 4, 2008	10,062,500	$1,006	$29,182	($5,000)	$25,188

See accompanying notes to financial statements.

BHG ACQUISITION CORP.

(A Development Stage Company)

STATEMENT OF CASH FLOWS

For the period from February 26, 2008 (inception) to March 4, 2008

Cash flows from operating activities
Net loss	$(5,000)

Adjustment to reconcile net loss to net cash provided by operating activities
Change in accrued expenses	5,000

Net cash provided by operating activities	—

Cash flows from financing activities
Proceeds from note payable to founder	200,000
Proceeds from sale of units to founder	30,188

Net cash provided by financing activities	230,188

Increase in cash	230,188
Cash at beginning of period	—

Cash at end of period	$230,188

Supplemental schedule of non-cash financing activities
Accrual of deferred offering costs	$150,000

See accompanying notes to financial statements.

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS

NOTE 1—BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

        BHG Acquisition Corp. (the "Company") was incorporated in Delaware on February 26, 2008 for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more operating businesses or assets. The Company is considered in the development stage as defined in Statement of Financial Accounting Standards ("SFAS") No. 7: Accounting and Reporting by Development Stage Enterprises, and is subject to the risks associated with development stage companies.

        At March 4, 2008, the Company had not commenced any operations or generated any revenue. All activity from inception (February 26, 2008) through March 4, 2008 relates to the Company's formation, capital raising activities, and its ability to begin operations is dependent on the proposed offering described below. The Company has selected December 31 as its fiscal year end.

        The Company's ability to commence operations is contingent upon obtaining adequate financial resources through a proposed public offering ("Proposed Offering"), which is discussed in Note 2. The Company's management has broad discretion with respect to the specific application of the net proceeds of the Proposed Offering, although substantially all of the net proceeds of the Proposed Offering are intended to be generally applied toward consummating one or more business combinations with an operating company. The Company anticipates that the business combination must occur with one or more target businesses that have a fair market value, individually or collectively, of at least 80% of the Company's net assets held in trust (net of taxes and excluding the deferred underwriting discount but including any amounts paid to converting stockholders in connection with the approval of any extended period as described in the prospectus) at the time of such acquisition. If the Company acquires less than 100% of one or more target businesses, the aggregate fair market value of the portion or portions the Company acquires must equal at least 80% of such net assets at the time of the business combination. The Company will not complete a business combination unless it acquires a controlling interest in a target company, meaning more than a majority of the voting securities of the target company.

        Proceeds of $344,625,000 (or approximately $395,418,750 if the underwriters' over-allotment option is exercised in full) from the Proposed Offering including the private placement of 7,000,000 of the Company's insider warrants to purchase common stock will be held in a trust account (the "Trust Account") and will only be released to the Company upon the earlier of: (i) the completion of the business combination; or (ii) the Company's liquidation. The proceeds in the Trust Account include 3.75% of the offering proceeds representing deferred underwriting commissions. Upon completion of the business combination, $13,125,000, which constitutes the underwriters' deferred commissions (or $15,093,750 if the underwriters' over-allotment option is exercised in full), will be paid to the underwriters from the funds held in the Trust Account. The proceeds outside of the Trust Account as well as the interest income of up to $5,300,000 (subject to adjustment if the underwriters' over-allotment is exercised in full) earned on the Trust Account balance that may be released to the Company may be used to pay for business, legal and accounting due diligence on prospective acquisitions and continuing general and administrative expenses.

        The Company will seek stockholder approval before it will effect a business combination, even if the business combination would not ordinarily require stockholder approval under applicable law. In connection with the stockholder vote required to approve any business combination, the Company's founding stockholder, BHG Investors, LLC (the "Founder"), has agreed, and its permitted transferees will agree, to vote the shares owned by them immediately before the Proposed Offering in accordance

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 1—BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

with the majority of the shares of common stock voted by the public stockholders. The Company will proceed with a business combination only if (i) the business combination is approved by a majority of votes cast by the Company's public stockholders at a duly held stockholders meeting, (ii) an amendment to the Company's amended and restated certificate of incorporation to provide for the Company's perpetual existence is approved by holders of a majority of the Company's outstanding shares of common stock, and (iii) public stockholders owning less than 40% of the Company's outstanding shares of common stock issued in the Proposed Offering both vote against the business combination and exercise their conversion rights (as described below). If the conditions to complete the business combination are not met but sufficient time remains before the Company's corporate life expires, the Company may attempt to effect another business combination.

        If the business combination is approved and completed, subject to certain limitations, each public stockholder voting against such business combination will be entitled to convert its shares of common stock into a pro rata share of the aggregate amount then on deposit in the Trust Account (including interest earned on the Trust Account, net of income taxes payable on such interest and net of interest income of up to $5,300,000 (subject to adjustment if the underwriters' over-allotment option is exercised in full) on the Trust Account permitted to be released to fund the Company's working capital and other requirements). Public stockholders who convert their stock into their share of the Trust Account will continue to have the right to exercise any warrants they may hold.

        If the Company does not complete a business combination within 24 months following the consummation of the Proposed Offering (or up to 30 months if the stockholders approve an extension), the Company will liquidate and promptly distribute only to the public stockholders the amount in the Trust Account, less any income taxes payable on interest income and any interest income of up to $5,300,000 (including interest earned on the Trust Account, net of income taxes payable on such interest and net of interest income of up to $5,300,000 (subject to adjustment if the underwriters' over-allotment option is exercised in full) previously released to the Company and used to fund its working capital and other requirements, plus any remaining net assets. If the Company fails to complete such business combination within 24 months following consummation of the Proposed Offering (or up to 30 months if the stockholders approve an extension), the Company's amended and restated certificate of incorporation also provides that the Company's corporate existence will automatically cease 24 months (or up to 30 months if the stockholders approve an extension) following the consummation of the Proposed Offering except for the purpose of winding up its affairs and liquidating. In the event of liquidation, it is likely that the per share value of the residual assets remaining available for distribution (including Trust Account assets) will be less than the initial public offering price per share in the Proposed Offering (assuming no value is attributed to the warrants contained in the units to be offered in the Proposed Offering discussed in Note 2).

Basis of presentation—The accompanying financial statements are presented in U.S. dollars and have been prepared in accordance with accounting principles generally accepted in the United States of America and pursuant to the accounting and disclosure rules and regulations of the Securities and Exchange Commission (the "SEC").

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 1—BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Development stage company—The Company complies with the reporting requirements of Statement of Financial Accounting Standard ("SFAS") No. 7, "Accounting and Reporting by Development Stage Enterprises."

Concentration of credit risk—The financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which at times, may exceed the federal depository insurance coverage of $100,000. The Company has not experienced losses on this account and management believes the Company is not exposed to significant risks on such account.

Fair value of financial instruments—The fair value of the Company's assets and liabilities, which qualify as financial instruments under SFAS No. 107, "Disclosure About Fair Value of Financial Instruments," approximates the carrying amounts represented in the accompanying balance sheet.

Net loss per common share—The Company complies with accounting and disclosure requirements of SFAS No. 128, "Earnings Per Share." Net loss per common share, basic, is computed by dividing net loss by the weighted average number of shares of common stock outstanding for the period.

Diluted net loss per common share is computed by dividing net loss per share by the weighted average number of shares of common stock outstanding, plus to the extent dilutive, the incremental number of shares of common stock to settle the 7,000,000 warrants held by the Founder, as calculated using the treasury stock method. During the period from February 26, 2008 (inception) through March 4, 2008, such warrants were antidilutive and consequently the effect of their conversion into shares of common stock has been excluded from the calculation of diluted loss per common share. As a result, diluted loss per common share is the same as basic.

Use of estimates—The preparation of financial statements in conformity with accounting principles generally accepted in the United States requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Deferred offering costs—The Company complies with the requirements of the SEC Staff Accounting Bulletin ("SAB") Topic 5A—"Expenses of Offering". Deferred offering costs consist principally of legal and accounting fees incurred through the balance sheet date that are related to the Proposed Offering and that will be charged to stockholder's equity upon the completion of the Proposed Offering or charged to expense if the Proposed Offering is not completed. As of March 4, 2008, the Company has incurred $150,000 of deferred offering costs, recognized as a non-current asset on the accompanying balance sheet.

Recent accounting pronouncements—In December 2007, the Financial Accounting Standards Board ("FASB") issued SFAS No. 141(R) (revised 2007), Business Combinations. SFAS No. 141(R) significantly changes the accounting for business combinations in a number of areas including the treatment of contingent consideration, preacquisition contingencies, transaction costs, in-process research and development and restructuring costs. In addition, under SFAS No. 141(R), changes in an acquired entity's deferred tax assets and uncertain tax positions after the measurement period will

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 1—BUSINESS OPERATIONS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

impact income tax expense. SFAS No. 141(R) is effective for fiscal years beginning after December 15, 2008, and earlier adoption is prohibited. We will adopt SFAS No. 141(R) beginning January 1, 2009 and will change our accounting treatment for business combinations on a prospective basis for business combinations completed on or after that date.

Management does not believe that any other recently issued, but not effective, accounting standards, if currently adopted, would have a material effect on the Company's financial statements.

NOTE 2—PROPOSED PUBLIC OFFERING

        The Proposed Offering calls for the Company to offer for public sale 35,000,000 units at a price of $10.00 per unit. Each unit consists of one share of the Company's common stock, $0.0001 par value, and one warrant. Each warrant will entitle the holder to purchase from the Company one share of common stock at an exercise price of $7.50 per share commencing on later of: (i) the completion of the business combination, or (ii) 12 months from the date of the final prospectus for the Proposed Offering. The warrants expire four years from the date of the final prospectus, unless earlier redeemed. The warrants included in the units being sold in the Proposed Offering will be redeemable in whole and not in part at a price of $0.01 per warrant upon a minimum of 30 days' notice after the warrants become exercisable, only in the event that the last sale price of the common stock equals or exceeds $14.25 per share for any 20 trading days within a 30-trading day period.

        In accordance with the warrant agreement relating to the warrants to be sold and issued in the Proposed Offering, the Company is only required to use its commercially reasonable efforts to maintain the effectiveness of the registration statement covering the warrants. The Company will not be obligated to deliver securities, and there are no contractual penalties for failure to deliver securities, if a registration statement is not effective at the time of exercise. Additionally, in the event that a registration is not effective at the time of exercise, the holder of such warrant shall not be entitled to exercise such warrant and in no event (whether in the case of a registration statement not being effective or otherwise) will the Company be required to net cash settle the warrant exercise. If the Company is unable to deliver registered shares for the warrant conversion then the warrants would expire worthless.

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 3—INCOME TAXES

        The Company complies with the provisions of SFAS No. 109, "Accounting for Income Taxes", deferred income taxes are provided for the differences between the bases of assets and liabilities for financial reporting and income tax purposes. A valuation allowance is established when necessary to reduce deferred tax assets to the amount expected to be realized.

        The Company also complies with the provisions of FASB Interpretation No. 48, "Accounting for Uncertainty in Income Taxes," an interpretation of FASB Statement No. 109 ("FIN 48"), which provides criteria for the recognition, measurement, presentation and disclosure of uncertain tax positions. A tax benefit from an uncertain position may be recognized only if it is "more likely than not" that the position is sustainable based on its technical merits. Management is currently unaware of any issues under review that could result in significant payments, accruals or material deviations from its position. The Company adopted the provisions of SFAS No. 109 and FIN 48 at inception on February 26, 2008.

        The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

        The Company has not begun its trade or business for U.S. tax purposes and accordingly it could not yet recognize losses for expenditures. As a result, a deferred tax asset was established for the book loss recorded as well as a fully offsetting valuation allowance. The effective tax rate differs from the statutory tax rate due to the establishment of the valuation allowance.

NOTE 4—RELATED PARTY TRANSACTIONS

        The Company issued a $200,000 unsecured promissory note to Clifton S. Robbins. The note evidenced thereby is non-interest bearing, unsecured and is due upon the earlier of (i) the consummation of the Proposed Offering and (ii) January 31, 2009. This note will be repaid out of the proceeds of the Proposed Offering not placed in trust.

        The Founder has agreed to purchase an aggregate of 7,000,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $7,000,000) from the Company in a private placement immediately prior to the closing of the Proposed Offering. The Founder will be permitted to transfer the warrants held by it to certain permitted transferees, including the Company's officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Founder and any officers, directors, members, employees of such affiliates, but the transferees receiving such securities will be subject to the same agreements with respect to such securities as the Founder. Otherwise, these warrants will not be transferable or salable by the Founder (except as described below) until after the completion of the Company's business combination. The insider warrants will be non-redeemable and may be exercised for cash or on a cashless basis, in each case so long as they are held by the Founder or its permitted transferees. Otherwise, the insider warrants will have terms and provisions that are identical to those of the warrants included in the units being sold as part of the units in the Proposed Offering. The sale of the insider warrants is not expected to result in the recognition of any stock-based compensation expense because management believes that the $1.00 purchase price of the insider warrants will equal or exceed the fair value of such warrants.

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 4—RELATED PARTY TRANSACTIONS (Continued)

        The Company has agreed to pay $10,000 a month in total for office space and general and administrative services to Blue Harbour Group, L.P., an affiliate of the Founder. Services will commence promptly after the effective date of the Proposed Offering and will terminate upon the earlier of: (i) the completion of the business combination; or (ii) the liquidation of the Company.

NOTE 5—FOUNDER UNITS

        On March 3, 2008, the Founder purchased an aggregate of 10,062,500 units for an aggregate purchase price of $30,188, or approximately $0.003 per unit. This includes an aggregate of 1,312,500 units that are subject to forfeiture by the Founder to the extent the underwriters' over-allotment option is not exercised, so that the Founder and its permitted transferees will own 20% of the Company's issued and outstanding shares after the Proposed Offering (assuming they do not purchase units in the Proposed Offering). Each Founder's unit consists of one share of common stock and one warrant. The shares and warrants comprising the Founder's units are identical to the shares and warrants comprising the units being sold in the Proposed Offering, except that:

  •
  such shares and warrants are subject to the transfer restrictions described below;

  •
  the Founder has agreed, and any permitted transferees will agree, to vote the shares of common stock in connection with the vote required to approve the Company's business combination in the same manner as a majority of the shares of common stock voted by the public stockholders;

  •
  the Founder and its permitted transferees will not be able to exercise conversion rights with respect to the shares of common stock;

  •
  the Founder has agreed, and any permitted transferees will agree, to waive their right to participate in any liquidation distribution with respect to the common stock if the Company fails to complete our business combination;

  •
  such warrants may not be exercised unless the last sale price of the common stock equals or exceeds $14.25 for any 20 days within any 30-trading day period and there is an effective registration statement covering the shares of common stock issuable upon exercise of the warrants, and until the later of 12 months after the date of the prospectus and the consummation of our business combination;

  •
  such warrants will not be redeemable by the Company as long as they are held by the Founder or its permitted transferees; and

  •
  such warrants may be exercised by the holders for cash or on a cashless basis.

        The Founder has agreed, subject to certain exceptions described below, not to transfer, assign or sell any of the founder units, founder shares or founder warrants (including the common stock issuable upon exercise of the founder warrants) for a period of 180 days from the date of completion of our business combination.

        The Founder is permitted to transfer its founder units and the common stock and warrants comprising such units (including the common stock issuable upon exercise of warrants) to the Company's officers, directors and employees, any affiliates or family members of such individuals, any affiliates of the Founder and any officers, directors, members or employees of the Founder or such

BHG ACQUISITION CORP.

(A Development Stage Company)

NOTES TO FINANCIAL STATEMENTS (Continued)

NOTE 5—FOUNDER UNITS (Continued)

affiliates, but the transferees receiving such securities will be subject to the same transfer restrictions as the Founder. Any such transfers will be made in accordance with applicable securities laws.

NOTE 6—PREFERRED STOCK

        The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.0001 with such designations, voting and other rights and preferences as may be determined from time to time by the board of directors. No shares were issued and outstanding as of March 4, 2008.

NOTE 7—COMMITMENT AND CONTINGENCIES

        The Company may issue an additional 5,250,000 units upon the exercise of a 30-day option granted to the underwriters to cover any over-allotments. The over-allotment option will only be used to cover the net syndicate short position resulting from the initial distribution.

        The Company is committed to pay the underwriters to the Proposed Offering a discount of $0.70 per unit sold or 7% of the Proposed Offering gross proceeds of which 3.75% has been deferred until a business combination has been consummated. No discount or commissions will be payable to the underwriters with respect to the founder warrants purchased in the private placement.

        The holders of our initial shares of common stock issued and outstanding on the date of this prospectus, the founder warrants and the securities underlying the founder warrants will be entitled to registration rights pursuant to an agreement to be signed prior to or on the effective date of the Proposed Offering. The holders of these securities and their transferees are each entitled to make up to three demands that we register shares of common stock and warrants owned by them. However, the holders of these shares are not entitled to more than three such demands in the aggregate. The holders of the majority of these shares can elect to exercise these registration rights at anytime after the date on which the shares are released from escrow. In addition, these holders have certain "piggy-back" registration rights on registration statements filed subsequent to such date. We will bear the expenses incurred in connection with any such registration statements other than underwriting discounts or commissions for shares not sold by us. The founder warrants and the insider warrants are not subject to net cash settlement in the event we are unable to maintain an effective registration statement under the Securities Act covering the issuance of the common stock issuable upon exercise of the warrants.

BHG ACQUISITION CORP.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 13.    Other Expenses of Issuance and Distribution.

        The estimated expenses payable by us in connection with the offering described in this registration statement (other than the underwriting discount and the representative's non-accountable expense allowance) will be as follows:

Initial Trustees' fee	$1,000	(1)
SEC registration fee	15,818
FINRA filing fee	40,750
American Stock Exchange filing and listing fee	70,000
Accounting fees and expenses	70,000
Printing and engraving expenses	100,000
Legal fees and expenses	450,000
Miscellaneous	52,432	(2)

Total	$800,000

(1)
In addition to the initial acceptance fee that is charged by Continental Stock Transfer & Trust Company, as trustee, the registrant will be required to pay to Continental Stock Transfer & Trust Company annual fees of $3,000 for acting as trustee and $9,600 for acting as transfer agent of the registrant's common stock and as warrant agent for the registrant's warrants and a one time initial public offering closing fee of $3,500.

(2)
This amount represents additional expenses that may be incurred by the registrant in connection with the offering over and above those specifically listed above, including distribution and mailing costs.

Item 14.    Indemnification of Directors and Officers.

        Our amended and restated certificate of incorporation provides that all of our directors, officers, employees and agents of the registrant shall be entitled to be indemnified by us to the fullest extent permitted by Section 145 of the Delaware General Corporation Law.

        Section 145 of the Delaware General Corporation Law concerning indemnification of officers, directors, employees and agents is set forth below.

        "Section 145. Indemnification of officers, directors, employees and agents; insurance.

        (a)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with such action, suit or proceeding if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person's conduct was unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that the person's conduct was unlawful.

        (b)   A corporation shall have power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation to procure a judgment in its favor by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against expenses (including attorneys' fees) actually and reasonably incurred by the person in connection with the defense or settlement of such action or suit if the person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation and except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

        (c)   To the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of this section, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

        (d)   Any indemnification under subsections (a) and (b) of this section (unless ordered by a court) shall be made by the corporation only as authorized in the specific case upon a determination that indemnification of the present or former director, officer, employee or agent is proper in the circumstances because the person has met the applicable standard of conduct set forth in subsections (a) and (b) of this section. Such determination shall be made, with respect to a person who is a director or officer at the time of such determination, (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, even though less than a quorum, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

        (e)   Expenses (including attorneys' fees) incurred by an officer or director in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in this section. Such expenses (including attorneys' fees) incurred by former directors and officers or other employees and agents may be so paid upon such terms and conditions, if any, as the corporation deems appropriate.

        (f)    The indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of this section shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person's official capacity and as to action in another capacity while holding such office.

        (g)   A corporation shall have power to purchase and maintain insurance on behalf of any person who is or was director, officer, employee or agent of the corporation, or is or was serving at the request of the corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person's status as such, whether or not the corporation would have the power to indemnify such person against such liability under this section.

        (h)   For purposes of this section, references to "the corporation" shall include, in addition to the resulting corporation, any constituent corporation (including any constituent of a constituent) absorbed in a consolidation or merger which, if its separate existence had continued, would have had power and authority to indemnify its directors, officers, and employees or agents, so that any person who is or was a director, officer, employee or agent of such constituent corporation, or is or was serving at the request of such constituent corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, shall stand in the same position under this section with respect to the resulting or surviving corporation as such person would have with respect to such constituent corporation if its separate existence had continued.

        (i)    For purposes of this section, references to "other enterprises" shall include employee benefit plans; references to "fines" shall include any excise taxes assessed on a person with respect to any employee benefit plan; and references to "serving at the request of the corporation" shall include any service as a director, officer, employee or agent of the corporation which imposes duties on, or involves services by, such director, officer, employee or agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner such person reasonably believed to be in the interest of the participants and beneficiaries of an employee benefit plan shall be deemed to have acted in a manner "not opposed to the best interests of the corporation" as referred to in this section.

        (j)    The indemnification and advancement of expenses provided by, or granted pursuant to, this section shall, unless otherwise provided when authorized or ratified, continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

        (k)   The Court of Chancery is hereby vested with exclusive jurisdiction to hear and determine all actions for advancement of expenses or indemnification brought under this section or under any bylaw, agreement, vote of stockholders or disinterested directors, or otherwise. The Court of Chancery may summarily determine a corporation's obligation to advance expenses (including attorneys' fees)."

        Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers, and controlling persons pursuant to the foregoing provisions, or otherwise, we have been advised that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment of expenses incurred or paid by a director, officer or controlling person in a successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, we will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to the court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

        In accordance with Section 102(b)(7) of the DGCL, our amended and restated certificate of incorporation, which we intend to adopt prior to the consummation of this offering, will provide that no director shall be personally liable to us or any of our stockholders for monetary damages resulting from breaches of their fiduciary duty as directors, except to the extent such limitation on or exemption from liability is not permitted under the DGCL. The effect of this provision of our amended and restated certificate of incorporation is to eliminate our rights and those of our stockholders (through stockholders' derivative suits on our behalf) to recover monetary damages against a director for breach of the fiduciary duty of care as a director, including breaches resulting from negligent or grossly negligent behavior, except, as restricted by Section 102(b)(7) of the DGCL. However, this provision does not limit or eliminate our rights or the rights of any stockholder to seek non-monetary relief, such as an injunction or rescission, in the event of a breach of a director's duty of care.

        If the DGCL is amended to authorize corporate action further eliminating or limiting the liability of directors, then, in accordance with our amended and restated certificate of incorporation, the liability of our directors to us or our stockholders will be eliminated or limited to the fullest extent authorized by the DGCL, as so amended. Any repeal or amendment of provisions of our amended and restated certificate of incorporation limiting or eliminating the liability of directors, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to further limit or eliminate the liability of directors on a retroactive basis.

        Our amended and restated certificate of incorporation will also provide that we will, to the fullest extent authorized or permitted by applicable law, indemnify our current and former directors and officers, as well as those persons who, while directors or officers of our corporation, are or were serving as directors, officers, employees or agents of another entity, trust or other enterprise, including service with respect to an employee benefit plan, in connection with any threatened, pending or completed proceeding, whether civil, criminal, administrative or investigative, against all expense, liability and loss (including, without limitation, attorney's fees, judgments, fines, ERISA excise taxes and penalties and amounts paid in settlement) reasonably incurred or suffered by any such person in connection with any such proceeding. Notwithstanding the foregoing, a person eligible for indemnification pursuant to our amended and restated certificate of incorporation will be indemnified by us in connection with a proceeding initiated by such person only if such proceeding was authorized by our board of directors, except for proceedings to enforce rights to indemnification.

        The right to indemnification conferred by our amended and restated certificate of incorporation is a contract right that includes the right to be paid by us the expenses incurred in defending or otherwise participating in any proceeding referenced above in advance of its final disposition, provided, however, that if the DGCL requires, an advancement of expenses incurred by our officer or director (solely in the capacity as an officer or director of our corporation) will be made only upon delivery to us of an undertaking, by or on behalf of such officer or director, to repay all amounts so advanced if it is ultimately determined that such person is not entitled to be indemnified for such expenses under our amended and restated certificate of incorporation or otherwise.

        The rights to indemnification and advancement of expenses will not be deemed exclusive of any other rights which any person covered by our amended and restated certificate of incorporation may have or hereafter acquire under law, our amended and restated certificate of incorporation, our amended and restated bylaws, an agreement, vote of stockholders or disinterested directors, or otherwise.

        Any repeal or amendment of provisions of our amended and restated certificate of incorporation affecting indemnification rights, whether by our stockholders or by changes in law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing at the time of such repeal or amendment or adoption of such inconsistent provision with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision. Our amended and restated certificate of incorporation will also permit us, to the extent and in the manner authorized or permitted by law, to indemnify and to advance expenses to persons other that those specifically covered by our amended and restated certificate of incorporation.

        Our amended and restated bylaws, which we intend to adopt immediately prior to the consummation of this offering, include the provisions relating to advancement of expenses and indemnification rights consistent with those set forth in our amended and restated certificate of incorporation. In addition, our amended and restated bylaws provide for a right of indemnitee to bring a suit in the event a claim for indemnification or advancement of expenses is not paid in full by us within a specified period of time. Our amended and restated bylaws also permit us to purchase and maintain insurance, at our expense, to protect us and/or any director, officer, employee or agent of our corporation or another entity, trust or other enterprise against any expense, liability or loss, whether or not we would have the power to indemnify such person against such expense, liability or loss under the DGCL.

        Any repeal or amendment of provisions of our amended and restated bylaws affecting indemnification rights, whether by our board of directors, stockholders or by changes in applicable law, or the adoption of any other provisions inconsistent therewith, will (unless otherwise required by law) be prospective only, except to the extent such amendment or change in law permits us to provide broader indemnification rights on a retroactive basis, and will not in any way diminish or adversely affect any right or protection existing thereunder with respect to any act or omission occurring prior to such repeal or amendment or adoption of such inconsistent provision.

        We will enter into indemnification agreements with each of our officers and directors. These agreements will require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us, and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified.

        Pursuant to the Underwriting Agreement filed as Exhibit 1.1 to this Registration Statement, we have agreed to indemnify the Underwriters and the Underwriters have agreed to indemnify us against certain civil liabilities that may be incurred in connection with this offering, including certain liabilities under the Securities Act.

Item 15.    Recent Sales of Unregistered Securities.

        In March 2008, BHG Investors LLC, our sponsor, purchased an aggregate of 10,062,500 founder units. Such founder units were issued in connection with our organization pursuant to the exemption from registration contained in Section 4(2) of the Securities Act as they were sold to an accredited investor. The founder units were sold for an aggregate offering price of $30,188, or approximately $0.003 per founder unit. Prior to the consummation of this offering, our sponsor intends to transfer 150,938 founder units to Marc Lasry, who will serve as a member of our board of directors upon consummation of this offering.

        BHG Investors LLC is an accredited investor for purposes of Rule 501 of Regulation D. Each of the equity holders in BHG Investors LLC will be accredited investors under Rule 501 of Regulation D. The sole business of BHG Investors LLC is to act as the Company's sponsor in connection with this offering.

        In addition, our sponsor has committed to purchase from us 7,000,000 insider warrants at $1.00 per warrant (for an aggregate purchase price of $7.0 million). These purchases will take place on a private placement basis on or prior to the date of the prospectus relating to this offering. These issuances will be made pursuant to the exemption from registration contained in Section 4(2) of the Securities Act. Our sponsor's obligation to purchase the insider warrants was made pursuant to an Insider Warrants Purchase Agreement, dated as of                    , 2008. Such obligation was made prior to the filing of the Registration Statement, and the only conditions to the obligation undertaken by our sponsor are conditions outside of our sponsor's control. Consequently, the investment decision relating to the purchase of the warrants was made prior to the filing of the Registration Statement relating to the public offering and therefore constitutes a "completed private placement."

        No underwriting discounts were paid with respect to such sales.

Item 16.    Exhibits and Financial Statement Schedules.

  (a)
  The following exhibits are filed as part of this Registration Statement:

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP*
10.1	Promissory Note, dated March 3, 2008, issued to Clifton S. Robbins*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Letter Agreement between Blue Harbour Group, L.P. and Registrant regarding administrative services*
10.4	Registration Rights Agreement, dated as of , 2008, among the Registrant, BHG Investors LLC, and *
10.5	Securities Purchase Agreement, effective as of March 3, 2008, between the Registrant and BHG Investors LLC*
10.6	Insider Warrants Purchase Agreement, dated as of , 2008, between the Registrant and BHG Investors LLC*
10.7	Form of Indemnity Agreement*
10.8	Warrant, dated March 3, 2008, issued to BHG Investors LLC*
10.9	Securities Assignment Agreement, dated as of , 2008, by and between BHG Investors LLC, and *
14	Form of Code of Ethics*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1)*
24	Power of Attorney (included on signature page of this Registration Statement)
99.1	Consent of Marc Lasry*
99.2	Form of Audit Committee Charter*
99.3	Form of Nominating and Corporate Governance Committee Charter*

*
To be filed by amendment

Item 17.    Undertakings.

        (a)   The undersigned registrant hereby undertakes:

          (1)   To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

            i.      To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

            ii.     To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

            iii.    To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

          (2)   That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (3)   To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (4)   That for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

            (i)    Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

            (ii)   Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

            (iii)  The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

            (iv)  Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b)   The undersigned hereby undertakes to provide to the underwriter at the closing specified in the underwriting agreements, certificates in such denominations and registered in such names as required by the underwriter to permit prompt delivery to each purchaser.

          (c)   Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

          (d)   The undersigned registrant hereby undertakes that:

          (1)   For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2)   For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Greenwich, State of Connecticut, on the 12th day of March, 2008.

BHG ACQUISITION CORP.
By:	/s/ CLIFTON S. ROBBINS
Clifton S. Robbins Chairman of the Board, Chief Executive Officer, President and Secretary

POWER OF ATTORNEY

        KNOW ALL MEN BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Clifton S. Robbins, his true and lawful attorney-in-fact, with full power of substitution and resubstitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including post-effective amendments to this registration statement (and any registration statement filed pursuant to Rule 462 under the Securities Act of 1933, as amended), and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

        Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Name	Position	Date

/s/ CLIFTON S. ROBBINS Clifton S. Robbins	Chairman of the Board, Chief Executive Officer, President and Secretary (Principal Executive Officer)	March 12, 2008

EXHIBIT INDEX

Exhibit No.	Description
1.1	Form of Underwriting Agreement*
3.1	Form of Amended and Restated Certificate of Incorporation*
3.2	Form of Amended and Restated By-laws*
4.1	Specimen Unit Certificate*
4.2	Specimen Common Stock Certificate*
4.3	Specimen Warrant Certificate*
4.4	Form of Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant*
5.1	Opinion of Akin Gump Strauss Hauer & Feld LLP*
10.1	Promissory Note, dated March 3, 2008, issued to Clifton S. Robbins*
10.2	Form of Investment Management Trust Agreement between Continental Stock Transfer & Trust Company and the Registrant*
10.3	Letter Agreement between Blue Harbour Group. L.P. and Registrant regarding administrative services*
10.4	Registration Rights Agreement, dated as of , 2008, among the Registrant, BHG Investors LLC and *
10.5	Securities Purchase Agreement, effective as of March 3, 2008, between the Registrant and BHG Investors LLC*
10.6	Insider Warrants Purchase Agreement, dated as of , 2008, between the Registrant and BHG Investors LLC*
10.7	Form of Indemnity Agreement*
10.8	Warrant, dated March 3, 2008, issued to BHG Investors LLC*
10.9	Securities Assignment Agreement, dated as of , 2008, by and between BHG Investors LLC and *
14	Form of Code of Ethics*
23.1	Consent of Rothstein, Kass & Company, P.C.
23.2	Consent of Akin Gump Strauss Hauer & Feld LLP (included on Exhibit 5.1)*
24	Power of Attorney (included on signature page of this Registration Statement)
99.1	Consent of Marc Lasry*
99.2	Form of Audit Committee Charter*
99.3	Form of Nominating and Corporate Governance Committee Charter*

*
To be filed by amendment.

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$350,000,000 BHG ACQUISITION CORP. 35,000,000 Units
TABLE OF CONTENTS
PROSPECTUS SUMMARY
Our Business
The Offering
RISKS
SUMMARY FINANCIAL DATA
RISK FACTORS
Risks Related to this Offering
CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS
USE OF PROCEEDS
DIVIDEND POLICY
DILUTION
CAPITALIZATION
MANAGEMENT'S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS
PROPOSED BUSINESS
COMPARISON OF THIS OFFERING TO OFFERINGS OF THOSE BLANK CHECK COMPANIES SUBJECT TO RULE 419
MANAGEMENT
PRINCIPAL STOCKHOLDERS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
DESCRIPTION OF SECURITIES
MATERIAL U.S. FEDERAL TAX CONSIDERATIONS
UNDERWRITING
NOTICE TO CANADIAN RESIDENTS
LEGAL MATTERS
EXPERTS
WHERE YOU CAN FIND ADDITIONAL INFORMATION
BHG ACQUISITION CORP. (A Development Stage Company) BALANCE SHEET As of March 4, 2008
BHG ACQUISITION CORP. (A Development Stage Company) STATEMENT OF OPERATIONS For the period from February 26, 2008 (inception) to March 4, 2008
BHG ACQUISITION CORP. (A Development Stage Company)* STATEMENT OF STOCKHOLDER'S EQUITY For the period from February 26, 2008 (inception) to March 4, 2008
BHG ACQUISITION CORP. (A Development Stage Company) STATEMENT OF CASH FLOWS For the period from February 26, 2008 (inception) to March 4, 2008
BHG ACQUISITION CORP. (A Development Stage Company) NOTES TO FINANCIAL STATEMENTS
PART II
INFORMATION NOT REQUIRED IN PROSPECTUS
  Item 13. Other Expenses of Issuance and Distribution.
  Item 14. Indemnification of Directors and Officers.
  Item 15. Recent Sales of Unregistered Securities.
  Item 16. Exhibits and Financial Statement Schedules.
  Item 17. Undertakings.
SIGNATURES
POWER OF ATTORNEY
EXHIBIT INDEX